  Filed Pursuant to Rule 424(b)(1)
  Registration Statement No. 333-282616 and 333-282616-1
PROSPECTUS
$476,121,000 Securitized Utility Tariff Bonds, Series 2024-A
Union Electric Company
Sponsor, Depositor and Initial Servicer
Central Index Key Number: 0000100826
Ameren Missouri Securitization Funding I, LLC
Issuing Entity
Central Index Key Number: 0002039835
Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate	Initial Price to Public(1)	Underwriting Discounts and Commissions	Proceeds to Issuing Entity (Before Expenses)
A-1	8.53	$476,121,000	10/01/2039	10/01/2041	4.850%	99.98855%	0.40%	$474,162,000

(1)
If the securitized utility tariff bonds are delivered to a purchaser after December 20, 2024, such purchaser will pay accrued interest from December 20, 2024, up to, but not including, the date the securitized utility tariff bonds are delivered to such purchaser.

The total initial price to the public is $476,066,484. The total amount of the underwriting discounts and commissions is $1,904,484. The total amount of proceeds to the issuing entity before deduction of expenses (estimated to be $8,443,536) is $474,162,000. The distribution frequency is semi-annually. The first expected payment date is October 1, 2025.
Investing in the Securitized Utility Tariff Bonds involves risks. Please read “Risk Factors” beginning on page 23 in this prospectus to read about factors you should consider before buying the securitized utility tariff bonds.
Union Electric Company d/b/a Ameren Missouri (“Ameren Missouri”), as “sponsor”, is offering $476,121,000 Securitized Utility Tariff Bonds, Series 2024-A, referred to herein as the “securitized utility tariff bonds” or “bonds”, to be issued by Ameren Missouri Securitization Funding I, LLC, as the “issuing entity”. Ameren Missouri is also the “seller”, initial “servicer” and “depositor” with regard to the securitized utility tariff bonds. The securitized utility tariff bonds are senior secured obligations of the issuing entity supported by “securitized utility tariff property”, which includes the right to impose, bill, charge, collect and receive an irrevocable non-bypassable charge, known as “securitized utility tariff charges”, and paid by all existing or future retail customers receiving electrical service from the electrical corporation or its successors or assignees under commission-approved rate schedules, except for customers receiving electrical service under special contracts as of August 28, 2021, even if a retail customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in the State of Missouri. The Securitization Law (as defined below) requires that securitized utility tariff charges be adjusted (or “trued-up”) at least annually, and the Missouri Public Service Commission (the “MoPSC”) has authorized the securitized utility tariff charges to be adjusted semi-annually or more frequently, if necessary, to ensure the expected recovery of securitized utility tariff charge revenues sufficient to timely provide all scheduled payments of principal and interest on the securitized utility tariff bonds and related financing costs, as described further in this prospectus. Credit enhancement for the securitized utility tariff bonds will be provided by such “true-up” mechanisms as well as by accounts held under the indenture.
The securitized utility tariff bonds will be issued pursuant to Section 393.1700 of the Revised Statutes of Missouri (the “Securitization Law”), and an irrevocable amended report and order issued by the MoPSC on August 7, 2024, which became effective on August 17, 2024, approving the issuance of the securitized utility tariff bonds (the “financing order”). The financing order, which became final and not subject to appeal on September 21, 2024, is irrevocable and the MoPSC shall neither reduce, impair, postpone, terminate, or otherwise adjust the securitized utility tariff charges authorized under a financing order, except for the true-up adjustments to the securitized utility tariff charges.
The securitized utility tariff bonds represent obligations only of the issuing entity, Ameren Missouri Securitization Funding I, LLC, and do not represent obligations of the sponsor or any of its affiliates other than the issuing entity. The securitized utility tariff bonds are secured by the collateral, consisting principally of the securitized utility tariff property acquired pursuant to the sale agreement and funds on deposit in the collection account for the securitized utility tariff bonds and related subaccounts. Please read “Security for the Securitized Utility Tariff Bonds” in this prospectus. Neither the State of Missouri nor its political subdivisions are liable for the securitized utility tariff bonds, and the bonds are not a debt or general obligation of the State of Missouri or any of its political subdivisions, agencies or instrumentalities, nor are they indebtedness of the State of Missouri or any agency or political subdivision. The securitized utility tariff bonds do not, directly, indirectly, or contingently, obligate the State of Missouri or any agency, political subdivision, or instrumentality of the State of Missouri to levy any tax or make any appropriation for payment of the securitized utility tariff bonds, other than in their capacity as consumers of electricity.
Interest will accrue on the securitized utility tariff bonds from the date of issuance. The securitized utility tariff bonds are scheduled to pay principal and interest semi-annually on April 1 and October 1 of each year. The first scheduled payment date is October 1, 2025. On each payment date, each securitized utility tariff bond will be entitled to payment of principal but only to the extent funds are available in the collection account after payment of certain fees and expenses and after payment of interest.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The underwriters expect to deliver the securitized utility tariff bonds through the book-entry facilities of The Depository Trust Company for the accounts of its participants, including Clearstream Banking, S.A. and Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in immediately available funds on or about December 20, 2024.
Joint Book-Running Managers
Goldman Sachs & Co. LLC	RBC Capital Markets
Co-Managers
SMBC Nikko	Drexel Hamilton	Ramirez & Co., Inc.
The date of this prospectus is December 10, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement filed with the Securities and Exchange Commission, or “SEC”. This prospectus provides information about the issuing entity, the securitized utility tariff bonds and Union Electric Company d/b/a Ameren Missouri, or “Ameren Missouri”, the depositor, sponsor, seller and initial servicer. This prospectus describes the terms of the securitized utility tariff bonds offered hereby. You should carefully review this prospectus, any free writing prospectus the issuing entity files with the SEC, and the information, if any, contained in the documents referenced in this prospectus under the heading “Where You Can Find More Information”.
References in this prospectus to the term “we”, “us”, or the “issuing entity” mean Ameren Missouri Securitization Funding I, LLC, the entity which will issue the securitized utility tariff bonds. References to the “securitized utility tariff bonds”, unless the context otherwise requires, mean the securitized utility tariff bonds offered pursuant to this prospectus. References to “Ameren Missouri”, the “seller”, the “depositor” or the “sponsor” mean Union Electric Company d/b/a Ameren Missouri. References to the “bondholders” or the “holders” refer to the registered holders of the securitized utility tariff bonds. References to the “securitized utility tariff property” mean the securitized utility tariff property sold to the issuing entity by Ameren Missouri pursuant to the sale agreement and pledged to the payment of the securitized utility tariff bonds. References to the “servicer” refer to Ameren Missouri and any successor servicer under the servicing agreement referred to in this prospectus. References to the “MoPSC” refer to the Missouri Public Service Commission. References to the “Securitization Law” refer to Section 393.1700 of the Revised Statutes of Missouri. Unless the context otherwise requires, references to a “financing order” are to the irrevocable amended report and order issued by the MoPSC as File No. EF-2024-0021, on August 7, 2024, which became effective on August 17, 2024 and became final and not subject to appeal on September 21, 2024. Unless the context otherwise requires, the term “customer” means a “retail electric customer of Ameren Missouri.” Under the Securitization Law, the securitized utility tariff charge will be paid by all existing or future retail customers receiving electrical service from the Ameren Missouri or its successors or assignees under MoPSC-approved rate schedules and located within Ameren Missouri’s service area as such service area existed on the date the financing order was issued, except for customers receiving electrical service under special contracts as of August 28, 2021, even if a retail customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in the State of Missouri. Ameren Missouri does not have any such special contract customers so there will not be any exempt customers. You can find a glossary of some of the other defined terms used in this prospectus on page 136 of this prospectus.
This prospectus includes cross-references to sections in this prospectus where you can find further related discussions. You can also find key topics in the preceding pages. Check the table of contents to locate these sections.
You should rely only on the information contained or incorporated by reference in this prospectus and in any free writing prospectus from us or the underwriters specifying the terms of this offering. Neither the issuing entity nor any underwriter, agent, dealer, salesperson or Ameren Missouri has authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. The securitized utility tariff bonds are not being offered in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and any free writing prospectus is current only as of the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that are necessarily subject to various risks and uncertainties. These statements reflect management’s judgment and opinions that are based on current estimates, expectations and projections about future events and assumptions regarding these events and management’s knowledge of facts as of the date of this prospectus. These forward-looking statements relate to, among other matters, estimated losses, including penalties and fines, associated with various investigations and proceedings; forecasts of capital expenditures; forecasts of expense reduction; estimates and assumptions used in critical accounting estimates, including those relating to insurance receivables, regulatory assets and liabilities, environmental remediation, litigation, third-party claims, and other liabilities; and the level of future equity or debt issuances. Forward-looking statements are often accompanied by forward-looking words such as “anticipates,” “believes,” “expects,” “estimates,” “forecasts,” “should,” “could,” “may,” “seeks,” “intends,” “proposed,” “projects,” “planned,” “target,” “outlook,” “remain confident,” “goal,” “will” or other words of similar meaning. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the forward-looking information include, but are not limited to:
•
regulatory, judicial, or legislative actions, and any changes in regulatory policies;

•
the accuracy of the servicer’s estimates of market demand and prices for energy;

•
the accuracy of the servicer’s estimates of industrial, commercial and residential growth;

•
the accuracy of the servicer’s forecast of electrical consumption or the payment of securitized utility tariff charges;

•
the effects on energy prices and demand for Ameren Missouri’s services resulting from technological advances, including advances in customer energy efficiency, electric vehicles, electrification of various industries, energy storage, and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•
the impact of weather conditions and other natural phenomena on Ameren Missouri and Ameren Missouri’s customers, including the impact of system outages;

•
changes in market demand and demographic patterns;

•
the operating performance of Ameren Missouri’s facilities and the facilities of third party suppliers of electric energy;

•
the impacts of pandemics or other significant global health events, acts of sabotage or terrorism, including cyberattacks, and other geopolitical conditions; and

•
other factors discussed in this prospectus.

You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the issuing entity will undertake no obligation to update or revise any forward-looking statement, including unanticipated events, after the date on which such statement is made, except as required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

OFFERING RESTRICTIONS IN CERTAIN JURISDICTIONS
NOTICE TO RESIDENTS OF THE EUROPEAN ECONOMIC AREA
THE SECURITIZED UTILITY TARIFF BONDS ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO, ANY RETAIL INVESTORS IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (1) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); (2) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (3) NOT A QUALIFIED INVESTOR (“QUALIFIED INVESTOR”) WITHIN THE MEANING OF REGULATION 2017/1129 (AS AMENDED, THE “PROSPECTUS REGULATION”). CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “PRIIPS REGULATION”) FOR OFFERING OR SELLING THE SECURITIZED UTILITY TARIFF BONDS OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED; AND THEREFORE OFFERING OR SELLING THE SECURITIZED UTILITY TARIFF BONDS OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE PRIIPS REGULATION.
THIS PROSPECTUS IS NOT A PROSPECTUS FOR PURPOSES OF THE PROSPECTUS REGULATION. THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF SECURITIZED UTILITY TARIFF BONDS IN ANY MEMBER STATE OF THE EEA (EACH, A “RELEVANT STATE”) WILL BE MADE ONLY PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS REGULATION FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF SECURITIZED UTILITY TARIFF BONDS. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT STATE OF SECURITIZED UTILITY TARIFF BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS REGULATION, IN RELATION TO SUCH OFFER. NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER HAVE AUTHORISED, NOR WILL THEY AUTHORISE, THE MAKING OF ANY OFFER OF SECURITIZED UTILITY TARIFF BONDS IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PUBLISH A PROSPECTUS FOR SUCH OFFER.
ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF SECURITIZED UTILITY TARIFF BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS PROSPECTUS MAY DO SO ONLY WITH RESPECT TO QUALIFIED INVESTORS. NEITHER WE NOR ANY UNDERWRITER HAS AUTHORIZED, NOR DO WE OR THEY AUTHORIZE, THE MAKING OF ANY OFFER OF SECURITIZED UTILITY TARIFF BONDS OTHER THAN TO QUALIFIED INVESTORS.
ANY DISTRIBUTOR SUBJECT TO MIFID II THAT IS OFFERING, SELLING OR RECOMMENDING THE SECURITIZED UTILITY TARIFF BONDS IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE SECURITIZED UTILITY TARIFF BONDS AND DETERMINING ITS OWN DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF AMEREN MISSOURI, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.
EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE, AND WILL NOT OFFER, SELL OR OTHERWISE

MAKE AVAILABLE, ANY SECURITIZED UTILITY TARIFF BONDS WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS PROSPECTUS TO ANY RETAIL INVESTOR (AS DEFINED ABOVE) IN THE EEA. FOR THIS PURPOSE, THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE SECURITIZED UTILITY TARIFF BONDS SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE SECURITIZED UTILITY TARIFF BONDS.
NOTICE TO RESIDENTS OF UNITED KINGDOM
THE SECURITIZED UTILITY TARIFF BONDS ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE UNITED KINGDOM (“UK”). FOR THE PURPOSES OF THIS PROVISION:
(A)
THE EXPRESSION “RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(I)
A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) NO 2017/565 AS IT FORMS PART OF DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (“EUWA”); OR

(II)
A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) OF THE UK AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF DOMESTIC LAW OF THE UK BY VIRTUE OF THE EUWA; OR

(III)
NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE PROSPECTUS REGULATION AS IT FORMS PART OF DOMESTIC LAW IN THE UK BY VIRTUE OF THE EUWA (THE “UK PROSPECTUS REGULATION”); AND

(B)
THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE SECURITIZED UTILITY TARIFF BONDS TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE SECURITIZED UTILITY TARIFF BONDS.

CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF DOMESTIC LAW IN THE UK BY VIRTUE OF THE EUWA, AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE SECURITIZED UTILITY TARIFF BONDS OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE SECURITIZED UTILITY TARIFF BONDS OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.
THIS PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF SECURITIZED UTILITY TARIFF BONDS IN THE UK WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE UK PROSPECTUS REGULATION FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF SECURITIZED UTILITY TARIFF BONDS. THIS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION.
THIS PROSPECTUS AND ANY OTHER MATERIAL IN RELATION TO THE SECURITIZED UTILITY TARIFF BONDS IS ONLY BEING DISTRIBUTED TO, AND IS DIRECTED ONLY AT, PERSONS IN THE UK WHO ARE “QUALIFIED INVESTORS” (AS DEFINED IN THE UK PROSPECTUS REGULATION) WHO ARE ALSO (I) INVESTMENT PROFESSIONALS FALLING

WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “ORDER”), OR (II) HIGH NET WORTH ENTITIES OR OTHER PERSONS FALLING WITHIN ARTICLES 49(2)(A) TO (D) OF THE ORDER, OR (III) PERSONS TO WHOM IT WOULD OTHERWISE BE LAWFUL TO DISTRIBUTE IT, ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS.” THE SECURITIZED UTILITY TARIFF BONDS ARE ONLY AVAILABLE TO, AND ANY INVITATION, OFFER OR AGREEMENT TO SUBSCRIBE, PURCHASE OR OTHERWISE ACQUIRE SUCH SECURITIZED UTILITY TARIFF BONDS WILL BE ENGAGED IN ONLY WITH, RELEVANT PERSONS. ANY PERSON IN THE UK THAT IS NOT A RELEVANT PERSON SHOULD NOT ACT OR RELY ON THIS PROSPECTUS OR ITS CONTENTS. THE SECURITIZED UTILITY TARIFF BONDS ARE NOT BEING OFFERED TO THE PUBLIC IN THE UK.
ANY DISTRIBUTOR SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE SECURITIZED UTILITY TARIFF BONDS AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, AMEREN MISSOURI OR ANY OF THE UNDERWRITERS MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.
IN ADDITION, IN THE UK, EACH UNDERWRITER HAS REPRESENTED AND AGREED IN THE UNDERWRITING AGREEMENT THAT THE SECURITIZED UTILITY TARIFF BONDS MAY NOT BE OFFERED OTHER THAN BY AN UNDERWRITER THAT:
•
HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE SECURITIZED UTILITY TARIFF BONDS IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY; AND

•
HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE SECURITIZED UTILITY TARIFF BONDS IN, FROM OR OTHERWISE INVOLVING THE UK.

NOTICE TO RESIDENTS OF CANADA
IN CANADA THE OFFERING OF THE SECURITIZED UTILITY TARIFF BONDS IS BEING MADE ON A PRIVATE PLACEMENT BASIS IN RELIANCE ON EXEMPTIONS FROM THE PROSPECTUS REQUIREMENTS IN THE RELEVANT PROVINCES. THE SECURITIZED UTILITY TARIFF BONDS MAY BE SOLD IN CANADA ONLY IN THE PROVINCES OF ALBERTA, BRITISH COLUMBIA AND ONTARIO AND ONLY TO PURCHASERS WHO ARE NOT INDIVIDUALS, PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND THAT ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. Any offer and sale of the SECURITIZED UTILITY TARIFF BONDS IN ANY SUCH PROVINCE MAY ONLY BE MADE THROUGH AN UNDERWRITER THAT IS PROPERLY REGISTERED UNDER THE SECURITIES LEGISLATION OF THE APPLICABLE PROVINCE OR, ALTERNATIVELY, BY AN UNDERWRITER THAT QUALIFIES UNDER AND IS RELYING UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREIN. ANY RESALE OF THE SECURITIZED UTILITY TARIFF BONDS MUST BE MADE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS, WHICH WILL VARY DEPENDING ON THE RELEVANT JURISDICTION, AND WILL REQUIRE AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE

REGISTRATION AND PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS. CANADIAN PURCHASERS ARE ADVISED TO SEEK LEGAL ADVICE PRIOR TO ANY RESALE OF THE SECURITIES.
SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.
PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

PROSPECTUS SUMMARY OF TERMS
The following section is only a summary of selected information and does not provide you with all the information you will need to make your investment decision. There is more detailed information in this prospectus. To understand all of the terms of the offering of the securitized utility tariff bonds, carefully read this entire prospectus. You should carefully consider the Risk Factors beginning on page 23 of this prospectus before you invest in the securitized utility tariff bonds.
Securities Offered:
$476,121,000 Securitized Utility Tariff Bonds, Series 2024-A, scheduled to pay principal semi-annually in accordance with the expected amortization table in this prospectus.
Tranche	Principal Amount
A-1	$476,121,000
Issuing Entity and Capital Structure:
The issuing entity is a special purpose Delaware limited liability company. Ameren Missouri is our sole member and owns all of our equity interests. The issuing entity has no commercial operations. The issuing entity was formed solely to purchase, own and administer securitized utility tariff property, issue securitized utility tariff bonds secured by securitized utility tariff property and perform activities incidental thereto and our organizational documents prohibit us from engaging in any other activity except as specifically authorized by the financing order. The securitized utility tariff bonds are the only series of securitized utility tariff bonds which the issuing entity will issue. Please read “Ameren Missouri Securitization Funding I, LLC, The Issuing Entity” in this prospectus.
The issuing entity will be capitalized with an upfront cash deposit by Ameren Missouri of 0.50% of the Securitized Utility Tariff Bonds, Series 2024-A’s initial aggregate principal amount issued (to be held in the capital subaccount to secure the securitized utility tariff bonds) and will have an excess funds subaccount to retain, until the next payment date, any amounts collected and remaining after all scheduled payments due on such payment date for the securitized utility tariff bonds have been made.
Issuing Entity’s Address and Telephone Number:
1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222
The Depositor, Sponsor, Seller and Initial Servicer:
Ameren Missouri, a Missouri corporation incorporated in 1902 and headquartered in St. Louis, Missouri, is a rate regulated electrical corporation engaged in the generation, transmission, distribution and sale of electricity in central and eastern Missouri, including the Greater St. Louis area. Ameren Missouri is regulated by the MoPSC and the Federal Energy Regulatory Commission (the “FERC”).
Ameren Missouri is a wholly-owned subsidiary of Ameren Corporation (“Ameren”). Ameren also owns Ameren Illinois (“Ameren Illinois”), a rate regulated electrical Illinois corporation. As of September 30, 2024, Ameren Missouri provided electricity to approximately 1.3 million customers in the State of Missouri and provided gas to approximately 100,000 customers in the State of

Missouri. As of September 30, 2024, Ameren Missouri’s customer base included an average of 1,093,187 residences, 163,226 commercial firms, 3,583 industrials, and 1,748 municipalities and other public authorities.
Ameren Missouri, acting as the initial servicer, and any successor servicer, referred to in this prospectus as the servicer, will service the securitized utility tariff property under a servicing agreement with the issuing entity. Please read “The Depositor, Seller, Initial Servicer and Sponsor” and “The Servicing Agreement” in this prospectus
Ameren Missouri’s Address and Telephone Number:
1901 Chouteau Avenue
St. Louis, Missouri 63103
(314) 621-3222
Trustee:
The Bank of New York Mellon Trust Company, N.A., a national banking association, will act as trustee under a new indenture to be entered into pursuant to which the securitized utility tariff bonds will be issued (the “indenture”). Please read “The Trustee” in this prospectus for a description of the trustee’s duties and responsibilities under the indenture.
Purpose of Transaction:
This issuance of bonds will enable Ameren Missouri to finance certain energy transition costs that it incurs as a result of the retirement of one of its coal-fired generating plants, the Rush Island Energy Center (“Rush Island”) and which are eligible for recovery under the Securitization Law. Please read “The Securitized Utility Tariff Property and the Securitization Law” and “Ameren Missouri’s Financing Order” in this prospectus.
Transaction Overview:
The Securitization Law allows the recovery of energy transition costs by certain electrical corporations through the issuance of securitized utility tariff bonds. The Securitization Law establishes a process to obtain a financing order under which the MoPSC is allowed to authorize an electrical corporation (or its successors) to impose, bill, charge, collect and receive from its customers a non-bypassable, securitized utility tariff charge to recover energy transition costs. The amount and terms for collections of these securitized utility tariff charges are governed by the financing order issued to an electrical corporation by the MoPSC. The Securitization Law permits an electrical corporation to transfer its rights and interests under a financing order, including the right to impose, bill, charge, collect and receive securitized utility tariff charges, to a special purpose entity formed by the electrical corporation to issue securitized utility tariff bonds secured by the right to receive revenues arising from the securitized utility tariff charges. The electrical corporation’s right to impose, bill, charge, collect and receive the securitized utility tariff charges, and all revenues, collections, claims, rights to payments, payments, money, or proceeds arising from the rights and interests specified in the financing order upon transfer to the issuing entity, constitute securitized utility tariff property.
Rush Island is a coal-fired generating facility located on a 500-acre site on the west side of the Mississippi River in Festus, Missouri with two separate units, each with a capacity of approximately 645 MW. Rush Island is expected to be retired on or about October 15, 2024.

On August 7, 2024, the MoPSC issued an amended report and order to Ameren Missouri to enable Ameren Missouri to recover $461,418,810 (based on an October 15, 2024 retirement of Rush Island) of energy transition costs, plus applicable carrying costs plus upfront financing costs relating to the retirement of Rush Island. References in this prospectus to the “financing order,” unless the context indicates otherwise, mean the amended report and order issued by the MoPSC on August 7, 2024. Please read “Ameren Missouri’s Financing Order” in this prospectus for a more comprehensive description of the financing order and related proceedings and for a description of the energy transition costs authorized in the financing order, which the depositor also refers to in this prospectus as “securitized utility tariff costs.”
The primary transactions underlying the offering of the securitized utility tariff bonds are as follows:
•
Ameren Missouri will sell securitized utility tariff property to the issuing entity in exchange for the net proceeds from the sale of the securitized utility tariff bonds;

•
the issuing entity will sell the securitized utility tariff bonds, which will be secured primarily by the securitized utility tariff property, to the underwriters; and

•
Ameren Missouri will act as the initial servicer of the securitized utility tariff property.

The securitized utility tariff bonds are not obligations of the trustee, the issuing entity’s managers, Ameren Missouri, Ameren or any of their respective affiliates other than the issuing entity. Neither the State of Missouri nor its political subdivisions are liable on the securitized utility tariff bonds, and the bonds are not a debt or general obligation of the State of Missouri or any of its political subdivisions, agencies or instrumentalities, nor are they special obligations or indebtedness of the State of Missouri or any agency or political subdivision. The securitized utility tariff bonds do not, directly, indirectly, or contingently, obligate the State of Missouri or any agency, political subdivision, or instrumentality of the State of Missouri to levy any tax or make any appropriation for payment of the securitized utility tariff bonds, other than in their capacity as consumers of electricity.
Diagram of Transaction:
The following diagram represents a general summary of the structure of the securitized utility tariff bonds offered, flow of funds and relationships among the parties:

Flow of Funds:
The following chart represents a general summary of the flow of funds:

Securitized Utility Tariff Property, Securitized Utility Tariff Charges and the True-Up Mechanism:
In general terms, all of the rights and interests of Ameren Missouri under the financing order that are transferred to the issuing entity pursuant to the sale agreement are referred to in this prospectus as the “securitized utility tariff property”. The securitized utility tariff property consists of all of Ameren Missouri’s rights and interests established under the financing order transferred to the issuing entity in connection with the issuance of the securitized utility tariff bonds, including (i) the right and interests of Ameren Missouri under the financing order, including the right to impose, bill, charge, collect and receive the securitized utility tariff charges authorized under the financing order, including all rights to obtain adjustments of such charges as authorized by provisions of the Securitization Law and the financing order, and (ii) all revenues, collections, claims, payments, rights to payment, moneys, or proceeds of or arising from rights or interests specified in the financing order, regardless of whether such revenues, collections, claims, rights to payment, payments, money, or proceeds are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money or proceeds. Securitized utility tariff property is a present intangible property right created by the Securitization Law and the financing order and is protected by the State Pledge in the Securitization Law described below.
Non-bypassable means that the issuing entity will be entitled to collect securitized utility tariff charges from all existing or future retail customers receiving electrical service from Ameren Missouri or its successor or assignees and located in Ameren Missouri’s service area as such service area existed on the date the financing order was issued, even if a retail customer elects to purchase electricity from an alternative electric supplier following a fundamental change in regulation of public utilities in the State of Missouri. Therefore, in general, customers can only avoid paying securitized utility tariff charges if they move out of Ameren Missouri’s service territory or terminate all service. Please read “Ameren Missouri’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Approves the Methodology used to Calculate the Securitized Utility Tariff Charges” in this prospectus.
The financing order approves the methodology by which the securitized utility tariff charges will be calculated and adjusted from time to time by the servicer pursuant to the issuance advice letter and true-up advice letters submitted to the MoPSC as described below. Pursuant to the financing order, the securitized utility tariff charge will be assessed to all customers at an equal charge per kWh that is adjusted for line losses determined for each voltage level class. Please read “Ameren Missouri’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Approves the Methodology used to Calculate the Securitized Utility Tariff Charges” in this prospectus.
The true-up is designed to (a) correct any undercollections or overcollections that may have occurred and otherwise ensure that the SPE receives remittances from securitized utility tariff charges that are required to satisfy the total securitized revenue requirement, including without limitation any overcollections or undercollections caused by defaults, during the time since the last true-up; and (b) ensure the billing of securitized utility tariff charges necessary to generate the collection of amounts sufficient to timely provide all payments of scheduled principal and interest (or deposits to sinking funds in respect of principal and interest) and any other amounts due in connection with the securitized utility tariff bonds (including ongoing financing costs and amounts required to be deposited in or allocated to any collection account or subaccount) during the period for which such adjusted securitized utility tariff charges are to be in effect.
The servicer may make a true-up adjustment to adjust the securitized utility tariff charges to ensure the recovery of revenues are sufficient to provide for the timely payment of the periodic payment requirement. Standard true-up adjustments will be made on a semi-annual basis (and beginning 12 months prior to the scheduled final payment date, on a quarterly basis) and, if necessary if the servicer forecasts undercollections, on an interim basis.
There is no “cap” on the level of securitized utility tariff charges that may be imposed on customers in order to timely pay scheduled principal and interest on the securitized utility tariff bonds and related financing costs.
The Collateral:
The securitized utility tariff bonds are secured only by the collateral. The principal asset securing the securitized utility tariff bonds will be the securitized utility tariff property, acquired by the issuing entity pursuant to the sale agreement, which is a present property right created under the Securitization Law by the financing order issued by the MoPSC. The collateral also includes:
•
the securitized utility tariff property created under and pursuant to the financing order and the Securitization Law and transferred by the seller to the issuing entity pursuant to the sale agreement (including, to the fullest extent permitted by law, the right, title, and interest of the issuing entity (i) in and to the securitized utility tariff charges, including all rights to true-up adjustments to the securitized utility tariff charges in accordance with the Securitization Law and the financing order and (ii) to be paid the amount that is determined in a financing order to be the amount that the seller and issuing entity is lawfully entitled to receive pursuant to the provisions of the Securitization Law and the proceeds thereof, and in and to all revenues, collections, claims, payments, moneys, or proceeds of or arising from the securitized utility tariff charges);

•
all securitized utility tariff charges related to the securitized utility tariff property;

•
the sale agreement and all property and interests in property transferred to the issuing entity under the sale agreement with respect to the securitized utility tariff property and the securitized utility tariff bonds;

•
the servicing agreement, the administration agreement, any intercreditor agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, if any, to the extent related to the foregoing securitized utility tariff property and the securitized utility tariff bonds;
•
the collection account, all subaccounts thereof, and all amounts of cash instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto;

•
all rights to compel the servicer to file for and obtain adjustments to the securitized utility tariff charges in accordance with Section 393.1700.2(3)(c)e. of the Securitization Law, the financing order or the securitized utility tariff charge rider SUR filed in connection therewith;

•
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute securitized utility tariff property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property with respect to the securitized utility tariff bonds;

•
all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations with respect to the securitized utility tariff bonds related to the foregoing; and

•
all payments on or under, and all proceeds in respect of, any or all of the foregoing with respect to the securitized utility tariff bonds.

The collateral does not extend to amounts deposited with the issuing entity on the issuance date required for payment of costs of issuance with respect to the securitized utility tariff bonds (together with any interest earnings thereon).
The subaccounts consist of a capital subaccount, which will be funded at closing in the amount of 0.50% of the initial aggregate principal amount of the securitized utility tariff bonds, a general subaccount, into which the servicer will deposit all securitized utility tariff charge collections, and an excess funds subaccount, into which the issuing entity will transfer any amounts collected and remaining on a payment date after all payments to bondholders and other parties have been made. Amounts on deposit in each of these subaccounts will be available to make payments on the securitized utility tariff bonds on each payment date. For a description of the securitized utility tariff property, please read “The Securitized Utility Tariff Property and the Securitization Law” in this prospectus.
State Pledge:
Under the Securitization Law, the State of Missouri and its agencies, including the MoPSC, pledge and agree with holders, the owners of the securitized utility tariff property, and other financing parties that the state and its agencies will not: (a) alter the provisions of the Securitization Law, which authorize the MoPSC to create an irrevocable contract right or chose in action by the issuance of a financing order, to create securitized utility tariff property, and make the securitized utility tariff charges imposed by a financing order irrevocable, binding, or non-bypassable charges for all existing and future retail customers of Ameren Missouri or its successors or assignees; (b) take or permit any action that impairs or would impair the value of securitized utility tariff property or the security for the bonds or revises the securitized utility tariff costs for which recovery is authorized under the financing order; (c) in any way impair the rights and remedies of the holders, assignees, and other financing parties; or (d) except for changes made pursuant to the true-up adjustment, reduce, alter, or impair securitized utility tariff charges that are to be imposed, billed, charged, collected, and remitted for the benefit of the holders, any assignee, and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the bonds have been paid and performed in full (collectively, the “State Pledge”). The State Pledge does not preclude limitation or alteration if full compensation is made by law for the full protection of the securitized utility tariff charges collected pursuant to a financing order and of the holders and any assignee or financing party entering into a contract with Ameren Missouri.
Initial Securitized Utility Tariff Charge as a Percentage of Customer’s Bill:
The initial securitized utility tariff charge for the securitized utility tariff bonds offered hereby is expected to represent approximately 1.8% of the total electric bill, as of October 2024, received by a 1,000 kWh residential customer of Ameren Missouri.
Payment Dates:
Semi-annually, on April 1 and October 1, and on the scheduled final payment date or final maturity date. The first scheduled payment date is October 1, 2025.
Interest Rates:
Interest is due on each payment date. Interest will accrue with respect to the securitized utility tariff bonds on a 30/360 basis at the interest rate specified in the table below:
Tranche	Interest Rate
A-1	4.850%
Principal Payments and Record Dates and Payment Sources:
If any payment date is not a business day, payments scheduled to be made on such date may be made on the next succeeding business day and no interest shall accrue upon such payment during the intervening period.
The issuing entity will pay interest on the securitized utility tariff bonds before the issuing entity will pay the principal of the securitized utility tariff bonds. Please read “Description of the Securitized Utility Tariff Bonds — Principal Payments” in this prospectus.
The issuing entity will be scheduled to make payments of principal on each payment date in accordance with the expected sinking fund schedule included in this prospectus.
Principal is due upon the final maturity date. Failure to pay the entire outstanding principal amount by the final maturity date will result in an event of default.

Failure to pay a scheduled principal payment on any payment date or the entire outstanding amount of the securitized utility tariff bonds by the scheduled final payment date will not result in a default. The failure to pay the entire outstanding principal balance of the securitized utility tariff bonds will result in a default only if such payment has not been made by the final maturity date.
If there is a shortfall in the amounts available to make principal payments on the securitized utility tariff bonds that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal from the collection account based on the principal amount then due and payable on the payment date.
Weighted Average Life:	Tranche	Expected Weighted Average Life (years)
	A-1	8.53

Scheduled Final Payment Date and Final Maturity Date:
The scheduled final payment date and final maturity date for the securitized utility tariff bonds will be as set forth in the table below:
Tranche	Scheduled Final Payment Date	Final Maturity Date
A-1	10/01/2039	10/01/2041

Optional Redemption:
None. Non-call for the life of the securitized utility tariff bonds.
Mandatory Redemption:
None. The issuing entity is not required to redeem the securitized utility tariff bonds at any time prior to maturity.
Priority of Payments:
On each payment date for the securitized utility tariff bonds (or any other date as directed by the servicer with respect to ongoing financing costs in clause (4) below, payable prior to the next payment date), the trustee will with respect to the securitized utility tariff bonds, pay or allocate, solely at the written direction of the servicer, all amounts on deposit in the collection account (including investment earnings thereon) to pay the following amounts in the following priority:
1.
amounts owed by the issuing entity to the trustee, the trustee’s fees, expenses and any outstanding indemnity amounts owed to the trustee in an amount not to exceed $200,000 per annum (the “Trustee Cap”); provided, however, that the Trustee Cap shall be disregarded and inapplicable upon the acceleration of the securitized utility tariff bonds following the occurrence of an event of default;

2.
the servicing fee due on such payment date and any unpaid servicing fees from prior payment dates to the servicer;

3.
the administration fee due on such payment date and the fees owed to the issuing entity’s independent manager due on such payment date;

4.
all of the issuing entity’s other ordinary periodic ongoing financing costs relating to the securitized utility tariff bonds not described above except for income taxes;

5.
interest then due on the securitized utility tariff bonds, including any past-due interest;

6.
principal then due and payable on the securitized utility tariff bonds as a result of an event of default or on the final maturity date for the securitized utility tariff bonds;

7.
scheduled principal payments of securitized utility tariff bonds according to its expected sinking fund schedule, together with any overdue scheduled principal payments;

8.
any remaining unpaid fees, expenses and indemnity amounts owed to the trustee;

9.
any other unpaid ongoing financing costs, including any income taxes, relating to the securitized utility tariff bonds and any remaining amounts owed pursuant to the basic documents;

10.
replenishment of any amounts drawn from the capital subaccount;

11.
provided that no event of default has occurred and is continuing, release to Ameren Missouri an amount representing a return on its capital contribution calculated at 6.82% per annum;

12.
the remainder, if any, to the excess funds subaccount for distribution on subsequent payment dates; and

13.
after principal of and premium, if any, and interest on all securitized utility tariff bonds and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the capital subaccount and the excess funds subaccount), if any, shall be paid to Ameren Missouri free and clear from the lien of the indenture and the series supplement and credited to customers through normal ratemaking processes.

The annual servicing fee for the securitized utility tariff bonds in clause (2) above payable to Ameren Missouri while it is acting as servicer shall be $238,061 (0.05% of the initial aggregate principal amount of the securitized utility tariff bonds) per annum. The annual servicing fee for the securitized utility tariff bonds payable to any other servicer not affiliated with Ameren Missouri must not at any time exceed 0.60% of the original principal amount of the securitized utility tariff bonds unless such higher rate is approved by the MoPSC and would not cause any of the then current credit ratings of the securitized utility tariff bonds to be suspended, withdrawn, or downgraded. The annual administration fee in clause (3) above will be $50,000 per annum, plus reimbursable third-party costs (“reimbursable third-party costs”). There are no limits on the amount of reimbursable third-party costs under the administration agreement described above. The annual servicing fee payable to Ameren Missouri is a function of the aggregate principal amount of securitized utility tariff bonds sold hereby and will be set forth in the final prospectus. Please read “Ameren Missouri’s Financing Order — Issuance Advice Letter” and “Security for the Securitized

Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus.
Issuance of Additional Securitization Bonds:
In addition, Ameren Missouri may, from time to time, seek approval from the MoPSC to issue securities similar to the securitized utility tariff bonds secured by non-bypassable charges similar to the securitized utility tariff charges to recover discrete costs that are eligible to be financed under the Securitization Law or other legislation similar to the Securitization Law, and have been authorized by the MoPSC. Such similar bonds are referred to as “additional securitization bonds.”
Any additional securitization bonds would be secured by separate property created by a separate financing order or orders. Ameren Missouri has covenanted in the sale agreement that the satisfaction of the rating agency condition and the execution of an intercreditor agreement is a condition precedent to the sale of property consisting of non-bypassable charges payable by customers comparable to the securitized utility tariff property sold by Ameren Missouri pursuant to the sale agreement. Please read “Risk Factors — Other Risks Associated with an Investment in the Securitized Utility Tariff Bonds — Ameren Missouri may sponsor additional issuances of securitization bonds” and “The Sale Agreement — Covenants of the Seller” in this prospectus.
The financing order requires that, if any amounts collected by the servicer represent partial payments of the total bill to a customer, first dollars collected of such payments shall be attributed to past due balances, if any, and the remainder shall be allocated ratably among the securitized utility tariff charges and other amounts due for that given prior or current period bill in proportion to their percentage of the overall bill. Please read “The Servicing Agreement — Remittances to Collection Account” in this prospectus.
Credit Enhancement:
Credit enhancement for the securitized utility tariff bonds, which is intended to protect you against losses or delays in scheduled payments on the securitized utility tariff bonds, will be as follows:
•
The MoPSC will approve adjustments to the securitized utility tariff charges, but only upon petition of the servicer, to make up for any shortfall, due to any reason, or reduce any excess in collected securitized utility tariff charges. The issuing entity will sometimes refer to these adjustments as the “true-up adjustments” or the “true-up mechanism.” These adjustments will be made semi-annually (and at least quarterly beginning 12 months prior to the last scheduled final payment date of the securitized utility tariff bonds), and if determined necessary by the servicer, more frequently, to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the securitized utility tariff bonds. Please read “Ameren Missouri’s Financing Order — Securitized Utility Tariff Charges” in this prospectus.

•
Collection Account — Under the indenture, the trustee will hold a collection account for the securitized utility tariff bonds, divided into various subaccounts. The primary subaccounts for credit enhancement purposes are:

•
the general subaccount — the trustee will deposit into the general subaccount all securitized utility tariff charge collections remitted to it by the servicer;

•
the capital subaccount — Ameren Missouri will deposit an amount equal to 0.50% of the securitized utility tariff bonds principal amount issued into the capital subaccount on the date of issuance of the securitized utility tariff bonds; and

•
the excess funds subaccount — any excess amount of collected securitized utility tariff charges and investment earnings will be held in the excess funds subaccount.

Reports to Bondholders:
Pursuant to the indenture, the trustee will make available on its website (currently located at https://gctinvestorreporting.bnymellon.com) to the holders of record of the securitized utility tariff bonds regular reports prepared by the servicer containing information concerning, among other things, the issuing entity and the collateral. Unless and until the securitized utility tariff bonds are issued in definitive certificated form, the reports will be provided to The Depository Trust Company. The reports will be available to beneficial owners of the securitized utility tariff bonds upon written request to the trustee or the servicer. These reports will not be examined and reported upon by an independent public accountant. In addition, no independent public accountant will provide an opinion thereon.
Please read “Description of the Securitized Utility Tariff Bonds — Reports to Bondholders” in this prospectus.
Servicing Compensation:
The issuing entity will pay the servicer on each payment date the servicing fee with respect to the securitized utility tariff bonds. As long as Ameren Missouri or any affiliated entity acts as servicer, this fee will be 0.05% of the initial aggregate principal amount of the securitized utility tariff bonds per annum. The annual servicing fee for the securitized utility tariff bonds payable to any other servicer not affiliated with Ameren Missouri must not at any time exceed 0.60% of the original principal amount of the securitized utility tariff bonds unless such higher rate is approved by the MoPSC and would not cause any of the then current credit ratings of the securitized utility tariff bonds to be suspended, withdrawn, or downgraded. In no event will the trustee be liable for any servicing fee in its individual capacity.
U.S. Federal Income Tax
Status:
In the opinion of Hunton Andrews Kurth LLP (“Hunton”) counsel to the issuing entity and to Ameren Missouri, solely for U.S. federal income tax purposes, (1) the issuance of the securitized utility tariff bonds will be a “qualifying securitization” within the meaning of Revenue Procedure 2005-62, 2005-2 C.B. 507 (the “Revenue Procedure”), (2) the securitized utility tariff bonds will be characterized as obligations of Ameren Missouri as expressly set forth in Section 6.02 of the Revenue Procedure, (3) the issuing entity will not be treated as a taxable entity separate and apart from Ameren Missouri (the issuing entity’s sole member), and (4) Ameren Missouri will not be treated as recognizing gross income upon the issuance of the securitized utility tariff bonds. If you purchase a beneficial interest in any securitized utility tariff bond, you agree by your purchase to treat the securitized utility tariff bonds as debt of Ameren Missouri (the issuing entity’s sole member) for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus.
ERISA Considerations:
Employee benefit plans, plans and other entities that are subject to ERISA, Section 4975 of the Internal Revenue Code or similar law and investors acting on behalf of, or using assets of, such employee benefit plans, plans or entities may acquire the securitized utility tariff bonds subject to specified conditions. The acquisition, holding or disposition of the securitized utility tariff bonds could be treated as a direct or indirect non-exempt prohibited transaction under ERISA and/or Section 4975 of the Internal Revenue Code, or in the case of an employee benefit plan, plan or entity subject to similar law, could be treated as a direct or indirect violation of similar law. Accordingly, by acquiring the securitized utility tariff bonds, each investor that is, or is acting on behalf of, or using assets of, such an employee benefit plan, plan or entity subject to ERISA, Section 4975 of the Internal Revenue Code or similar law will be deemed to certify that the acquisition, holding and subsequent disposition of the securitized utility tariff bonds will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code or, in the case of an employee benefit plan, plan or entity that is subject to similar law, will not constitute or result in a violation of similar law. Please read “ERISA Considerations” in this prospectus.
Credit Ratings:
The issuing entity expects the securitized utility tariff bonds will receive credit ratings from at least two nationally recognized statistical rating organizations. Please read “Ratings for the Securitized Utility Tariff Bonds” in this prospectus.
Use of Proceeds:
Proceeds will be used to pay expenses of issuance and to purchase the securitized utility tariff property from Ameren Missouri. In accordance with the financing order, Ameren Missouri will use the proceeds it receives from the sale of the securitized utility tariff property to recover the energy transition costs incurred by Ameren Missouri in connection with the retirement of Rush Island as approved in the financing order, including to pay down a portion of its existing short term debt.
Ameren Missouri has determined that the retirement of Rush Island is in alignment with the 2021 Green Bond Principles of the International Capital Market Association (“ICMA”). The retirement of Rush Island supports Ameren Missouri’s transition to cleaner energy while focusing on maintaining system reliability and customer affordability. Please read “Use of Proceeds” in this prospectus.
1940 Act Registration:
The issuing entity will be relying on an exclusion from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”) contained in Rule 3a-7 under the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity will be structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.
Credit Risk Retention:
The securitized utility tariff bonds are not subject to the 5% risk retention requirements imposed by Section 15G of the Securities

Exchange Act of 1934 or the Exchange Act due to the exemption provided in Rule 19(b)(8) of the risk retention regulations in 17 C.F.R. Part 246 of the Exchange Act or Regulation RR. For information regarding the requirements of the European Union Securitization Regulation as to risk retention and other matters, please read “Risk Factors — Other Risks Associated with an Investment in the Securitized Utility Tariff Bonds — Regulatory provisions affecting certain investors could adversely affect the liquidity of the securitized utility tariff bonds” in this prospectus.
Minimum Denomination:
$2,000, or integral multiples of $1,000 in excess thereof.
Expected Settlement:
On or about December 20, 2024, settling flat. DTC, Clearstream and Euroclear.

SUMMARY OF RISK FACTORS
Set forth below is a summary of the material risk factors which you should consider before deciding whether to invest in the securitized utility tariff bonds. These risks can affect the timing or ultimate payment of the securitized utility tariff bonds and value of your security. A description of such risk factors in greater details follows this summary.
Limited Source of Payment for the Securitized Utility Tariff Bonds:   The only source of funds for the securitized utility tariff bonds is the securitized utility tariff property and the other limited moneys held by the trustee. At the time of issuance of the securitized utility tariff bonds, the issuing entity will have no other assets and the securitized utility tariff bonds are non-recourse to Ameren Missouri. Therefore, the sources for repayment of the securitized utility tariff bonds are limited. You must rely for payment of the securitized utility tariff bonds solely upon the Securitization Law, state and federal constitutional rights to enforcement of the provisions of the Securitization Law, the irrevocable financing order, collections of the securitized utility tariff charges and funds on deposit in the related accounts held by the trustee.
Risks Associated with Potential Judicial, Legislative or Regulatory Actions:   The securitized utility tariff property is an asset created under the Securitization Law and through regulatory proceedings at the MoPSC. The Securitization Law may be challenged in court.
The Missouri legislature, or the voters of the State using their initiative powers, may attempt to amend the Securitization Law, which could potentially impair the value of the securitized utility tariff property. Further, Ameren Missouri may fail or be unsuccessful in challenging such actions. Neither the issuing entity nor Ameren Missouri will indemnify you for any changes of law, whether as a result of constitutional amendment, legislative enactment, any regulatory or administrative action or any judicial proceedings.
In addition, the MoPSC retains the power to adopt, revise or rescind rules or regulations affecting Ameren Missouri and may attempt to take actions which could potentially impair the value of the securitized utility tariff property. Also, true-up adjustment submissions made with the MoPSC may be challenged before the MoPSC or in court, resulting in delays in implementation of the true-up adjustment. Additionally, subject to any required MoPSC approval, Ameren Missouri may establish billing, collection and posting arrangements with customers which could impact the timing and amount of customer payments.
Also, a municipality may seek to acquire portions of Ameren Missouri’s service territory, and may dispute their obligation to pay the securitized utility tariff charges, or even if obligated to do so, may fail to bill and remit the securitized utility tariff charges on a timely basis.
Servicing Forecasting and Related Servicing Risks:   The collection of securitized utility tariff charges on a timely and sufficient basis depends upon the ability of the servicer to accurately forecast customer usage. If the servicer inaccurately forecasts consumption or underestimates customer delinquencies for any reason, there could be a shortfall or material delay in securitized utility tariff charge collections. Factors which might cause inaccurate projections of usage or customer delinquencies, include unanticipated weather conditions, rolling blackouts due to capacity constraints, cyber-attacks on Ameren Missouri infrastructure, general economic conditions, natural or man-made disasters. Ameren Missouri’s ability to collect securitized utility tariff charges from customers may also be impacted by some of these same factors.
It may be difficult for the issuing entity to find a replacement servicer should Ameren Missouri default in its obligations. Assuming the issuing entity can obtain a successor servicer, the successor servicer may be less effective in servicing the charges, potentially resulting in a delay in collections, which might reduce the value of your investment.
Risks Associated with the Unusual Nature of Securitized Utility Tariff Property:   The unusual nature of the securitized utility tariff property makes it unlikely that, in the event of a default, the securitized utility tariff property could be sold. Although the securitized utility tariff bonds may be accelerated in the event of a default, as a practical matter, the securitized utility tariff charges would likely not be accelerated.
Disaster-Related Risk:   Severe weather events and other natural disasters, including, storms, tornadoes, floods, extreme heat events, drought, lightning, solar events, electromagnetic events, wind events or other weather-related conditions, climate change, natural disasters, sabotage, terrorism or cyber attacks, could result in severe business disruptions, prolonged power outages, property damage, injuries and loss of life, significant decreases in revenues and earnings, and significant additional costs to Ameren Missouri. Transmission and/or distribution and generation facilities could be damaged or destroyed and usage of electricity could be interrupted temporarily, reducing the collections of securitized utility tariff charges or otherwise impacting Ameren Missouri’s ability to service the securitized utility tariff property. As the securitized utility tariff charge is a consumption-based charge, any unexpected failure to deliver electricity may impact the collection of securitized utility tariff charges. Further, there could be longer-lasting weather-related adverse effects on residential and commercial development and economic activity among Ameren Missouri’s customers. As a consequence of and in response to these severe events, legislative action adverse to the bondholders might be taken, and such legislation, if challenged as a violation of the State Pledge, might be defended on the basis of public necessity.
Risks Associated with Potential Bankruptcy of the Seller or the Servicer:   In the event of a bankruptcy by Ameren Missouri, you may experience a delay in payment or a default on payment of the securitized utility tariff bonds due to various factors, including the comingling of securitized utility tariff charges with other revenue of the servicer, a challenge to the characterization of the sale of the securitized utility tariff property as a financing transaction, an effort to substantively consolidate the issuing entity’s assets and liabilities with those of Ameren Missouri, a characterization of securitized utility tariff payments to the trustee as preferential transfers, the treatment of the issuing entity’s claims against the seller as unsecured claims and a general limitation on the remedies available in a bankruptcy, including the risk of an automatic stay.
Other Risks Associated with an Investment in the Securitized Utility Tariff Bonds:   Other risks associated with the purchase of the securitized utility tariff bonds include the inadequacy of any indemnification obligations provided by the seller, the impact of a change of ratings or the issuance of an unsolicited rating, the absence of a secondary market for the securitized utility tariff bonds, the issuance of additional securitization bonds or similar instruments creating greater burdens on the same customers, regulatory actions affecting certain investors and losses on investments held by the trustee.

RISK FACTORS
Please carefully consider all the information the depositor has included or incorporated by reference in this prospectus, including the risks described below and the statements contained under the heading “Cautionary Statement Regarding Forward-Looking Information” in this prospectus before deciding whether to invest in the securitized utility tariff bonds.
You may experience material payment delays or incur a loss on your investment in the securitized utility tariff bonds because the source of funds for payment is limited.
The only source of funds for payment of the securitized utility tariff bonds will be the collateral, which consists of:
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the securitized utility tariff property securing the securitized utility tariff bonds, including the right to impose, collect and receive related securitized utility tariff charges and the issuing entity’s rights under the financing order to the true-up mechanism;

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the funds on deposit in the accounts for the securitized utility tariff bonds held by the trustee; and

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the issuing entity’s rights under various contracts the issuing entity describes in this prospectus.

The securitized utility tariff bonds will not be insured or guaranteed by Ameren Missouri, including in its capacity as sponsor, depositor, seller or servicer, or by its parent, Ameren, any of their respective affiliates, the trustee or any other person or entity. The securitized utility tariff bonds will be nonrecourse obligations, secured only by the collateral. Delays in payment on the securitized utility tariff bonds might result in a reduction in the market value of the securitized utility tariff bonds and, therefore, the value of your investment in the securitized utility tariff bonds.
Thus, you must rely for payment of the securitized utility tariff bonds solely upon the Securitization Law, state and federal constitutional rights to enforcement of the Securitization Law, the irrevocable financing order, collections of the securitized utility tariff charges and funds on deposit in the related accounts held by the trustee. If these amounts are not sufficient to make payments or there are delays in recoveries, you may experience material payment delays or incur a loss on your investment in the securitized utility tariff bonds. The issuing entity’s organizational documents will restrict the issuing entity’s right to acquire other assets unrelated to the transactions described in this prospectus. Please read “Ameren Missouri Securitization Funding I, LLC, The Issuing Entity” in this prospectus.

RISKS ASSOCIATED WITH POTENTIAL JUDICIAL, LEGISLATIVE OR REGULATORY ACTIONS
The issuing entity will not be obligated to indemnify you for changes in law.
Neither the issuing entity nor Ameren Missouri will indemnify you for any changes in the law, including any federal preemption or repeal or amendment of the Securitization Law, that may affect the value of your securitized utility tariff bonds. Ameren Missouri will agree in the sale agreement to institute any action or proceeding as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification or amendment to the Securitization Law that would be materially adverse to the issuing entity, the trustee or bondholders. However, Ameren Missouri may not be able to take such action and, if Ameren Missouri does take action, such action may not be successful. Although Ameren Missouri or any successor seller might be required to indemnify the issuing entity if legal action based on the law in effect at the time of the issuance of the securitized utility tariff bonds invalidates the securitized utility tariff property, such indemnification obligations do not apply for any changes in law after the date the securitized utility tariff bonds are issued, whether such changes in law are effected by means of any legislative enactment, any constitutional amendment, any regulatory or administrative action or any final and non-appealable judicial decision. Please read “The Sale Agreement — Seller Representations and Warranties” and “The Servicing Agreement — Servicing Standards and Covenants” in this prospectus.
Future judicial action could reduce the value of your investment in the securitized utility tariff bonds.
The securitized utility tariff property is created pursuant to the Securitization Law, the financing order and the issuance advice letter relating to the securitized utility tariff bonds. The Securitization Law initially became effective on August 28, 2021. This is the first issuance of securitized utility tariff bonds sponsored by Ameren Missouri under the Securitization Law. Please read “Ameren Missouri’s Financing Order — Ameren Missouri’s Financing Order.”
Missouri and other states have passed laws permitting the securitization of electrical corporation costs similar to the Securitization Law, such as costs associated with the deregulation of the electric market, environmental control costs and hurricane recovery costs. Some of the laws have been challenged by judicial actions or in utility commission proceedings. To date, none of these challenges has succeeded, but future challenges might ensue. An unfavorable decision regarding another state’s law would not automatically invalidate the Securitization Law or the financing order, but it might provoke a challenge to the Securitization Law, establish a non-binding legal precedent for a successful challenge to the Securitization Law or heighten awareness of the political and other risks of the securitized utility tariff bonds, and in that way may limit their liquidity and value. Therefore, legal activity in other states may indirectly affect the value of your investment in the securitized utility tariff bonds.
Future state legislative action, including a voter initiative, might attempt to reduce the value of your investment in the securitized utility tariff bonds.
In the Securitization Law, the State has pledged that the State and its agencies including the MoPSC, will not take or permit any action that impairs or would impair the value of the securitized utility tariff property or, except for changes made pursuant to the true-up mechanism, reduce, alter or impair the securitized utility tariff charges until the securitized utility tariff bonds, together with the interest thereon and related financing costs, are fully paid. For a description of the State Pledge, please read “The Securitized Utility Tariff Property and the Securitization Law — The Financing Order and the Securitized Utility Tariff — State Pledge” in this prospectus. However, the Securitization Law further provides that nothing therein precludes limitation or alteration if full compensation is made by law for the full protection of the securitized utility tariff charges collected pursuant to the financing order and of the bondholders and any assignee or financing party entering into a contact with Ameren Missouri. It is unclear how “full compensation” would be “made by law for the full protection” of holders of securitized utility tariff bonds by the State if such limitation or alteration were attempted. Accordingly, that full protection could conceivably have an adverse effect on the market value of the securitized utility tariff bonds or the timing of receipt of payments with respect to the securitized utility tariff bonds.
In addition, under Article III of the Missouri Constitution, legal voters have the right through an initiative petition to propose laws as well as amendments to the Missouri Constitution. Generally, any matter that is a proper subject of legislation can become the subject of an initiative, however, under Article III, Section 51 an initiative cannot be used for the appropriation of money other than of new revenues created and provided thereby. For an initiative measure to qualify for an election, the initiative measure must, among other procedural requirements, be submitted to the Missouri Secretary of State. Initiative petitions proposing amendments to the Missouri Constitution shall be signed by eight percent of the legal voters in each of two-thirds of the congressional districts in the state, and petitions proposing laws shall be signed by five percent of such voters. Any measure proposed shall take effect when approved by a majority of the votes cast thereon.
As of the date of this prospectus, the depositor is not aware of any pending Missouri legislation or voter initiative that would materially and adversely affect any of the provisions of the Securitization Law. Nevertheless, the depositor cannot assure you that a repeal or amendment of the Securitization Law will not be adopted or sought, either by the Missouri legislature, or the electorate acting through its initiative powers, or that any action or refusal to act by the State of Missouri will not occur, any of which may constitute a violation of the State Pledge with the holders. If a violation of the State Pledge occurs, costly and time-consuming litigation might ensue. Any litigation might materially and adversely affect the price of the securitized utility tariff bonds and your ability to resell the securitized utility tariff bonds and might delay the timing of payments on the securitized utility tariff bonds. Moreover, given the lack of controlling precedent directly addressing the securitized utility tariff bonds and the State Pledge, the depositor cannot predict the outcome of any litigation with certainty. Accordingly, such litigation could result in delays in receipt of payments on the securitized utility tariff bonds or losses on your investment in the securitized utility tariff bonds.
The MoPSC might attempt to take actions that could reduce the value of your investment in the securitized utility tariff bonds.
The Securitization Law provides that a financing order is irrevocable and that, except for changes made pursuant to the true-up adjustment, the MoPSC may not amend, modify or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate or otherwise adjust the securitized utility tariff charges approved in the financing order. However, the MoPSC retains the power to adopt, revise or rescind rules or regulations affecting Ameren Missouri that may affect Ameren Missouri’s general ability to bill and collect charges from customers.
The servicer is required to submit with the MoPSC, on the issuing entity’s behalf, certain adjustments of the securitized utility tariff charges. Please read “Ameren Missouri’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Securitized Utility Tariff Charge” and “The Servicing Agreement — True-Up Adjustment Submissions” in this prospectus. Challenges to or delays in the true-up process might adversely affect the market perception and valuation of the securitized utility tariff bonds. Also, any litigation might not only be costly and time-consuming, but also materially interrupt securitized utility tariff charge collections due to delayed implementation of true-up adjustments and might result in missing payments or payment delays and lengthened weighted-average life of the securitized utility tariff bonds.
The servicer may not fulfill its obligations to act on behalf of the bondholders to protect bondholders from actions by the MoPSC or the State of Missouri, or the servicer may be unsuccessful in any such attempt.
The servicer will agree in the servicing agreement to take any action or proceeding necessary to compel performance by the MoPSC and the State of Missouri of any of their obligations or duties under the Securitization Law or the financing order, including any actions reasonably necessary to block or overturn attempts to cause a repeal or modification of the Securitization Law or the financing order. The servicer, however, may not be able to take those actions for a number of reasons, including legal or regulatory restrictions, financial constraints and practical difficulties in challenging any such legislative enactment or constitutional amendment. Additionally, any action the servicer is able to take may not be successful. Any such failure to perform the servicer’s obligations or to successfully compel performance by the MoPSC or the State of Missouri could negatively affect bondholders’ rights and result in a loss of their investment.

It may be difficult to accurately estimate and collect securitized utility tariff charges from consumers who self- generate and who disconnect from Ameren Missouri’s grid.
Broader use of distributed generation by consumers may result from consumers’ changing perceptions of the merits of utilizing existing generation technology, tax or other economic incentives or from technological developments resulting in smaller-scale, more fuel efficient, more environmentally friendly and/or more cost effective distributed generation. Moreover, an increase in distributed generation may result if extreme weather conditions result in shortages of grid-supplied energy or if other factors cause grid-supplied energy to be less reliable. More widespread use of distributed generation, particularly battery storage, might allow greater numbers of consumers to reduce or eliminate their payment of securitized utility tariff charges causing securitized utility tariff charges to remaining consumers to increase.

SERVICING FORECASTING RISKS
Inaccurate consumption or collection forecasting might reduce scheduled payments on the securitized utility tariff bonds.
The securitized utility tariff charges are calculated based on forecasted customer usage. The amount and the rate of securitized utility tariff charge collections will depend in part on actual electricity consumption and the timing of collections and write-offs. The financing order approves the methodology by which the securitized utility tariff charges will be calculated and adjusted from time to time by the servicer pursuant to true-up advice letters submitted to the MoPSC as described below. Pursuant to the financing order, the securitized utility tariff charge will be an equal charge per kWh across all customer classes that is adjusted for line losses determined for each voltage level class. If the servicer inaccurately forecasts either electricity consumption or underestimates customer delinquency or write-offs when setting or adjusting the securitized utility tariff charge, there could be a shortfall or material delay in securitized utility tariff charge collections, which might result in missed or delayed payments of principal and interest and lengthened weighted average life of the securitized utility tariff bonds. Please read “Ameren Missouri’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Approves the Methodology used to Calculate the Securitized Utility Tariff Charges” and “The Servicing Agreement — True-Up Adjustment Submissions” in this prospectus.
Inaccurate forecasting of electricity consumption by the servicer might result from, among other things:
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unanticipated weather or economic conditions, resulting in less electricity consumption than forecast;

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general economic conditions causing customers to migrate from Ameren Missouri’s service territory or reduce their electricity consumption;

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the occurrence of a natural disaster, an act of war or terrorism, cyberattacks, or other catastrophic events, including pandemics, that disrupt electrical service and reduce electricity consumption;

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unanticipated changes in the market structure of the electric industry;

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large customers unexpectedly ceasing business or departing Ameren Missouri’s service territory;

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dramatic and unexpected changes in energy prices resulting in decreased electricity consumption;

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customers consuming less electricity than anticipated because of increased energy prices, unanticipated increases in conservation efforts or unanticipated increases in electric consumption efficiency; or

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differences or changes in forecasting methodology.

Inaccurate forecasting of delinquencies or write-offs by the servicer could result from, among other things:
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unexpected deterioration of the economy, the occurrence of a natural disaster, an act of war or terrorism or other catastrophic events, including pandemics, causing greater write-offs than expected or forcing Ameren Missouri or a successor utility to grant additional payment relief to more customers; or

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an unexpected change in law that makes it more difficult for Ameren Missouri or a successor distribution company to terminate service to nonpaying customers, or that requires Ameren Missouri or a successor to apply more lenient credit standards for customers.

Under the financing order, net metered customers will pay the securitized utility tariff charge based on net metered amounts, calculated by month, based on the amount by which energy consumed by such customer exceeded the energy produced by such customer. If a customer generates more energy than it consumes during a monthly period, the customer will not receive a credit for the securitized utility tariff charge.

Your investment in the securitized utility tariff bonds depends on Ameren Missouri or its successor or assignee, acting as servicer of the securitized utility tariff property.
Ameren Missouri, as servicer, will be responsible for, among other things, calculating, billing and collecting the securitized utility tariff charges from customers, submitting requests to the MoPSC to adjust these charges, monitoring the collateral for the securitized utility tariff bonds and taking certain actions in the event of non-payment by customers. The trustee’s receipt of collections in respect of the securitized utility tariff charges, which will be used to make payments on securitized utility tariff bonds, will depend in part on the skill and diligence of the servicer in performing these functions. The systems that the servicer has in place for securitized utility tariff charge billings and collections, together with any MoPSC regulations governing electric service providers (“ESPs”), might, in particular circumstances, cause the servicer to experience difficulty in performing these functions in a timely and completely accurate manner. If the servicer fails to make collections for any reason, then the servicer’s payments to the trustee in respect of the securitized utility tariff charges might be delayed or reduced. In that event, the issuing entity’s payments on the securitized utility tariff bonds might be delayed or reduced.
If the issuing entity replaces Ameren Missouri as the servicer, the issuing entity may experience difficulties finding and using a replacement servicer.
If Ameren Missouri ceases to service the securitized utility tariff property related to the securitized utility tariff bonds, it might be difficult to find a successor servicer. Also, any successor servicer might have less experience and ability than Ameren Missouri and might experience difficulties in collecting securitized utility tariff charges and determining appropriate adjustments to the securitized utility tariff charges and billing and/or payment arrangements may change, resulting in delays or disruptions of collections. A successor servicer might not be willing to perform except for fees higher than those approved by the MoPSC pursuant to the financing order and might charge fees that, while permitted under the financing order, are substantially higher than the fees paid to Ameren Missouri as servicer. Although a true-up adjustment would be required to allow for the increase in fees, there could be a gap between the incurrence of those fees and the implementation of a true-up adjustment to adjust for that increase that might adversely affect distributions to bondholders. In the event of the commencement of a case by or against the servicer under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), or similar laws, the issuing entity and the trustee might be prevented from effecting a transfer of servicing due to operation of the Bankruptcy Code. Any of these factors might delay the timing of payments and reduce the value of your investment.
It might be difficult for successor servicers to collect the securitized utility tariff charges from Ameren Missouri’s customers.
Any successor servicer may bring an action against a customer for non-payment of the securitized utility tariff charge, but only a successor servicer that is a successor electrical corporation may terminate service for failure to pay the securitized utility tariff charges. A successor servicer that does not have the threat of termination of service available to enforce payment of the securitized utility tariff charge would need to rely on the successor electrical corporation to threaten to terminate service for nonpayment of other portions of monthly electrical corporation bills. This inability might reduce the value of your investment.

RISKS ASSOCIATED WITH THE UNUSUAL NATURE OF THE SECURITIZED
UTILITY TARIFF PROPERTY
Foreclosure of the trustee’s lien on the securitized utility tariff property for the securitized utility tariff bonds might not be practical, and acceleration of the securitized utility tariff bonds before maturity might have little practical effect.
Under the Securitization Law and the indenture, the trustee or the bondholders have the right to foreclose or otherwise enforce the lien on the securitized utility tariff property securing the securitized utility tariff bonds. However, in the event of foreclosure, there is likely to be a limited market, if any, for the securitized utility tariff property. Therefore, foreclosure might not be a realistic or practical remedy. Moreover, although principal of the securitized utility tariff bonds will be due and payable upon acceleration of the securitized utility tariff bonds before maturity, securitized utility tariff charges likely would not be accelerated and the nature of the issuing entity’s business will result in principal of the securitized utility tariff bonds being paid as funds become available.

DISASTER-RELATED RISKS
Weather is a major driver of Ameren Missouri’s results of operations, financial position and cash flows and Ameren Missouri is subject to risks associated with weather conditions or other natural disasters including those that may result from climate change.
Weather conditions directly influence the demand for and price of electricity. Ameren Missouri is significantly impacted by seasonality, and, due to energy demand created by air conditioning load, highest revenues are typically recorded in the third quarter. Unusually mild winter or summer weather can adversely affect sales. In addition, severe weather and events, including those that may result from climate change, such as storms, droughts, floods tornadoes, earthquakes, icing, sustained high or low temperatures, solar flares, and electromagnetic pulses can be destructive and cause outages and property damage that can result in increased expenses, lower revenues and additional restoration costs. Additionally, because many of Ameren Missouri’s generating stations utilize water for cooling, low water and flow levels can increase maintenance costs at these stations, result in limited power production and require modifications to plant operations. High water conditions can also impair planned deliveries of fuel to generating stations or otherwise adversely impact its ability to operate these stations. An increase in the frequency or severity of extreme weather events or a deterioration in the economic health of Ameren Missouri’s service territory could have a material adverse effect on its results of operations, and cash flows resulting in reduced securitized utility tariff charge collections.
If Ameren Missouri’s rates cannot be adjusted to reflect the impact of severe weather conditions or other natural disasters, Ameren Missouri’s financial condition, results of operations, liquidity, and cash flows could be materially affected, which, in turn, could reduce the collections of securitized utility tariff charges or otherwise impact Ameren Missouri’s ability to service the securitized utility tariff property.
Ameren Missouri’s operations are subject to acts of sabotage, terrorism, cyber attacks, and other intentionally disruptive acts, which could impact Ameren Missouri’s ability to service the securitized utility tariff property.
Like other electric and natural gas utilities, Ameren Missouri’s energy centers, fuel storage facilities, transmission and distribution facilities, and enterprise information systems may be affected by malicious acts, terrorist activities and other intentionally disruptive acts, including physical and cyber attacks, which could disrupt Ameren Missouri’s ability to produce or distribute electricity. In the industry, there continue to be attacks on energy infrastructure, such as substations and related assets. The threat landscape continues to expand, which may result in more attacks in the future. Any such incident could limit Ameren Missouri’s ability to generate, purchase, or transmit power and could have significant regional economic consequences.
There has been an increase in the number and sophistication of physical and cyber attacks across all industries worldwide. Physical attacks could include sabotaging, vandalizing, or burglarizing transmission and distribution facilities, which are unmanned, widely dispersed, and often in isolated areas, or the theft of physical data and information. Cyber attacks could include viruses, malicious or destructive code, phishing attacks, denial of service attacks, supply chain attacks, ransomware and other extortion-based attacks, improper access by third parties, attacks on email systems, and attacks leading to data loss, operational control, or exploitation of vulnerabilities specific to internally developed systems or to those provided and/or maintained by Ameren Missouri’s suppliers, including those attacks arising from or generated by artificial intelligence, among various other security breaches. A security breach of Ameren Missouri’s physical assets or in its information systems could affect the reliability of the transmission and distribution system, disrupt electric generation, including nuclear generation, and/or subject Ameren Missouri to financial harm resulting from theft or the inappropriate release or destruction of certain types of information, including sensitive customer, employee, financial, and operating system information. Many of Ameren Missouri’s suppliers, vendors, contractors, and information technology providers have access to systems that support its operations and maintain customer and employee data. A breach of these third-party systems could adversely affect Ameren Missouri’s business as if it was a breach of its own system. If a significant breach occurred, availability of Ameren Missouri’s services could be impacted. Ameren Missouri’s generation, transmission, and distribution systems are part of an interconnected grid. Therefore, a disruption caused by a physical or cyber incident at another utility, electric generator, Regional Transmission Organization, or commodity supplier could also adversely affect Ameren Missouri’s business.
The occurrence of any of these events could adversely affect Ameren Missouri’s ability to bill and collect the securitization utility tariff charges or otherwise service the securitized utility tariff property.

RISKS ASSOCIATED WITH POTENTIAL BANKRUPTCY PROCEEDINGS OF THE SELLER OR THE SERVICER
For a more detailed discussion of the following bankruptcy risks, please read “How a Bankruptcy May Affect Your Investment” in this prospectus.
The servicer will commingle the securitized utility tariff charges with other revenues it collects, which might obstruct access to the securitized utility tariff charges in case of the servicer’s bankruptcy and reduce the value of your investment in the securitized utility tariff bonds.
The servicer will be required to remit estimated securitized utility tariff charge collections to the trustee no later than the second servicer business day of receipt. The servicer will not segregate the securitized utility tariff charges from the other funds it collects from customers or its general funds. The securitized utility tariff charges will be estimated and segregated only when the servicer remits them to the trustee.
Despite this requirement, the servicer might fail to remit the full amount of the securitized utility tariff charges payable to the trustee or might fail to do so on a timely basis. This failure, whether voluntary or involuntary, might materially reduce the amount of securitized utility tariff charge collections available to make payments on the securitized utility tariff bonds.
Absent a default under the servicing agreement, Ameren Missouri will be permitted to remit estimated securitized utility tariff charges to the trustee. While Ameren Missouri will be responsible for identifying and calculating the actual amount of securitized utility tariff charges in the event of a default under the servicing agreement, it may be difficult for Ameren Missouri to identify such charges, given existing limitations in its billing system.
The Securitization Law provides that the priority of a lien and security interest perfected in securitized utility tariff property is not impaired by the commingling of the funds arising from securitized utility tariff charges with any other funds. In a bankruptcy of the servicer, however, a bankruptcy court might rule that federal bankruptcy law takes precedence over the Securitization Law and might decline to recognize the issuing entity’s right to collections of the securitized utility tariff charges that are commingled with other funds of the servicer as of the date of bankruptcy. If so, the collections of the securitized utility tariff charges held by the servicer as of the date of bankruptcy would not be available to pay amounts owing on the securitized utility tariff bonds. In this case, the issuing entity would have only a general unsecured claim against the servicer for those amounts. This decision could cause material delays in payments of principal or interest, or losses, on your securitized utility tariff bonds and could materially reduce the value of your investment in the securitized utility tariff bonds.
The bankruptcy of Ameren Missouri or any successor seller might result in losses or delays in payments on the securitized utility tariff bonds.
The seller will represent and warrant in the sale agreement that the transfer of the securitized utility tariff property to the issuing entity under that sale agreement is a valid sale and assignment of that securitized utility tariff property from the seller to the issuing entity. The seller will also represent, warrant, and covenant that it will take the appropriate actions under the Securitization Law to perfect this sale. The Securitization Law provides that the transactions described in the sale agreement shall constitute a sale of the securitized utility tariff property to the issuing entity, and the seller and the issuing entity will treat the transaction as a sale under applicable law, although for financial reporting and tax reporting purposes the transaction will be treated as debt of the seller. If the seller were to become a debtor in a bankruptcy case, and a party in interest (including the seller itself) were to take the position that the sale of the securitized utility tariff property to the issuing entity should be recharacterized as the grant of a security interest in such securitized utility tariff property to secure a borrowing of the seller, delays in payments on the securitized utility tariff bonds could result. If a court were to adopt such position, then delays or reductions in payments on the securitized utility tariff bonds could result.
Pursuant to the Securitization Law and the financing order, upon the sale of the securitized utility tariff property, the securitized utility tariff property is created as a present intangible property right, and it thereafter exists until the securitized utility tariff bonds are paid in full and all financing costs and other costs of the securitized utility tariff bonds have been recovered in full. Nonetheless, if the seller were to become the debtor in a bankruptcy case, a party in interest (including the seller itself) may take the position that, because the securitized utility tariff charges are usage-based charges, securitized utility tariff property comes into existence only as customers use electricity. If a court were to adopt this position, no assurance can be given that the court would not also rule that any securitized utility tariff property relating to electricity consumed after the commencement of the seller’s bankruptcy case was not required to be transferred to the issuing entity, thus resulting in delays or reductions of payments on the securitized utility tariff bonds.
A bankruptcy court generally follows state property law on issues such as those addressed by the state law provisions described above. However, a bankruptcy court does not follow state law if it determines that the state law is contrary to a paramount federal bankruptcy policy or interest. If a bankruptcy court in an Ameren Missouri bankruptcy refused to enforce one or more of the state property law provisions described above, the effect of this decision on you as a beneficial owner of the securitized utility tariff bonds might be similar to the treatment you would receive in an Ameren Missouri bankruptcy if the securitized utility tariff bonds had been issued directly by Ameren Missouri. A decision by the bankruptcy court that, despite the issuing entity’s separateness from Ameren Missouri, the issuing entity’s assets and liabilities and those of Ameren Missouri should be consolidated would have a similar effect on you as a bondholder.
The issuing entity has taken steps together with Ameren Missouri, as the seller, to reduce the risk that in the event the seller or an affiliate of the seller were to become the debtor in a bankruptcy case, a court would order that the issuing entity’s assets and liabilities be substantively consolidated with those of Ameren Missouri or an affiliate.
Nonetheless, these steps might not be completely effective, and thus if Ameren Missouri or an affiliate of the seller were to become a debtor in a bankruptcy case, a court might order that the issuing entity’s assets and liabilities be consolidated with those of Ameren Missouri or an affiliate of the seller. This might cause material delays in payment of, or losses on, your securitized utility tariff bonds and might materially reduce the value of your investment in the securitized utility tariff bonds. For example:
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without permission from the bankruptcy court, the trustee might be prevented from taking actions against Ameren Missouri or recovering or using funds on your behalf or replacing Ameren Missouri as the servicer;

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the bankruptcy court might order the trustee to exchange the securitized utility tariff property for other property of lower value;

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tax or other government liens on Ameren Missouri’s property might have priority over the trustee’s lien and might be paid from collected securitized utility tariff charges before payments on the securitized utility tariff bonds;

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the trustee’s lien might not be properly perfected in the collected securitized utility tariff property collections prior to or as of the date of Ameren Missouri’s bankruptcy, with the result that the securitized utility tariff bonds would represent only general unsecured claims against Ameren Missouri;

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the bankruptcy court might rule that neither the issuing entity’s property interest nor the trustee’s lien extends to securitized utility tariff charges in respect of electricity consumed after the commencement of Ameren Missouri’s bankruptcy case, with the result that the securitized utility tariff bonds would represent only general unsecured claims against Ameren Missouri;

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the issuing entity and Ameren Missouri might be relieved of any obligation to make any payments on the securitized utility tariff bonds during the pendency of the bankruptcy case and might be relieved of any obligation to pay interest accruing after the commencement of the bankruptcy case;

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Ameren Missouri might be able to alter the terms of the securitized utility tariff bonds as part of its plan of reorganization;

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the bankruptcy court might rule that the securitized utility tariff charges should be used to pay, or that the issuing entity should be charged for, a portion of the cost of providing electric service; or

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the bankruptcy court might rule that the remedy provisions of the sale agreement are unenforceable, leaving the issuing entity with an unsecured claim for actual damages against Ameren Missouri that may be difficult to prove or, if proven, to collect in full.

Furthermore, if Ameren Missouri enters bankruptcy proceedings, it might be permitted to stop acting as servicer, and it may be difficult to find a third party to act as servicer. The failure of the servicer to perform its duties or the inability to find a successor servicer might cause payment delays or losses on your investment in the securitized utility tariff bonds. Also, the mere fact of a servicer or seller bankruptcy proceeding might have an adverse effect on the resale market for the securitized utility tariff bonds and on the value of the securitized utility tariff bonds.
The sale of the securitized utility tariff property might be construed as a financing and not a sale in a case of Ameren Missouri’s bankruptcy which might delay or limit payments on the securitized utility tariff bonds.
The Securitization Law provides that the transfer of securitized utility tariff property will be as a sale or other absolute transfer if the documents governing the transaction expressly state that the transaction is a sale or other absolute transfer other than for federal and state income tax purposes. The issuing entity and Ameren Missouri will treat the transaction as a sale under applicable law, although for financial reporting and income and franchise tax purposes the transaction is intended to be treated as a financing. In the event of a bankruptcy of Ameren Missouri, a party in interest in the bankruptcy might assert that the sale of the securitized utility tariff property to the issuing entity was a financing transaction and not a “sale or other absolute transfer” and that the treatment of the transaction for financial reporting and tax purposes as a financing and not a sale, lends weight to that position. If a court were to characterize the transaction as a financing, the issuing entity expects that it would, on behalf of itself and the trustee, be treated as a secured creditor of Ameren Missouri in the bankruptcy proceedings, although a court might determine that the issuing entity only has an unsecured claim against Ameren Missouri. Even if the issuing entity had a security interest in the securitized utility tariff property, the issuing entity would not likely have access to the related securitized utility tariff charge collections during the bankruptcy and would be subject to the risks of a secured creditor in a bankruptcy case, including the possible bankruptcy risks described in the immediately preceding risk factor. As a result, repayment of the securitized utility tariff bonds might be significantly delayed and a plan of reorganization in the bankruptcy might permanently modify the amount and timing of payments to the issuing entity of the related securitized utility tariff charge collections and therefore the amount and timing of funds available to the issuing entity to pay bondholders.
If the servicer enters bankruptcy proceedings, the remittances of the securitized utility tariff charges by the servicer prior to the date of bankruptcy might constitute preferences, which means these funds might be unavailable to pay amounts owing on the securitized utility tariff bonds.
In the event of a bankruptcy of the servicer, a party in interest might take the position that the remittance of funds prior to bankruptcy of the servicer, pursuant to the servicing agreement, constitutes a preference under bankruptcy law if the remittance of those funds was deemed to be paid on account of a preexisting debt. If a court were to hold that the remittance of funds constitutes a preference, any such remittance within 90 days of the filing of the bankruptcy petition could be avoidable, and the funds could be required to be returned to the bankruptcy estate of the servicer. To the extent that securitized utility tariff charges have been commingled with the general funds of the servicer, the risk that a court would hold that a remittance of funds was a preference would increase. Also, the issuing entity may be considered an “insider” of the servicer. If the issuing entity is considered to be an “insider” of the servicer, any such remittance to the issuing entity made within one year of the filing of the bankruptcy petition could be avoidable as well if the court were to hold that such remittance constitutes a preference. In either case, the issuing entity or the trustee would merely be an unsecured creditor of the servicer. If any funds were required to be returned to the bankruptcy estate of the servicer, the issuing entity would expect that the amount of any future securitized utility tariff charges would be increased through the statutory true-up mechanism to recover such amount, though this would not eliminate the risk of payment delays or losses on your investment in the securitized utility tariff bonds.
Claims against Ameren Missouri or any successor seller might be limited in the event of a bankruptcy of the seller.
If the seller were to become a debtor in a bankruptcy case, claims, including indemnity claims, by the issuing entity against the seller under the sale agreement and the other documents executed in connection with the sale agreement would be unsecured claims and would be adjudicated in the bankruptcy case. In addition, the bankruptcy court might estimate any contingent claims that the issuing entity has against the seller and, if it determines that the contingency giving rise to these claims is unlikely to occur, estimate the claims at a lower amount. A party in interest in the bankruptcy of the seller might challenge the enforceability of the indemnity provisions in a sale agreement. If a court were to hold that the indemnity provisions were unenforceable, the issuing entity would be left with a claim for actual damages against the seller based on breach of contract principles, which would be subject to estimation and/or calculation by the court. The issuing entity cannot give any assurance as to the result if any of the above-described actions or claims were made. Furthermore, the issuing entity cannot give any assurance as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving the seller.
The bankruptcy of Ameren Missouri or any successor seller might limit the remedies available to the trustee.
Upon an event of default for the securitized utility tariff bonds under the indenture, the Securitization Law permits the trustee to enforce the security interest in the securitized utility tariff property in accordance with the terms of the indenture. In this capacity, and pursuant to the Securitization Law and the financing order, the trustee is permitted to request the MoPSC to order amounts arising from the securitized utility tariff charges to be transferred to a separate account for the bondholders benefit or request that a circuit court for the county or city where Ameren Missouri is located to order the sequestration and payment to bondholders of all revenues arising with respect to the related securitized utility tariff charges. There can be no assurance, however, that the MoPSC or a court would issue either order after an Ameren Missouri bankruptcy in light of the automatic stay provisions of Section 362 of the Bankruptcy Code. In that event, the trustee would be required to seek an order from the bankruptcy court lifting the automatic stay to permit this action by the MoPSC or a court, and an order requiring an accounting and segregation of the revenues arising from the securitized utility tariff property. There can be no assurance that a court would grant either order.

OTHER RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIZED
UTILITY TARIFF BONDS
Ameren Missouri’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the securitized utility tariff bonds.
Ameren Missouri is obligated under the sale agreement to indemnify the issuing entity and the trustee, for itself and on behalf of the bondholders, only in specified circumstances and will not be obligated to repurchase any securitized utility tariff property in the event of a breach of any of its representations, warranties or covenants regarding the securitized utility tariff property. Similarly, Ameren Missouri is obligated under the servicing agreement to indemnify the issuing entity and the trustee, for itself and on behalf of the bondholders, only in specified circumstances. Please read “The Sale Agreement” and “The Servicing Agreement” in this prospectus.
Neither the trustee nor the bondholders will have the right to accelerate payments on the securitized utility tariff bonds as a result of a breach under the sale agreement or servicing agreement, absent an event of default under the indenture relating to the securitized utility tariff bonds as described under “Description of the Securitized Utility Tariff Bonds — Events of Default; Rights Upon Event of Default” in this prospectus. Furthermore, Ameren Missouri might not have sufficient funds available to satisfy its indemnification obligations under these agreements, and the amount of any indemnification paid by Ameren Missouri might not be sufficient for you to recover all of your investment in the securitized utility tariff bonds. In addition, if Ameren Missouri becomes obligated to indemnify bondholders, the then-current ratings on the securitized utility tariff bonds will likely be downgraded as a result of the circumstances causing the breach and the fact that bondholders will be unsecured creditors of Ameren Missouri with respect to any of these indemnification amounts. Ameren Missouri will not indemnify any person for any loss, damages, liability, obligation, claim, action, suit or payment resulting solely from a downgrade in the ratings on the securitized utility tariff bonds, or for any consequential damages, including any loss of market value of the securitized utility tariff bonds resulting from a default or a downgrade of the ratings of the securitized utility tariff bonds. Please read “The Sale Agreement — Seller Representations and Warranties” and “The Sale Agreement — Indemnification” in this prospectus.
Ameren Missouri may sponsor additional issuances of securitization bonds.
Ameren Missouri may in its sole discretion sell securitized utility tariff property or property similar to the securitized utility tariff property, created by a separate financing order to one or more entities other than the issuing entity in connection with the issuance of additional securitization bonds or obligations similar to the securitized utility tariff bonds without your prior review or approval. In addition, any new issuance would be offered pursuant to a separate registration statement and may include terms and provisions that would be unique to that particular issuance. Ameren Missouri has covenanted in the sale agreement that the satisfaction of the rating agency condition and the execution and delivery of an intercreditor agreement are condition precedents to the sale of additional securitized utility tariff property or similar property consisting of non-bypassable charges payable by customers comparable to the securitized utility tariff property to another entity. Please read “Security for the Securitized Utility Tariff Bonds — Intercreditor Agreement” and “Sale Agreement — Covenants of the Seller” in this prospectus.
In the event a customer does not pay in full all amounts owed under any bill, including securitized utility tariff charges, Ameren Missouri, as servicer, is required to prorate among charge categories in proportion to their percentage of the overall bill, with the first dollars collected attributed to past due balances, if any. However, if a dispute arises with respect to the allocation of such securitized utility tariff charges or other delays occur on account of the administrative burdens of making such allocation, the issuing entity cannot assure you that any new issuance would not cause reductions or delays in payment of your securitized utility tariff bonds.
The credit ratings are no indication of the expected rate of payment of principal on the securitized utility tariff bonds.
The issuing entity expects the securitized utility tariff bonds will receive credit ratings from at least two nationally recognized statistical rating organizations (“NRSRO”). A rating is not a recommendation to buy, sell or hold the securitized utility tariff bonds. The ratings merely analyze the probability that the issuing entity will repay the total principal amount of the securitized utility tariff bonds at the final maturity date (which is later than the scheduled final payment date) and will make timely interest payments. The ratings are not an indication that the rating agencies believe that principal payments are likely to be paid on time according to the expected sinking fund schedule.
Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the securitized utility tariff bonds. As a result, an NRSRO other than a NRSRO hired by the sponsor (a “hired NRSRO”) may issue ratings on the securitized utility tariff bonds (“unsolicited ratings”), which may be lower, and could be significantly lower, than the ratings assigned by the hired NRSROs. The unsolicited ratings may be issued prior to, or after, the closing date in respect of the securitized utility tariff bonds. Issuance of any unsolicited rating will not affect the issuance of the securitized utility tariff bonds. Issuance of an unsolicited rating lower than the ratings assigned by the hired NRSRO on the securitized utility tariff bonds might adversely affect the value of the securitized utility tariff bonds and, for regulated entities, could affect the status of the securitized utility tariff bonds as a legal investment or the capital treatment of the securitized utility tariff bonds. Investors in the securitized utility tariff bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO. None of Ameren Missouri, the issuing entity, the underwriters or any of their affiliates will have any obligation to inform you of any unsolicited ratings assigned after the date of this prospectus. In addition, if either the issuing entity or Ameren Missouri fail to make available to a non-hired NRSRO any information provided to any hired rating agency for the purpose of assigning or monitoring the ratings on the securitized utility tariff bonds, a hired NRSRO could withdraw its ratings on the securitized utility tariff bonds, which could adversely affect the market value of your securitized utility tariff bonds and/or limit your ability to resell your securitized utility tariff bonds.
The securitized utility tariff bonds’ credit ratings might affect the market value of your securitized utility tariff bonds.
A downgrading of the credit ratings of the securitized utility tariff bonds might have an adverse effect on the market value of the securitized utility tariff bonds. Credit ratings might change at any time and an NRSRO has the authority to revise or withdraw its rating based solely upon its own judgment. In addition, any downgrade in the credit ratings of the securitized utility tariff bonds may result in the securitized utility tariff bonds becoming ineligible to be held by certain funds or investors, which may require such investors to liquidate their investment in the securitized utility tariff bonds and result in lower prices and a less liquid trading market for the securitized utility tariff bonds.
The absence of a secondary market for the securitized utility tariff bonds might limit your ability to resell your securitized utility tariff bonds.
The underwriters for the securitized utility tariff bonds might assist in resales of the securitized utility tariff bonds, but they are not required to do so. A secondary market for the securitized utility tariff bonds might not develop, and the issuing entity does not expect to list the securitized utility tariff bonds on any securities exchange. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securitized utility tariff bonds. Please read “Plan of Distribution” in this prospectus.
You might receive principal payments for the securitized utility tariff bonds later than you expect.
The amount and the rate of collection of the securitized utility tariff charges for the securitized utility tariff bonds, together with the related securitized utility tariff charge adjustments, will generally determine whether there is a delay in the scheduled repayments of securitized utility tariff bond principal. A failure to pay principal as anticipated by the scheduled bond repayment schedule (other than on the final maturity date) will not constitute an event of default under the indenture.

Regulatory provisions affecting certain investors could adversely affect the liquidity of the securitized utility tariff bonds.
European Union (“EU”) legislation comprising Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”) and certain related regulatory technical standards, implementing technical standards and official guidance (together, the “European Securitization Rules”) impose certain restrictions and obligations with regard to securitizations (as such term is defined for purposes of the EU Securitization Regulation). The European Securitization Rules are in force throughout the EU (and are expected also to be implemented in the non-EU member states of the European Economic Area) in respect of securitizations the securities of which were issued (or the securitization positions of which were created) on or after January 1, 2019.
Pursuant to the European Securitization Rules, EU Institutional Investors investing in a securitization (as so defined) must, among other things, verify that (a) certain credit-granting requirements are satisfied, (b) the originator, sponsor or original lender retains on an ongoing basis a material net economic interest in the securitization which, in any event, shall not be less than 5%, determined in accordance with Article 6 of the EU Securitization Regulation, and discloses that risk retention, and (c) the originator, sponsor or relevant securitization special purpose entity has, where applicable, made available information as required by Article 7 of the EU Securitization Regulation. “EU Institutional Investors” include: (a) insurance undertakings and reinsurance undertakings as defined in Directive 2009/138/EC, as amended; (b) institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341 (subject to certain exceptions), and certain investment managers and authorized entities appointed by such institutions; (c) alternative investment fund managers as defined in Directive 2011/61/EU which manage and/or market alternative investment funds in the EU; (d) certain internally-managed investment companies authorized in accordance with Directive 2009/65/EC, and managing companies as defined in that Directive; (e) credit institutions as defined in Regulation (EU) No 575/2013 (“CRR”) (and certain consolidated affiliates thereof); and (f) investment firms as defined in CRR (and certain consolidated affiliates thereof).
On 30 April 2024, the Financial Conduct Authority (“FCA”) published Policy Statement PS 24/4 setting out the final Securitisation Sourcebook (the “SECN”). At the same time, the Prudential Regulation Authority (“PRA”) published Policy Statement PS7/24. Such policy statements proposed rules which, subject to the repeal of the EU Securitization Regulation assimilated into the United Kingdom (“UK”) and related technical standards currently in force, will come into force on 1 November 2024. As of 1 November 2024, with respect to the UK, relevant UK established or UK regulated persons (as described below) are subject to the restrictions and obligations of the (a) the Securitisation Regulations 2024; the Securitisation (Amendment) Regulations 2024; (c) the SECN and (d) the Securitisation Part of the PRA Rulebook (together, the “UK Securitization Rules”).
Under the UK Securitization Rules, UK Institutional Investors will need to ensure that certain prescribed information is provided and that such information is sufficient for them to independently assess the risks of holding the securitisation position. UK Institutional Investors include: (a) an insurance undertaking as defined in section 417(1) of the Financial Services And Markets Act 2000 (as amended, the “FSMA”); (b) a reinsurance undertaking as defined in section 417(1) of the FSMA; (c) the trustees or managers of an occupation pension scheme; (d) a fund manager of an occupational pension scheme appointed under section 34(2) of the Pensions Act 1995(7) that, in respect of activity undertaken pursuant to that appointment, is authorised for the purposes of section 31 of the FSMA; (e) certain AIFM (as defined in regulation 4 of the Alternative Investment Fund Managers Regulations 2013); (f) a small registered UK AIFM; (g) a management company as defined in section 237(3) of the FSMA; (h) a UCITS, as defined in section 236A of the FSMA, which is an authorized open ended investment company as defined in section 237(3) of the FSMA; (i) a CRR firm as defined in CRR, as it forms part of assimilated law in the UK; and (j) an FCA investment firm as defined in the CRR, as it forms part of assimilated law in the UK.
A UK Institutional Investor who is authorized by the PRA will need to comply with the Securitisation Part of the PRA Rulebook if they are a UK undertaking (as defined in the PRA Rulebook). Other UK Institutional Investors, except occupational pension schemes, will need to comply with SECN. Occupational pension schemes need to comply with the provisions of Part 7 of the Securitization Regulations (as amended).

Prior to investing in (or otherwise holding an exposure to) a “securitisation position” (as defined in the UK Securitization Rules), a UK Institutional Investor, other than the originator, sponsor or original lender (each as defined in the UK Securitization Rules), must, among other things: (a) verify that, save where the originator or original lender is a CRR firm or an FCA investment firm (whether or not such the originator or original lender is established in a country that is not within the UK), the originator or original lender grants all the credits (other than trade receivables not granted in the form of a loan) giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness; (b) verify that the originator, sponsor or original lender retains on an ongoing basis a material net economic interest that, in any event, shall not be less than 5%, determined in accordance with SECN 5 or Article 6 of the PRA Rulebook, and discloses the risk retention to institutional investors; (c) verify that the originator, sponsor or relevant securitisation special purpose entity has made available sufficient information to enable the UK Institutional Investor independently to assess the risks of holding the securitisation position, and has committed to make further information available on an ongoing basis, as appropriate (a list of specific information required to be provided and the frequency and timing within which it must be made available is set out in SECN 4.2.1 (for UK Institutional Investors other than PRA authorized institutional investors and occupational pension schemes), Article 5 of the Securitisation Part of the PRA Rulebook (for PRA authorized institutional investors that are UK undertakings) and Schedule A1 of the Securitization Regulation (as amended) (for UK managed occupational pension schemes); and (d) carry out a due-diligence assessment that enables the UK Institutional Investor to assess the risks involved, considering at least (i) the risk characteristics of the securitization position and the underlying exposures and (ii) all the structural features of the securitization that can materially impact the performance of the securitization position. Certain information in relation to primary market investments in securitizations can be made available in draft form at or before the time of pricing of such securitization, but in such case, the final form information must be made available to institutional investors by no later than 15 days after the closing of the relevant securitization. The UK Securitization Rules that come into effect on 1 November 2024 also introduce some other changes relative to the prior UK Securitisation Regulation; in particular, the provision of information to and investor reporting in respect of securitizations where the originator, sponsor and securitization special purpose entity are located outside the UK does not need to be made in the form of the reporting templates produced by the FCA and PRA, as long as the information provided is sufficient for institutional investors to satisfy their due diligence obligations under the UK Securitization Rules.
The issuing entity and Ameren Missouri do not believe that the securitized utility tariff bonds fall within the definition of a “securitisation” for purposes of the EU Securitization Regulation or the UK Securitization Rules as there is no tranching of credit risk associated with exposures under the transactions described in this prospectus. Therefore, such transactions are not subject to the European Securitization Rules or the UK Securitization Rules. As such, neither the issuing entity nor Ameren Missouri, nor any other party to the transactions described in this prospectus, intend, or are required under the transaction documents, to retain a material net economic interest in respect of such transactions, or to take, or to refrain from taking, any other action, in a manner prescribed or contemplated by the European Securitisation Rules or the UK Securitization Rules. In particular, no such person undertakes to take, or to refrain from taking, any action for purposes of compliance by any investor (or any other person) with any requirement of the European Securitisation Rules or the UK Securitization Rules to which such investor (or other person) may be subject at any time.
However, if a competent authority were to take a contrary view and determine that the transactions described in this prospectus do constitute a securitisation for purposes of the EU Securitization Regulation or the UK Securitization Rules, then any failure by an EU Institutional Investor or a UK Institutional Investor (as applicable) to comply with any applicable European Securitization Rules or UK Securitization Rules (as applicable) with respect to an investment in the securitized utility tariff bonds may result in the imposition of a penalty regulatory capital charge on that investment or of other regulatory sanctions and remedial measures.
Consequently, the securitized utility tariff bonds may not be a suitable investment for EU Institutional Investors or UK Institutional Investors. As a result, the price and liquidity of the securitized utility tariff bonds in the secondary market may be adversely affected.

Prospective investors are responsible for analyzing their own legal and regulatory position and are advised to consult with their own advisors and any relevant regulator or other authority regarding the scope, applicability and compliance requirements of the European Securitization Rules and the UK Securitization Rules, and the suitability of the securitized utility tariff bonds for investment. Neither the issuing entity, nor Ameren Missouri, nor any other party to the transactions described in this prospectus, make any representation as to any such matter, or have any liability to any investor (or any other person) for any non-compliance by any such person with the European Securitization Rules, the UK Securitization Rules or any other applicable legal, regulatory or other requirements.
If the investment of collected securitized utility tariff charges and other funds held by the trustee in the collection account results in investment losses or the investments become illiquid, you may receive payment of principal and interest on the securitized utility tariff bonds later than you expect.
Funds held by the trustee in the collection account will be invested in eligible investments at the written direction of the servicer. Eligible investments include money market funds having a rating from Moody’s and S&P of “P-1” and “A-1”, respectively. Although investments in these money market funds have traditionally been viewed as highly liquid with a low probability of principal loss, illiquidity and principal losses have been experienced by investors in certain of these funds as a result of disruptions in the financial markets in recent years. If investment losses or illiquidity is experienced, you might experience a delay in payments of principal and interest and a decrease in the value of your investment in the securitized utility tariff bonds.
There is no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the securitized utility tariff bonds may not be suitable for the investment criteria of an investor.
There is currently no clearly defined definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “social,” “sustainable” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “social,” “sustainable” or such other equivalent label, and nor can any assurance be given that such a clear definition or consensus will develop over time. Accordingly, no assurance is or can be given to investors that the retirement of Rush Island will meet any or all investor expectations regarding such “green,” “social,” “sustainable” or other equivalently-labeled performance objectives, or that any adverse environmental, social and/or other impacts will not occur with respect to the retirement of Rush Island funded in whole or in part by the proceeds from the sale of the securitized utility tariff property.
No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by Ameren Missouri or the issuing entity) that may be solicited in connection with the issuance of the securitized utility tariff bonds and, in particular, with respect to whether the retirement of Rush Island fulfill any environmental, social, sustainability and/or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into and/or form part of this prospectus. Any such opinion or certification is not, nor should be deemed to be, a recommendation by the issuing entity, Ameren Missouri or any underwriter, or any other person to buy, sell or hold the securitized utility tariff bonds. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the securitized utility tariff bonds. Currently, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that Ameren Missouri or the issuing entity is not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the value of the securitized utility tariff bonds and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

REVIEW OF SECURITIZED UTILITY TARIFF PROPERTY
Pursuant to the rules of the SEC, Ameren Missouri, as sponsor, has performed, as described below, a review of the securitized utility tariff property underlying the securitized utility tariff bonds. As required by these rules, the review was designed and effected to provide reasonable assurance that disclosure regarding the securitized utility tariff property is accurate in all material respects. Ameren Missouri did not engage a third party in conducting its review.
The securitized utility tariff bonds will be secured under the indenture by the indenture’s trust estate. The principal asset of the indenture’s trust estate is the securitized utility tariff property relating to the securitized utility tariff bonds. The securitized utility tariff property includes the right to impose, bill, charge, collect and receive non-bypassable irrevocable securitized utility tariff charges authorized under the financing order in amounts necessary to pay principal on and interest of the securitized utility tariff bonds and ongoing financing costs in connection with the securitized utility tariff bonds and the right to obtain true-up adjustments of securitized utility tariff charges under the Securitization Law and as provided in the financing order (with respect to adjustments, in the manner and with the effect provided in the servicing agreement) and all revenue, collections, claims, right to payments, payments, money and proceeds arising out of the rights and interests specified in the financing order. Under the Securitization Law and the financing order, the securitized utility tariff charges are payable by all existing or future retail customers receiving electrical service from Ameren Missouri or its successor or assignees under MoPSC-approved rate schedules and located within Ameren Missouri’s service area as such service area existed on the date the financing order was issued, even if a retail customer elects to purchase electricity from an alternative electricity supplier following a change in regulation of public utilities in Missouri.
The securitized utility tariff property is not a receivable, and the securitized utility tariff property and other securitized utility tariff bond collateral held by the trustee securing the securitized utility tariff bonds do not constitute a pool of receivables. Securitized utility tariff charges that relate to the securitized utility tariff property are irrevocable and not subject to reduction, impairment, postponement, termination or, except for the specified true-up adjustments to (a) correct any undercollections or overcollections that may have occurred and otherwise ensure that the SPE receives remittances from securitized utility tariff charges that are required to satisfy the total securitized revenue requirement, including without limitation any overcollections or undercollections caused by defaults, during the time since the last true-up; and (b) ensure the billing of securitized utility tariff charges necessary to generate the collection of amounts sufficient to timely provide all payments of scheduled principal and interest (or deposits to sinking funds in respect of principal and interest) and any other amounts due in connection with the securitized utility tariff bonds (including ongoing financing costs and amounts required to be deposited in or allocated to any collection account or subaccount) during the period for which such adjusted securitized utility tariff charges are to be in effect. These adjustments are intended to ensure the recovery of revenues sufficient to retire the principal amount of the securitized utility tariff bonds in accordance with the expected sinking fund schedule, to pay all interest on the securitized utility tariff bonds when due, to pay fees and expenses of servicing the securitized utility tariff bonds and premiums, if any, associated with the securitized utility tariff bonds and to fund any required credit enhancement for the securitized utility tariff bonds. In addition to the semi-annual true-up adjustments, the servicer (a) is required to implement quarterly true-up adjustments 12 months prior to the scheduled final payment date of the securitized utility tariff bonds, and (b) is required to implement an interim true-up adjustment at any time (i) if the servicer forecasts that securitized utility tariff charge collections will be insufficient to make all scheduled payments of principal, interest, and other amounts on a timely basis during the current or next succeeding payment period, or (ii) to replenish any draw upon the capital subaccount.
There is no cap on the level of securitized utility tariff charges that may be imposed on customers as a result of the true-up adjustment process to pay principal of and interest on the securitized utility tariff bonds when due and other required amounts and charges owing in connection with the securitized utility tariff bonds. All revenues and collections resulting from securitized utility tariff charges provided for in the financing order are part of the securitized utility tariff property. The securitized utility tariff property relating to the securitized utility tariff bonds is described in more detail under “The Securitized Utility Tariff Property and the Securitization Law” in this prospectus.
In the financing order, the MoPSC, among other things:
•
orders that the securitized utility tariff charges shall be non-bypassable and recovered from existing and future retail customers receiving electrical service from Ameren Missouri or its successor or assignees and located in Ameren Missouri’s service area as such service area existed on the date the financing order was issued, and that the securitized utility tariff charges shall be imposed on all such customers in accordance with the methodology approved in the financing order;

•
orders that the owner of the securitized utility tariff property will be entitled to bill or collect securitized utility tariff charges in an amount sufficient to provide for the timely recovery of the aggregate total securitized revenue requirements (including payment of principal or interest on the securitized utility tariff bonds); and

•
finds that the transfer of the securitized utility tariff property to the issuing entity by Ameren Missouri shall be an absolute transfer and true sale of, and not a pledge of or secured transaction relating to, Ameren Missouri’s right, title, and interest in, to and under the securitized utility tariff property if the sale agreement expressly state that the sale is a sale or other absolute transfer in accordance with Securitization Law.

Please read “The Securitized Utility Tariff Property and the Securitization Law” and “Ameren Missouri’s Financing Order” in this prospectus for more information.
The characteristics of securitized utility tariff property are unlike the characteristics of assets underlying mortgage and other commercial asset-based financings because securitized utility tariff property is a creature of statute and state regulatory commission proceedings. Because the nature and characteristics of securitized utility tariff property and many elements of securitized utility tariff bond financings are set forth in and constrained by the Securitization Law and the financing order, Ameren Missouri, as sponsor, does not select the assets to be pledged as collateral in ways common to many traditional asset-based financings. Moreover, the securitized utility tariff bonds do not contain origination or underwriting elements similar to typical mortgage or other loan transactions involved in other forms of asset-backed securities. The Securitization Law and the financing order require the imposition on, and collection of securitized utility tariff charges from, existing and future retail customers of electricity receiving electrical service from Ameren Missouri or its successor or assignees and located in Ameren Missouri’s service area as such service area existed on the date the financing order was issued. Since securitized utility tariff charges are assessed against all such customers and the true-up mechanism adjusts for the impact of customer defaults, the collectability of the securitized utility tariff charges is not ultimately dependent upon the credit quality of particular Ameren Missouri customers, as would be the case in the absence of the true-up adjustment.
The review by Ameren Missouri of the securitized utility tariff property underlying the securitized utility tariff bonds has involved a number of discrete steps and elements as described in more detail below. First, Ameren Missouri has analyzed and applied the Securitization Law’s requirements for recovering energy transition costs and approval of the MoPSC for the issuance of the financing order and in its proposal with respect to the characteristics of the securitized utility tariff property to be created pursuant to the financing order. In preparing this proposal, Ameren Missouri worked with its counsel and its structuring advisor in preparing the application for a financing order. Moreover, Ameren Missouri worked with its counsel and the underwriters in preparing the legal agreements that provide for the terms of the securitized utility tariff bonds and the security for the securitized utility tariff bonds. Ameren Missouri has analyzed economic issues and practical issues for the scheduled payment of principal of and interest on the securitized utility tariff bonds, including the impact of economic factors, potential for disruptions due to weather or catastrophic events and its own forecasts for customer growth as well as the historic accuracy of its prior forecasts.
In light of the unique nature of the securitized utility tariff property, Ameren Missouri has taken (or prior to the offering of the securitized utility tariff bonds, will take) the following actions in connection with its review of the securitized utility tariff property and the preparation of the disclosure for inclusion in this prospectus describing the securitized utility tariff property, the securitized utility tariff bonds and the proposed securitization:
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reviewed the Securitization Law, other relevant provisions of Missouri statutes and any applicable rules, regulations and orders of the MoPSC as they relate to the securitized utility tariff property in connection with the preparation and filing of the application with the MoPSC for the approval of the financing order in order to confirm that the application and proposed financing order satisfied applicable statutory and regulatory requirements;

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actively participated in the proceeding before the MoPSC relating to the approval of the requested financing order;

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reviewed the financing order and the process by which it was adopted to confirm that the financing order satisfied the requirements of the Securitization Law;

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compared the proposed terms of the securitized utility tariff bonds to the applicable requirements in the Securitization Law, other relevant provisions of Missouri statutes, the financing order and any applicable regulations of the MoPSC to confirm that they met such requirements;

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prepared and reviewed the agreements to be entered into in connection with the issuance of the securitized utility tariff bonds and compared such agreements to the applicable requirements in the Securitization Law, other relevant provisions of Missouri statutes, the financing order and any applicable regulations of the MoPSC to confirm that they met such requirements;

•
reviewed the disclosure in this prospectus regarding the Securitization Law, other relevant provisions of Missouri statutes, the financing order and the agreements to be entered into in connection with the issuance of the securitized utility tariff bonds, and compared such descriptions to the relevant provisions of the Securitization Law, other relevant provisions of Missouri statutes, the financing order and such agreements to confirm the accuracy of such descriptions;

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consulted with legal counsel to assess if there is a basis upon which the bondholders (or the trustee acting on their behalf) could successfully challenge the constitutionality of any legislative action by the State of Missouri (including action by the MoPSC or the voters by amendment to the Missouri Constitution) that could repeal or amend the provisions of the Securitization Law in a way that could substantially impair the value of the securitized utility tariff property, or substantially reduce, alter or impair the securitized utility tariff charges;

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reviewed the process and procedures in place for it, as servicer, to perform its obligations under the servicing agreement, including billing, collecting, receiving and posting the securitized utility tariff charges to be provided for under the securitized utility tariff property, forecasting securitized utility tariff charges, and preparing and submitting advice letters for true-up adjustments to the securitized utility tariff charges;

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reviewed the operation of the true-up adjustment mechanism for adjusting securitized utility tariff charge levels to meet the scheduled payments on the securitized utility tariff bonds and in this context took into account its experience with the MoPSC; and

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with the assistance of its advisors, prepared financial models in order to set the initial securitized utility tariff charges to be provided for under the securitized utility tariff property at levels sufficient to pay principal of and interest on the securitized utility tariff bonds when due and other required amounts and charges owing in connection with the securitized utility tariff bonds.

In connection with the preparation of such models, Ameren Missouri:
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reviewed (i) the historical electric consumption and customer growth within its service territory and (ii) forecasts of expected energy sales and customer growth; and

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analyzed the sensitivity of the weighted average life of the securitized utility tariff bonds in relation to variances in actual energy consumption levels and related charge collections from forecasted levels and in relation to the true-up adjustment in order to assess the probability that the weighted average life of the securitized utility tariff bonds may be extended as a result of such variances, and in the context of the operation of the true-up adjustment for adjustment of securitized utility tariff charges to address undercollections or overcollections in light of scheduled payments on the securitized utility tariff bonds to prevent an event of default.
As a result of this review, Ameren Missouri has concluded that:
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the securitized utility tariff property, the financing order and the agreements to be entered into in connection with the issuance of the securitized utility tariff bonds meet in all material respects the applicable statutory and regulatory requirements;

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the disclosure in this prospectus regarding the Securitization Law, the financing order and the agreements to be entered into in connection with the issuance of the securitized utility tariff bonds is as of its date, accurate in all material respects and fails to omit any material information;

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the servicer has adequate processes and procedures in place to perform its obligations under the servicing agreement;

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securitized utility tariff charge revenues, as adjusted from time to time as provided in the Securitization Law and the financing order, are expected to be sufficient to pay on a timely basis scheduled principal and interest on the securitized utility tariff bonds; and

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the design and scope of Ameren Missouri’s review of the securitized utility tariff property as described above is effective to provide reasonable assurance that the disclosure regarding the securitized utility tariff property in this prospectus is accurate in all material respects.

THE SECURITIZED UTILITY TARIFF PROPERTY AND THE SECURITIZATION LAW
The Securitization Law Generally
The Securitization Law permits electrical corporations to finance energy transition costs, such as those incurred as a result of the retirement of Rush Island, and which are eligible for recovery under the Securitization Law through the issuance of securitized utility tariff bonds pursuant to and supported by an irrevocable financing order issued by the MoPSC and permits the MoPSC to approve a non-bypassable securitized utility tariff charge on existing and future customers receiving electrical service from the electrical corporation as of the date the financing order was issued, subject to certain exceptions. Please read “Ameren Missouri’s Financing Order” in this prospectus. The Securitization Law authorizes the securitized utility tariff charge to recover: (a) energy transition costs (also referred to herein as securitized utility tariff costs) and (b) financing costs associated with the securitized utility tariff bonds, including the costs of servicing such securitized utility tariff bonds.
The Securitization Law provides that securitized utility tariff charges are non-bypassable, meaning that they are payable paid by all existing or future retail customers receiving electrical service from the electrical corporation or its successors or assignees under commission-approved rate schedules, except for customers receiving electrical service under special contracts as of August 28, 2021, even if a retail customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in the State of Missouri. Ameren Missouri has no such special contract customers.
The Financing Order and the Securitized Utility Tariff Property
The Securitization Law contains a number of provisions designed to facilitate the securitization of energy transition costs, including the following:
The Securitization Law Provides for the Creation of Securitized Utility Tariff Property
The Securitization Law authorizes the MoPSC, through issuance of a financing order, to provide for the creation of securitized utility tariff property to secure repayment of securitized utility tariff bonds. Securitized utility tariff property is defined under the Securitization Law to include, without limitation, the right, title, and interest of the electrical corporation or its transferee:
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all rights and interests of an electrical corporation or successor or assignee of the electrical corporation under a financing order, including the right to impose, bill, charge, collect, and receive securitized utility tariff charges authorized under the financing order and to obtain periodic adjustments to such charges as provided in the financing order; and

•
all revenues, collections, claims, rights to payments, payments, money, or proceeds arising from the rights and interests specified in the financing order described in the bullet point immediately above, regardless of whether such revenues, collections, claims, rights to payment, payments, money, or proceeds are imposed, billed, received, collected, or maintained together with or commingled with other revenues, collections, rights to payment, payments, money, or proceeds.

The Securitization Law provides that securitized utility tariff property that is specified in a financing order shall constitute an existing, present intangible property right or interest therein, notwithstanding that the imposition and collection of securitized utility tariff charges depends on the electrical corporation performing its servicing functions relating to the collection of securitized utility tariff charges and on future electricity consumption. The Securitization Law provides that securitized utility tariff property shall exist regardless of whether or not the revenues or proceeds arising from the securitized utility tariff property have been billed, have accrued, or have been collected and notwithstanding the fact that the value or amount of the securitized utility tariff property is dependent on the future provision of service to customers and the future consumption of electricity by customers. The Securitization Law further provides that all securitized utility tariff property specified in a financing order shall continue to exist until the securitized utility tariff bonds issued pursuant to a financing order are paid in full and all associated financing costs and other costs of such securitized utility tariff bonds have been recovered in full.

A Financing Order is Irrevocable
The Securitization Law provides that the financing order shall be irrevocable at the time of the transfer of securitized utility tariff property to an assignee or the issuance of securitized utility tariff bonds, whichever is earlier. In addition, under the Securitization Law, the MoPSC may not, except as contemplated by the true-up adjustment, amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate, or otherwise adjust securitized utility tariff charges approved in the financing order.
Securitized Utility Tariff Charges May Be Adjusted
The Securitization Law requires the MoPSC to include in any financing order, a formula-based true-up mechanism for making, at least annually, expeditious periodic adjustments in the securitized utility tariff charges. The financing order approved the true-up adjustment to implement any true-up adjustment to (a) correct any undercollections or overcollections that may have occurred and otherwise ensure that the SPE receives remittances from securitized utility tariff charges that are required to satisfy the total securitized revenue requirement, including without limitation any overcollections or undercollections caused by defaults, during the time since the last true-up; and (b) ensure the billing of securitized utility tariff charges necessary to generate the collection of amounts sufficient to timely provide all payments of scheduled principal and interest (or deposits to sinking funds in respect of principal and interest) and any other amounts due in connection with the securitized utility tariff bonds (including ongoing financing costs and amounts required to be deposited in or allocated to any collection account or subaccount) during the period for which such adjusted securitized utility tariff charges are to be in effect. Please read “Ameren Missouri’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Securitized Utility Tariff Charge” and “The Servicing Agreement — True-Up Adjustment Submissions” in this prospectus. Under the Securitization Law and the financing order, there is no cap on the level of securitized utility tariff charges that may be imposed on customers as a result of the true-up adjustment process to pay principal of and interest on the securitized utility tariff bonds when due and other ongoing financing costs in connection with the securitized utility tariff bonds.
The Securitization Law Provides for the Creation of Consensual Liens on Securitized Utility Tariff Property
The Securitization Law provides that consensual security interests can be granted in securitized utility tariff property. The Securitization Law provides that a security interest in securitized utility tariff property is created, valid and binding at the later of the time when (a) the MoPSC has issued the related financing order, (b) a security agreement is executed and delivered by the debtor granting such security interest, (c) the debtor has rights in the securitized utility tariff property or the power to transfer such securitized utility tariff property, or (d) value is received for the securitized utility tariff property. A security interest will be attached as provided in the foregoing sentence without any physical delivery or collateral or other act. The security interest in the securitized utility tariff property is perfected when it has attached and when a financing statement has been filed with the Missouri Secretary of State in accordance with the Securitization Law.
Under the Securitization Law, if a default occurs under the terms of the securitized utility tariff bonds secured by a security interest in the securitized utility tariff property, the financing parties of the securitized utility tariff bonds (such as the trustee) may exercise the rights and remedies available to a secured party under the code. In addition, in the event of default by the electrical corporation in any required remittance of securitized utility tariff charges, a court, upon application by an interested party, and without limiting any other remedies available to the applying party, will order the sequestration and payment of the revenues arising from the securitized utility tariff property to the financing parties or their assignees. The Securitization Law provides that any such order shall remain in full force and effect notwithstanding any bankruptcy, reorganization, or other insolvency proceedings with respect to the debtor, pledgor, or transferor of the securitized utility tariff property. Please read “Risk Factors — Risks Associated with the Unusual Nature of the Securitized Utility Tariff Property — Foreclosure of the trustee’s lien on the securitized utility tariff property for the securitized utility tariff bonds might not be practical, and acceleration of the securitized utility tariff bonds before maturity might have little practical effect” in this prospectus.

The Securitization Law and the Financing Order Provide that the Transfer of Securitized Utility Tariff Property is a True Sale
The Securitization Law and the financing order provide that an electrical corporation’s transfer of securitized utility tariff property is an absolute transfer of all and true sale of, and not a pledge or secured transaction relating to, the transferor’s right, title, and interest to and under the securitized utility tariff property if the documents governing the transaction expressly state that the transaction is a sale or other absolute transfer other than for federal and state income tax purposes. The Securitization Law provides that the characterization of the sale, assignment, or transfer as an absolute transfer and true sale is not affected or impaired by:
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commingling of securitized utility tariff charges with other amounts;

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the retention by the seller of either of the following:

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a partial or residual interest, including an equity interest, including an equity interest, in the securitized utility tariff property, whether direct or indirect, subordinate or otherwise; or

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the right to recover costs associated with taxes, franchise fees, or license fees imposed on the collection of securitized utility tariff charges;

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any recourse that the purchaser may have against the seller;

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any indemnification rights, obligations, or repurchase rights made or provided by the seller;

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the obligation of the seller to collect securitized utility tariff charges on behalf of an assignee;

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the transferor acting as servicer of the securitized utility tariff charges;

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the treatment of the sale, conveyance, assignment, or transfer for tax, financial reporting, or other purposes;

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the granting or providing to bondholders a preferred right to the securitized utility tariff property; or

•
any application of the true-up adjustment of the securitized utility tariff charges as provided in the Securitization Law.

Please read “Risk Factors — Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” and “How A Bankruptcy May Affect Your Investment” in this prospectus.
A sale or similar outright transfer of an interest in securitized utility tariff property may occur only when all of the following have occurred:
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the financing order creating the securitized utility tariff property has become effective;

•
the documents evidencing the transfer of securitized utility tariff property have been executed by the assignor and delivered to the assignee; and

•
value is received for the securitized utility tariff property.

After such a transaction, the securitized utility tariff property is not subject to any claims of the transferor or the transferor’s creditors, other than creditors holding a prior security interest in the securitized utility tariff property perfected in accordance with the Securitization Law.
The Securitization Law Requires the Electrical Corporation and its Successors to Service the Securitized Utility Tariff Property
The Securitization Law requires the MoPSC to authorize the electrical corporation to enter into a servicing contract with the issuer of the securitized utility tariff bonds (i.e., the issuing entity) in connection with a sale, assignment or pledge of the securitized utility tariff property to such issuing entity. This contract must require the electrical utility to continue to operate its system to provide service to customers within its service territory, to collect amounts in respect of the securitized utility tariff charges for the benefit and account of the issuing entity and to account for and remit these amounts to or for the account of the issuing entity. The Securitization Law further provides to the extent that billing, collection, and other related services with respect to the provision of electric service are provided to a customer by any person or entity other than the electrical corporation in whose service territory the customer is located, that person or entity must collect the securitized utility tariff charges from the customer for the benefit and account of the applicable issuing entity as a condition to the provision of electric service to that customer.
The Securitization Law further provides that any successor to the electrical corporation, whether pursuant to any bankruptcy, reorganization, or other insolvency proceeding, or pursuant to any merger or acquisition, sale or other business combination, or other transfer, by operation of law, must perform and satisfy all obligations of, and have the same rights under a financing order as, the electrical corporation under the financing order in the same manner and to the same extent as the electrical corporation, including collecting and paying to the person entitled to receive the revenues, collections, payments, or proceeds of the securitized utility tariff property. Please read “The Servicing Agreement — Successor Servicer” in this prospectus.
State Pledge
Under the Securitization Law, the State of Missouri and its agencies, including the MoPSC, pledge and agree with holders, the owners of the securitized utility tariff property, and other financing parties that the state and its agencies will not: (a) alter the provisions of the Securitization Law, which authorize the MoPSC to create an irrevocable contract right or chose in action by the issuance of a financing order, to create securitized utility tariff property, and make the securitized utility tariff charges imposed by a financing order irrevocable, binding, or non-bypassable charges for all existing and future retail customers of Ameren Missouri; (b) take or permit any action that impairs or would impair the value of securitized utility tariff property or the security for the bonds or revises the securitized utility tariff costs for which recovery is authorized under the financing order; (c) in any way impair the rights and remedies of the holders, assignees, and other financing parties; or (d) except for changes made pursuant to the true-up adjustment, reduce, alter, or impair securitized utility tariff charges that are to be imposed, billed, charged, collected, and remitted for the benefit of the holders, any assignee, and any other financing parties until any and all principal, interest, premium, financing costs and other fees, expenses, or charges incurred, and any contracts to be performed, in connection with the bonds have been paid and performed in full.
The State Pledge does not preclude limitation or alteration if full compensation is made by law for the full protection of the securitized utility tariff charges collected pursuant to a financing order and of the holders and any assignee or financing party entering into a contract with Ameren Missouri.
Constitutional Matters
To date, no federal or Missouri cases addressing the repeal or amendment of statutory provisions analogous to those contained in the Securitization Law have been decided. There have been cases in which courts applied the Contract Clause of the United States Constitution to strike down legislation regarding similar matters, such as legislation reducing or eliminating taxes, public charges or other sources of revenues servicing other types of securitized utility tariff bonds issued by public instrumentalities or private issuers (or issuing entities), or otherwise substantially impairing or eliminating the security for securitized utility tariff bonds or other indebtedness. Based upon this case law, Hunton expects to deliver a reasoned opinion (the “Hunton Opinion”) prior to the closing of the offering of the securitized utility tariff bonds. Subject to Hunton’s research and analysis on the subject, as well as the assumptions stated therein, the Hunton Opinion will state to the effect that a reviewing court of competent jurisdiction, in a properly prepared and presented case, would conclude that the State Pledge constitutes a contractual relationship between the bondholders and the State of Missouri, and that, absent a demonstration by the State of Missouri that any legislative action that becomes law that alters, impairs or reduces the value of the securitized utility tariff property or the securitized utility tariff charges (such action being referred to as a “legislative action”) so as to impair (a) the terms of the indenture or the securitized utility tariff bonds or (b) the rights and remedies of the bondholders (or the trustee acting on their behalf) (each such act, an “impairment”), is necessary to further a significant and legitimate public purpose, and upon a finding by the court that an evident and more moderate course would serve the State’s purposes equally well, the bondholders could successfully challenge under the Federal Contract Clause the constitutionality of any legislative action that causes an impairment prior to the time that the securitized utility tariff bonds are fully paid and discharged. The relevant case law also indicates that the State’s justification would be subjected to a higher degree of scrutiny, and that the State would bear a more substantial burden, if the legislative action impairs a contract to which the State is a party (which the depositor believes to be the case here), as contrasted to a contract solely between private parties. Based upon this case law, Dentons expects to deliver an opinion (the “Dentons Opinion”) substantially to the same effect under the Contract Clause of the Missouri Constitution. It may be possible for the Missouri legislature to repeal or amend the Securitization Law or for the MoPSC to amend or revoke the financing order notwithstanding the State Pledge, if the legislature or the MoPSC acts in order to serve a significant and legitimate public purpose, such as protecting the public health and safety or responding to a national or regional catastrophe affecting Ameren Missouri, or if the legislature otherwise acts in the valid exercise of the State’s police power. The issuing entity will file a copy of the Hunton Opinion and the Dentons Opinion as exhibits to an amendment to the registration statement of which this prospectus is a part, or to one of the issuing entity’s periodic filings with the SEC.
In addition, any legislative action of the Missouri legislature adversely affecting the securitized utility tariff property or the ability to collect securitized utility tariff charges may be considered a “taking” under the United States Constitution. Each of Hunton and Dentons has advised the issuing entity that they are not aware of any federal court cases addressing the applicability of the Takings Clause of the United States Constitution in a situation analogous to that which would be involved in an amendment or repeal of the Securitization Law. Hunton expects to render a reasoned opinion, prior to the closing of the offering of the securitized utility tariff bonds, to the effect that under existing case law, assuming a Takings Clause analysis were applied under the United States Constitution, there are sufficient legal grounds for a court to require the State of Missouri to pay just compensation to the bondholders if the State’s repeal or amendment of the Securitization Law or taking of any other action in contravention of the State Pledge, (a) constituted a permanent appropriation of a substantial property interest of the bondholders in the securitized utility tariff property or denied all economically productive use of the securitized utility tariff property; (b) destroyed the securitized utility tariff property other than in response to emergency conditions; or (c) substantially reduced, altered or impaired the value of the securitized utility tariff property so as to unduly interfere with the reasonable expectations of the bondholders arising from their investments in the securitized utility tariff bonds. In addition, Dentons expects to deliver an opinion substantially to the same effect under the Takings Clause of the Missouri Constitution. In examining whether action of the Missouri legislature amounts to a taking, both U.S. federal and Missouri state courts will consider the character of the governmental action and whether such action substantially advances the legitimate governmental interests of the State of Missouri, the economic impact of the governmental action on the bondholders and the extent to which the governmental action interferes with distinct investment-backed expectations. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient for you to recover fully your investment in the securitized utility tariff bonds.
In connection with the foregoing, each of Hunton and Dentons will advise the issuing entity that issues relating to the Contract and Takings Clauses of the United States and Missouri Constitutions are decided on a case-by-case basis and that courts’ determinations, in most cases, are strongly influenced by the facts and circumstances of the particular case, and both firms will further advise the issuing entity that there are no reported controlling judicial precedents that are directly on point. The Hunton and Dentons Opinions described above will be subject to the qualifications included in them.
The degree of impairment necessary to meet the standards for relief under a Takings Clause analysis or Contract Clause analysis could be substantially in excess of what a bondholder would consider material.
For a discussion of risks associated with potential judicial, legislation or regulatory actions, please read “Risk Factors — Risks Associated with Potential Judicial, Legislative or Regulatory Actions” in this prospectus.

AMEREN MISSOURI’S FINANCING ORDER
Ameren Missouri’s Financing Order
On November 21, 2023, Ameren Missouri submitted a petition for a financing order to the MoPSC, seeking authority to recover approximately $513 million of energy transition costs incurred by Ameren Missouri due to the retirement of Rush Island. On August 7, 2024, the MoPSC issued the financing order which authorizes Ameren Missouri to sponsor an issuance of securitized utility tariff bonds to recover the Authorized Amount, consisting of approximately $461 million of energy transition costs plus applicable carrying costs plus upfront financing costs. The financing order became effective August 17, 2024 and became final and not subject to further appeal on September 21, 2024.
The financing order, pursuant to the provisions of the Securitization Law, is irrevocable and, except as contemplated by the periodic true-up adjustments, the MoPSC may not amend, modify, or terminate the financing order by any subsequent action or reduce, impair, postpone, terminate or otherwise adjust securitized utility tariff charges approved in the financing order.
The issuing entity has filed the financing order with the SEC as an exhibit to the registration statement of which this prospectus forms a part. The depositor summarized portions of the financing order below.
Securitized Utility Tariff Charges
The Financing Order Requires the Imposition and Collection of Securitized Utility Tariff Charges
Pursuant to the financing order, the securitized utility tariff charge will be assessed to all customers at an equal charge per kWh that is adjusted for line losses determined for each voltage level class. Such securitized utility tariff charges will be in amounts sufficient to retire the principal amount of the securitized utility tariff bonds in accordance with the expected sinking fund schedule, to pay all interest on the securitized utility tariff bonds when due, and to pay all ongoing financing costs relating to the securitized utility tariff bonds (“ongoing financing costs”). Under the financing order, there is no limit on the amount of the securitized utility tariff charge.
The Financing Order Provides that Securitized Utility Tariff Charges are Non-bypassable
As required by the Securitization Law, the financing order provides that the securitized utility tariff charges are “non-bypassable” and must be paid by all existing and future customers receiving electrical service from Ameren Missouri or its successor or assignees and located within Ameren Missouri’s service area as it existed on the date the financing order was issued under MoPSC-approved rate schedules, except for customers receiving electrical service under special contracts as of August 28, 2021, even if a retail customer elects to purchase electricity from an alternative electricity supplier following a change in regulation of public utilities in State of Missouri. Ameren Missouri has no such special contract customers. In addition, under the financing order, any existing or future customer may not avoid securitized utility tariff charges by switching to another electrical corporation, electric cooperative, or municipally owned utility on or after the financing order was issued.
The financing order specifies that it is binding on any successor to Ameren Missouri that provides transmission and distribution service directly to retail customers in Ameren Missouri’s service area as it existed on the date the financing order was issued pursuant to the Securitization Law, including collecting and paying to the bondholders revenues arising with respect to the securitized utility tariff property.
In the servicing agreement, Ameren Missouri will covenant to assert in an appropriate forum that any municipality, or any other person or entity, that acquires any portion of Ameren Missouri’s electric transmission and distribution facilities must be treated as a successor to Ameren Missouri under the Securitization Law and the financing order, subject to approval by the MoPSC, and that its retail customers remain responsible for payment of securitized utility tariff charges. Please read “The Servicing Agreement — Servicing Standards and Covenants” in this prospectus.

The Financing Order Approves the Methodology used to Calculate the Securitized Utility Tariff Charges
The financing order approves the methodology by which the securitized utility tariff charges will be calculated and adjusted from time to time by the servicer pursuant to the issuance advice letter and true-up advice letters submitted to the MoPSC as described below.
Pursuant to the financing order, the securitized utility tariff charges will be a levelized charge assessed to all customers adjusted for line losses determined for each voltage level class. Ameren Missouri has four line loss adjustment factors depending on the voltage level class that are determined in accordance with Ameren Missouri’s fuel adjustment clause rider. The securitized utility tariff charge rates across all voltage level classes are expected to be substantially level with the current difference between the highest securitized utility tariff charge rate and the lowest securitized utility tariff charge rate being approximately 6.1%.
The table below shows the current line loss adjustment factor for each voltage level class.
Voltage Level	Securitized Utility Tariff Charge Line Loss Adjustment Factor	2023 Actual Billed kWh Breakdown	Customer Classes Included
Secondary	1.0539	76.8%	Residential, Commercial, Industrial, Other
Primary	1.0222	16.6%	Commercial, Industrial
High Voltage	1.0059	6.0%	Commercial, Industrial
Transmission	0.9928	0.6%	Commercial, Industrial
In accordance with the financing order, after the initial implementation of the securitized utility tariff charge, Ameren Missouri will revise the securitized utility tariff charge rates at least semi-annually to collect the required securitized utility tariff charge revenue based on the then-current sales forecast. Please read “Ameren Missouri’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Securitized Utility Tariff Charge” in this prospectus.
The Financing Order Requires the Servicer to Periodically “True-Up” the Securitized Utility Tariff Charge
The financing order requires that the servicer make periodic expenditure adjustments, at least annually, to the securitized utility tariff charges to ensure the recovery of revenues sufficient to provide for the timely payment of the periodic payment requirement. In addition to the annual true-up adjustments, the servicer is authorized under the financing order to make semi-annual true-up adjustments or quarterly beginning 12 months prior to the final scheduled payment date of the securitized utility tariff bonds and interim true-up adjustments at any time (i) if the servicer forecasts that securitized utility tariff charge collections will be insufficient to make all scheduled payments of principal, interest, and other amounts on a timely basis during the current or next succeeding payment period, or (ii) to replenish any draw upon the capital subaccount.
The servicing agreement requires semi-annual true-up adjustments, interim true-up adjustments, if necessary, and beginning 12 months prior to the scheduled final payment date of the securitized utility tariff bonds, the servicer must submit quarterly true-up adjustments. Mandatory semi-annual true-up adjustments, interim true-up adjustments, and mandatory quarterly true-up adjustments as described above are referred to as “standard true-up adjustments.” Each such standard true-up adjustment shall utilize the methodology described above under the heading “— The Financing Order Approves the Methodology used to Calculate the Securitized Utility Tariff Charges” to determine the securitized utility tariff charges requested on the next adjustment date.
Standard semi-annual true-up letters and standard interim true-up adjustment letters must be submitted not less than 30 days before the billing cycle of the month in which the revised securitized utility tariff charge will be in effect. Each true-up adjustment filing will set forth the servicer’s calculation of the true-up adjustment to the securitized utility tariff charges. Within 30 days after receiving a true-up adjustment filing, the MoPSC will either approve the request or inform Ameren Missouri of any mathematical or clerical errors in its calculation. If the MoPSC informs Ameren Missouri of mathematical or clerical errors in its calculation, Ameren Missouri will correct its error and refile its request, to which the same time frames described above will apply.

The Initial Securitized Utility Tariff Charges
The initial securitized utility tariff charges will be determined and approved by the MoPSC as part of the issuance advice letter process described below. Please read “Ameren Missouri’s Financing Order — Issuance Advice Letter” in this prospectus. The initial securitized utility tariff charge for the securitized utility tariff bonds offered hereby is expected to represent approximately 1.8% of the total electric bill, as of October 2024, received by a 1,000 kWh residential customer of Ameren Missouri.
The securitized utility tariff charges will become effective upon the issuance of the securitized utility tariff bonds, and will be subject to periodic true-up as described above.
Partial Payments of the Securitized Utility Tariff Charges will be Pro-rated
The financing order requires that, if any amounts collected by the servicer represent partial payments of the total bill to a customer, first dollars collected of such payments shall be attributed to past due balances, if any, and the remainder shall be allocated ratably among the securitized utility tariff charges and other amounts due for that given prior or current period bill in proportion to their percentage of the overall bill.
Issuance Advice Letter
Not later than one day after the pricing date of the securitized utility tariff bonds, Ameren Missouri is required to submit with the MoPSC an issuance advice letter, which will:
•
specify the total amount of securitized utility tariff costs and financing costs;

•
specify the amount of quantifiable net present value savings;

•
confirm compliance with issuance standards;

•
the actual terms and structure of the securitized utility tariff bonds being issued;

•
calculate the initial securitized utility tariff charge for retail customers; and

•
identify the issuing entity.

The financing order provides that Ameren Missouri may proceed with the issuance of the securitized utility tariff bonds unless, before noon on the fourth business day after the MoPSC receives the issuance advice letter, the MoPSC issues a disapproval letter directing that the securitized utility tariff bonds shall not be issued and the basis for that disapproval.
Servicing Agreement
In the financing order, the MoPSC authorized Ameren Missouri, as the servicer, to enter into the servicing agreement described under “The Servicing Agreement” in this prospectus. The servicing agreement provides that Ameren Missouri may not resign from its obligations and duties as servicer thereunder, except if (a) Ameren Missouri determines that the performance of its duties under the servicing agreement is no longer permissible under applicable law or (b) satisfaction of the following: (i) the rating agency condition shall have been satisfied and (ii) the MoPSC shall have approved such resignation. No resignation by Ameren Missouri as servicer will become effective until a successor servicer has assumed Ameren Missouri’s servicing obligations and duties under the servicing agreement. Please read “The Servicing Agreement — Matters Regarding the Servicer” in this prospectus.
Securitized utility tariff charges will be collected by Ameren Missouri from customers as part of its normal collection activities. Securitized utility tariff charges will be deposited by Ameren Missouri into the collection account under the terms of the indenture, the series supplement and the servicing agreement. Estimated securitized utility tariff charge collections will be remitted to the trustee on each business day. The estimated daily remittances made by Ameren Missouri will use the then-current Weighted Average Days Sales Outstanding and an estimated system-wide write-off percentage. No less often than semi-annually, estimated securitized utility tariff charge collections will be reconciled with actual securitized utility tariff charge collections, based on Weighted Average Days Sales Outstanding and actual system-wide write-offs. Please read “The Servicing Agreement — Remittances to Collection Account” in this prospectus.

THE DEPOSITOR, SELLER, INITIAL SERVICER AND SPONSOR
General
Ameren Missouri will be the depositor, seller and initial servicer of the securitized utility tariff property securing the securitized utility tariff bonds, and will be the sponsor of the securitization in which securitized utility tariff bonds covered by this prospectus are issued.
Ameren Missouri, a Missouri corporation incorporated in 1902 and headquartered in St. Louis, Missouri, is an integrated, regulated electrical corporation engaged in the generation, transmission, distribution and sale of electricity in central and eastern Missouri, including the Greater St. Louis area. Ameren Missouri is regulated by the MoPSC and the FERC.
Ameren Missouri is a wholly-owned subsidiary of Ameren. Ameren also owns Ameren Illinois, a rate regulated electrical Illinois corporation. As of September 30, 2024, Ameren Missouri provided electricity to approximately 1.3 million customers in the State of Missouri and provided gas to approximately 100,000 customers in the State of Missouri. As of September 30, 2024, Ameren Missouri’s customer base included an average of 1,093,187 residences, 163,226 commercial firms, 3,583 industrials, and 1,748 municipalities and other public authorities. As of September 30, 2024, Ameren Missouri’s total billed electric operating revenue was derived as follows: 51% Residential; 39% Commercial; 9% Industrial and 1% Other. The securitized utility tariff bonds do not constitute a debt, liability or other legal obligation of Ameren Missouri or Ameren.
Ameren Missouri Retail Customer Base and Electric Energy Consumption
The following tables show the electricity sales to retail customers, electric delivery revenues and number of retail customers for each customer class and each of the five preceding years and year-to-date as of September 30, 2024. There can be no assurances that the retail electricity sales, retail electric revenues and number of retail customers or the composition of any of the foregoing will remain at or near the levels reflected in the following tables.
Electricity Sales to Retail Customers by Customer Class(1)
(kilowatt hours in millions)
Customer Class	2019	2020	2021	2022	2023	Year-to-date Sept. 30, 2024
Residential	13,532	13,267	13,366	13,915	12,839	10,108
Commercial	14,269	13,117	13,556	13,826	13,466	10,410
Industrial	4,242	4,158	4,151	4,090	3,977	3,099
Other	99	88	81	76	71	47
Total	32,142	30,630	31,154	31,907	30,353	23,664

(1)
Amounts may not add up due to rounding.

Electric Operating Revenue by Customer Class(1)
(dollars in millions)
Customer Class	2019	2020	2021	2022	2023	Year-to-date Sept. 30, 2024
Residential	$1,407	$1,368	$1,446	$1,555	$1,581	$1,295
Commercial	$1,160	$1,034	$1,117	$1,208	$1,277	$1,011
Industrial	$282	$261	$275	$291	$307	$235
Other	$17	$17	$17	$18	$19	$14
Total	$2,866	$2,681	$2,854	$3,072	$3,183	$2,555

(1)
Amounts may not add up due to rounding.

Average Number of Retail Electric Customers(1)
Customer Class	2019	2020	2021	2022	2023	Year-to-date Sept. 30, 2024
Residential	1,066,035	1,071,999	1,077,436	1,082,243	1,087,971	1,093,187
Commercial	158,687	159,512	161,399	162,932	160,866	163,226
Industrial	3,836	3,754	3,674	3,630	3,576	3,583
Other	1,688	1,698	1,751	1,748	1,749	1,748
Total	1,230,246	1,236,963	1,244,260	1,250,553	1,254,162	1,261,744

(1)
Amounts may not add up due to rounding.

Forecasting Electricity Consumption
Ameren Missouri develops retail electricity sales forecasts each year for financial planning and integrated resource planning, which the latter is filed annually with the MoPSC. These updates reflect retail load migration along with other minor changes.
Ameren Missouri develops statistical adjusted end-use (SAR) econometric models to forecast electricity sales for the residential, commercial, and industrial market segments. These forecasts will be used to calculate the securitized utility tariff charges for any given period, in order to determine the revenue required to meet the principal and interest and other ongoing financing costs for the securitized utility tariff bonds.
For the residential sector, electricity consumption is modeled as a function of population, housing, price, appliance end-use and heating and cooling degree days. The commercial sector is modeled as a function of residential customer growth, price, appliance end-use, gross metro product (GMP) non-manufacturing, and heating and cooling degree days for Ameren Missouri’s service territory. Electricity usage for the industrial sector is modeled as a function of price, GMP — manufacturing, employment — manufacturing, and cooling degree days. Forecasted weather-related drivers assume normal weather conditions. A rolling thirty-year average for such weather drivers as heating and cooling degree-days are employed in developing the sales forecast.
Ameren Missouri’s electricity demand forecast models have been in use in their current form for more than five years and have undergone extensive review by the MoPSC. Each year Ameren Missouri updates these models with the most recent recorded data, and conducts testing to ensure that model statistics indicate that drivers are relevant and significant.
The table below shows electricity forecasts and variances from the forecast for the five years 2019 – 2023 and year-to-date as of September 30, 2024.
Ameren Missouri updated its sales forecast model in 2020 through 2022 to account for the impacts of the COVID-19 pandemic.
Annual Forecast Variance For Retail Electric Delivery (MWh)
	2019	2020	2021	2022	2023	Year-to-date Sept. 30, 2024
Forecast	32,080	32,157	31,300	31,087	30,886	23,743
Actual	32,142	30,630	31,154	31,907	30,353	23,664
Variance	62	(1,527)	(146)	820	(533)	(79)
Variances among the customer classes, which are used to allocate payment responsibility for the securitized utility tariff bonds, may differ from the variances shown above, as the classifications relate to distribution voltage only.

Billing and Collections
During 2023, Ameren Missouri received approximately 79.7% of total bill payments electronically, through means such as electronic funds transfer, electronic data interchange, pay by phone, and web-based payments. Approximately 18.3% of bill payments were received via U.S. Mail and the remaining 2.0% were received through Authorized Payment Agencies (walk-in payments). Regardless of payment type, if a customer currently has delinquent debt, the delinquent balance is paid first followed by any current outstanding debt for the billing period. Payment allocation rules are the same for all customers, where delinquent debt is satisfied first, followed by current debt. An account’s debt is broken into delinquent vs. current debt. Delinquent debt is debt aged greater than the due date of the bill. Current debt is debt aged less than the due date of the bill.
Residential customer accounts are considered past due 21 days from the bill date and non-residential customer accounts are considered past due 21 days from the bill date. For all customers, Ameren Missouri mails a 10-day disconnection notice. In addition, Ameren Missouri makes a reasonable attempt to contact an adult person residing at the customer’s residence at least 24 hours prior to termination of service.
For residential and non-residential customers, a closing bill including all unpaid amounts is generally issued within three to ten days of service termination. For all customers, if amounts remain outstanding after 23 days, a letter of non-payment will be sent to the customer. A second reminder letter will be sent 28 days after the first letter. Unpaid residential and non-residential accounts will be referred to third-party collection agencies approximately 90 days after the closing bill and listed with major credit bureaus by the agencies approximately three months thereafter. Active collections on unpaid accounts will continue up to the statutory limit of three years. Under current policies, unpaid closed account balances are written off approximately 90 days after the final bill is delinquent.
Generally, service may be disconnected if payment is not received after all notifications have been provided. Before restoring service that has been shut-off for non-payment, Ameren Missouri has the right to require the payment of the past due amount.
Credit Policy
Under Missouri law and MoPSC regulatory guidelines, Ameren Missouri is obligated to provide service to electricity customers in its service territory regardless of their creditworthiness.
Certain accounts are secured with deposits or guarantees to reduce losses. Since the vast majority of customers pay their bills within the allotted time, it is not necessary to require deposits from all customers. Specific criteria have been developed for establishing credit and deposit requirements. These criteria are based on multiple factors, including but not limited to prior service history, payment record, external credit scores, financial risk assessments, and applicable regulatory requirements. Criteria may differ between residential and non-residential customers.
Customers may be required to establish credit through deposits or other means, as assessed at Ameren Missouri’s discretion per MoPSC regulations, such as depositing cash equal to twice the average monthly electric charge. Alternatives to cash deposits may include furnishing a satisfactory guarantor, a surety bond, or an irrevocable letter of credit. The credit department may consider other alternatives based on risk assessment and the age of the account.
Ameren Missouri may change its credit and collections policies from time to time.
Loss Experience
The following table sets forth information relating to Ameren Missouri’s annual net write-offs as a percentage of electric operating revenue for its electric retail customers for the five years ending December 31, 2019 through 2023 and year-to-date as of September 30, 2024:

Net Write-Offs as a Percentage of Electric Operating Revenue (dollars in thousands)
	2019	2020	2021	2022	2023	Year-to-date Sept. 30, 2024
Electric Operating Revenue	2,866,146	2,681,264	2,854,432	3,072,474	3,183,409	2,555,060
Net Write-Offs	7,885	5,688	8,239	7,958	10,488	7,293
Percentage of Electric Operating Revenue	0.28%	0.21%	0.29%	0.26%	0.33%	0.29%
Average Days Sales Outstanding
The following table sets forth information relating to the average number of days retail customer electricity bills remained outstanding from the bill date for the five years ending December 31, 2019 through 2023 and year-to-date as of September 30, 2024:
Average Days Sales Outstanding
	2019	2020	2021	2022	2023	Year-to-date Sept. 30, 2024
Average Days Sales Outstanding	22.69	24.04	22.93	23.35	24.15	23.64
Delinquencies
The following table sets forth information relating to the delinquencies as a percentage of total annual billed revenues for all classes of electric customers as of December 31 for the years 2019 to 2023 and year-to-date as of September 30, 2024. Balances are delinquent when the following month’s bill is rendered. Customers on payments plans who are current on their plan installments are not considered delinquent.
Delinquencies as a Percentage of Total Billed Electric Revenues*
	2019	2020	2021	2022	2023	Year-to-date Sept. 30, 2024
31 – 60 days	2.12%	2.71%	1.78%	2.38%	2.28%	1.99%
61 – 90 days	0.79%	1.30%	0.73%	1.00%	1.08%	0.86%
91+ days	1.17%	2.52%	1.55%	1.68%	1.87%	1.54%
Total	4.08%	6.53%	4.07%	5.06%	5.24%	4.39%

*
Note: Percentages may not add up due to rounding.

Municipalization
Under Missouri law, local municipalities may seek to acquire portions of Ameren Missouri’s electric transmission and distribution facilities through the power of eminent domain for use as part of municipally-owned utility systems and serve customers with those facilities. Additionally, local municipalities may extend their own facilities to take over service of customers located within their jurisdictional areas which overlap with Ameren Missouri’s service territory. These circumstances involve what is referred to in utility regulations as “municipalization” or “municipal acquisition,” where the affected customers are no longer interconnected with Ameren Missouri’s electric facilities due to a transfer of service territory to a municipal utility. Ameren Missouri’s service territory has not been and is not currently subject to any such municipalization effort.
The Securitization Law and the financing order provide that the securitized utility tariff charges must be paid by all existing and future customers receiving electric service from Ameren Missouri or its successors or assigns under MoPSC-approved rate schedules.

The Securitization Law also specifies that any successor to an electrical corporation shall perform and satisfy all obligations of the electrical corporation pursuant to the Securitization Law, including collecting and paying to the bondholders revenues arising with respect to the securitized utility tariff property. In the servicing agreement, Ameren Missouri will covenant to assert in an appropriate forum that any municipality that acquires any portion of Ameren Missouri’s electric transmission and distribution facilities must be treated as a successor to Ameren Missouri under the Securitization Law and the financing order, subject to approval by the MoPSC, and that retail customers in such municipalities remain responsible for payment of securitized utility tariff charges.
Successors
Missouri law also provides the merger, sale or control of Ameren Missouri, either directly or indirectly, by any person or corporation must be approved by the MoPSC. The Securitization Law specifies that any successor to an electrical corporation shall perform and satisfy all obligations of, and have the same rights under a financing order as, the electrical corporation under the financing order in the manner and to the same extent as the electrical corporation, including collecting and paying to the bondholders revenues, collections, payments or proceeds arising with respect to the securitized utility tariff property. Further, the financing order states that it is binding on Ameren Missouri and any successor that provides transmission or distribution electric service directly to customers of Ameren Missouri. In the servicing agreement, Ameren Missouri has covenanted to assert in an appropriate forum that any person or corporation that merges with, acquires or controls Ameren Missouri directly or indirectly must be treated as a successor to Ameren Missouri under the Securitization Law and the financing order, subject to approval by the MoPSC, and that customers remain responsible for payment of securitized utility tariff charges.
Future Securitizations
Ameren Missouri, in its sole discretion, may sell securitized utility tariff property or property similar to securitized utility tariff property, created by one or more separate financing orders in connection with the issuance of additional securitization bonds or obligations similar to the securitized utility tariff bonds without your prior review or approval.
Any new issuance would be offered pursuant to a separate registration statement and may include terms and provisions that would be unique to that particular issuance. Ameren Missouri has covenanted in the sale agreement that the satisfaction of the rating agency condition and the execution and delivery of an intercreditor agreement or joinder to an intercreditor agreement are condition precedents to the sale of additional securitized utility tariff property or similar property consisting of non-bypassable charges payable by customers comparable to the securitized utility tariff property to another entity. Please read “Security for the Securitized Utility Tariff Bonds — Intercreditor Agreement” and “Sale Agreement — Covenants of the Seller” in this prospectus.
No Prior Sponsor Experience or Servicing Experience Relating to Securitized Utility Tariff Charges
Ameren Missouri has not previously sponsored securitized utility tariff bonds and has not serviced securitized utility tariff charges. As an electric utility in Missouri, Ameren Missouri has over one hundred years of experience in collecting similar charges from its customers, which it will be doing on behalf of the issuing entity, as initial servicer of the securitized utility tariff property. Although Ameren Missouri does not have prior experience specifically with respect to servicing securitized utility tariff charges, it is highly experienced in calculating and implementing rates and charges under various cost recovery clauses and imposing, billing, charging and collecting such rates and charges. These clauses include the Fuel Adjustment Clause and the Purchased Gas Adjustment Tariff Clause. These clauses are subject to regular and periodic true-up adjustments, which adjustments include filing with, and review and approval by, the MoPSC. The calculation, imposition, billing, charging and collection of securitized utility tariff charges will follow very similar processes as the other cost recovery clauses that Ameren Missouri has experience with. Though the charges collected under the other cost recovery clauses are not remitted to a subsidiary, the method of calculating, imposing and collecting such charges is similar. Therefore, Ameren Missouri has a long history of collecting different charges from its customers and allocating them accordingly.

AMEREN MISSOURI SECURITIZATION FUNDING I, LLC, THE ISSUING ENTITY
The issuing entity is a special purpose limited liability company formed under the Delaware Limited Liability Company Act pursuant to a limited liability company agreement executed by the issuing entity’s sole member, Ameren Missouri, and the filing of a certificate of formation with the Secretary of the State of Delaware. The issuing entity was formed on September 23, 2024.
The issuing entity has been organized as a special purpose subsidiary of Ameren Missouri for the limited purpose of holding securitized utility tariff property and issuing the securitized utility tariff bonds secured by securitized utility tariff property and other securitized utility tariff bond collateral pledged to secure the securitized utility tariff bonds.
The issuing entity’s limited liability company agreement restricts it from engaging in activities other than those described in this section. The issuing entity does not have any employees, but it will pay its member for out-of-pocket expenses incurred by the member in connection with its services to the issuing entity in accordance with the issuing entity’s limited liability company agreement. The issuing entity has summarized selected provisions of its limited liability company agreement below, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. On the date of issuance of the securitized utility tariff bonds, the capital subaccount securing the securitized utility tariff bonds will be funded at a level equal to 0.50% of the principal amount of such securitized utility tariff bonds issued or such other amount as may allow the securitized utility tariff bonds to achieve the desired security rating and treat the securitized utility tariff bonds as debt under applicable guidance issued by the Internal Revenue Service, which the issuing entity also refers to as the “IRS.”
At the time of the issuance of the securitized utility tariff bonds, the issuing entity’s assets available to secure the securitized utility tariff bonds will consist primarily of the securitized utility tariff property and the other securitized utility tariff bond collateral held under the indenture and the series supplement for the securitized utility tariff bonds.
Restricted Purpose
The issuing entity has been created for the sole purpose of:
•
issuing the securitized utility tariff bonds;

•
acquiring, owning, holding, disposing of, administering, servicing or entering into agreements regarding the receipt and servicing of the securitized utility tariff property, and any other securitized utility tariff bond collateral and related assets created by the financing order, and the other collateral;

•
making payment on the securitized utility tariff bonds;

•
distributing amounts released to the issuing entity;

•
managing, selling, assigning, pledging, collecting amounts due on, or otherwise dealing with the securitized utility tariff property and the other securitized utility tariff bond collateral and related assets;

•
negotiating, executing, assuming and performing the issuing entity’s obligations under the basic documents;

•
performing other activities that are necessary, suitable or convenient to accomplish these purposes.

The issuing entity’s limited liability company agreement does not permit the issuing entity to engage in any activities not directly related to these purposes, including issuing securities (other than the securitized utility tariff bonds), borrowing money or making loans to other persons. The list of permitted activities set forth in the issuing entity’s limited liability company agreement may not be altered, amended or repealed without the affirmative vote of a majority of the issuing entity’s managers, which vote must include the affirmative vote of the issuing entity’s independent manager. The issuing entity’s limited liability company agreement and the indenture will prohibit it from issuing any securitized utility tariff bonds (as such term is defined in the Securitization Law), other than the securitized utility tariff bonds that the issuing entity will offer pursuant to this prospectus. Please read “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus.

The Issuing Entity’s Relationship with Ameren Missouri
On the issue date for the securitized utility tariff bonds, Ameren Missouri will sell securitized utility tariff property to the issuing entity pursuant to a sale agreement between the issuing entity and Ameren Missouri. Ameren Missouri will service the securitized utility tariff property pursuant to a servicing agreement between the issuing entity and Ameren Missouri and will provide administrative services to the issuing entity pursuant to an administration agreement between the issuing entity and Ameren Missouri.
The Issuing Entity’s Management
Pursuant to the issuing entity’s limited liability company agreement, the issuing entity’s business will be managed by three or more managers, at least one of whom will be an independent manager, in each case appointed from time to time by Ameren Missouri or, in the event that Ameren Missouri transfers its interest in the issuing entity, by the issuing entity’s owner or owners. Following the initial issuance of securitized utility tariff bonds, the issuing entity will have at least one independent manager, who among other things, must be a natural person who, for the five-year period prior to his or her appointment as an independent manager has not been and during the continuation of his or her service as independent manager is not:
•
an employee, director, manager, stockholder, partner, agent, consultant, attorney, accountant, advisor or officer of the issuing entity, Ameren Missouri or any of their respective affiliates, other than his or her service as independent manager;

•
a creditor, service provider or supplier of the issuing entity, Ameren Missouri or any their respective affiliates, except that an independent manager may be an employee of a supplier of corporate related services to the issuing entity or any of our affiliates; or

•
any member of the immediate family of a person described in either of the above bullets.

Ameren Missouri, as the issuing entity’s sole member, will appoint the independent manager prior to the issuance of the securitized utility tariff bonds. None of the issuing entity’s managers or officers has been involved in any legal proceedings which are specified in Item 401(f) of the SEC’s Regulation S-K. None of the issuing entity’s managers or officers beneficially own any equity interest in the issuing entity.
The following is a list of our managers as of the date of this prospectus:
Name	Age	Title	Background
Darryl T. Sagel	52	Manager, Treasurer and President	Darryl T. Sagel has served as Vice President and Treasurer of Ameren Corp. and Ameren Missouri since July 2018. Mr. Sagel previously served as Vice President, Corporate Development from July 2012 to July 2018. Prior to joining Ameren in 2012, Mr. Sagel served as a Managing Director, Investment Banking, with Rothschild Inc. and with Lazard in their New York offices.
David R. Loesch	48	Manager and Controller	David R. Loesch was appointed Vice President and Controller of Ameren Corp. in June 2020. Mr. Loesch previously served as Director, Ameren Services Center from May 2017 to June 2020 and as Director, External Reporting, from January 2013 to May 2017, and previously in various accounting roles. Prior to joining Ameren in 2000, Mr. Loesch worked for a public accounting firm.
Lisa M. Pierro	44	Independent Manager	Ms. Pierro joined CT Corporation System, a WoltersKluwer business, in 2013 and currently serves as Senior Customer Staffing Specialist and Independent Director/Manager. Prior to her current role, Ms. Pierro served as a Customer Specialist and an Assistant Team Leader.

Manager Fees and Limitation on Liabilities
The issuing entity has not and will not compensate its managers, other than the independent manager, for their services on behalf of the issuing entity. The issuing entity will pay the annual fees of the independent manager from its revenues and will reimburse them for reasonable expenses. These expenses include the reasonable compensation, expenses and disbursements of the agents, representatives, experts and counsel that the independent managers may employ in connection with the exercise and performance of his or her rights and duties under the issuing entity’s limited liability company agreement.
The issuing entity’s limited liability company agreement provides that to the extent permitted by law, the managers will not be personally liable for any of the issuing entity’s debts, obligations or liabilities. The issuing entity’s limited liability company agreement further provides that, except as described below, to the fullest extent permitted by law, the issuing entity will indemnify the managers against any liability incurred in connection with their services as managers for us if they acted in good faith and in a manner which they reasonably believed to be in or not opposed to the issuing entity’s best interests. Each manager shall be exculpated from, and the issuing entity shall indemnify each manager from and against, all claims incurred by reason of any act or omission by such manager related to any criminal action unless they had reasonable cause to believe their conduct was unlawful or with respect to an independent manager, bad faith or willful misconduct. Unless ordered by a court, the issuing entity will not indemnify the managers if a final adjudication establishes that their acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. The issuing entity will pay any indemnification amounts owed to the managers out of funds in the collection accounts, subject to the priority of payments described under “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus.
The Issuing Entity is a Separate and Distinct Legal Entity from Ameren Missouri
Under the issuing entity’s limited liability company agreement, the issuing entity may not file a voluntary bankruptcy petition for relief under the Bankruptcy Code or any other state, local, federal, foreign or other law relating to bankruptcy, without the unanimous vote of the issuing entity’s managers, which vote must include the affirmative vote of the issuing entity’s independent manager. Ameren Missouri has agreed that it will not cause the issuing entity to file a voluntary petition for relief under the Bankruptcy Code. The issuing entity’s limited liability company agreement requires the issuing entity, except for financial reporting purposes (to the extent required by generally accepted accounting principles) and for federal income tax purposes, and, to the extent consistent with applicable state law, state income and franchise tax purposes, to maintain its existence separate from Ameren Missouri including:
•
taking all necessary steps to continue its identity as a separate legal entity;

•
making it apparent to third persons that the issuing entity is an entity with assets and liabilities distinct from those of Ameren Missouri, other affiliates of Ameren Missouri, the managers or any other person; and

•
making it apparent to third persons that, except for federal and certain other tax purposes, the issuing entity is not a division of Ameren Missouri or any of its affiliated entities or any other person.

Administration Agreement
Ameren Missouri will, pursuant to an administration agreement between Ameren Missouri and the issuing entity, provide administrative services to the issuing entity, including, among others, services relating to required filings with the SEC with respect to the securitized utility tariff bonds, any financial statements or tax returns the issuing entity might be required to file under applicable law, qualifications to do business, and minutes of the issuing entity’s managers’ meetings. The issuing entity will pay Ameren Missouri a fixed fee of $50,000 per annum, plus reimbursable third-party costs. There is no limit on the amount of reimbursable third-party costs, and they will be recovered as ongoing financing costs through the collection of the securitized utility tariff charges and paid in accordance with the payment waterfall in the indenture. Please read “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus.

DESCRIPTION OF THE SECURITIZED UTILITY TARIFF BONDS
General
The depositor has summarized below selected provisions of the indenture and the securitized utility tariff bonds. A form of the indenture and series supplement has been filed as exhibits to the registration statement of which this prospectus forms a part. Please read “Where You Can Find More Information” in this prospectus.
The securitized utility tariff bonds are not a debt or a general obligation of the State of Missouri or any of its political subdivisions, agencies, or instrumentalities, including the MoPSC, nor are they special obligations or indebtedness of the State of Missouri or any agency or political subdivision. The securitized utility tariff bonds do not, directly, indirectly, or contingently, obligate the State of Missouri or any agency, political subdivision, or instrumentality of the state to levy any tax or make any appropriation for payment of the securitized utility tariff bonds, other than in their capacity as consumers of electricity. Neither Ameren Missouri nor any of its affiliates will guarantee or insure the securitized utility tariff bonds. The securitized utility tariff bonds do not constitute a pledge of the full faith and credit nor the taxing power of the State of Missouri or of any of its political subdivisions. The issuance of the securitized utility tariff bonds under the Securitization Law will not directly, indirectly or contingently obligate the State of Missouri or any of its political subdivisions to levy or to pledge any form of taxation for the securitized utility tariff bonds or to make any appropriation for their payment, other than in their capacity as consumers of electricity.
The issuing entity will issue the securitized utility tariff bonds and secure their payment under an indenture that the issuing entity will enter into with The Bank of New York Mellon Trust Company, N.A., as trustee, referred to in this prospectus as the “trustee.” The issuing entity will issue the securitized utility tariff bonds in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof. The initial principal balance, scheduled final payment date, final maturity date and interest rate of the securitized utility tariff bonds are stated in the table below:
Tranche	Expected Weighted Average Life (Years)	Principal Amount Offered	Scheduled Final Payment Date	Final Maturity Date	Interest Rate
A-1	8.53	$476,121,000	10/01/2039	10/01/2041	4.850%
The scheduled final payment date of the securitized utility tariff bonds is the date when the outstanding principal balance will be reduced to zero if the issuing entity makes payments according to the expected sinking fund schedule. The final maturity date of the securitized utility tariff bonds is the date when the issuing entity is required to pay the entire remaining unpaid principal balance, if any, of all outstanding securitized utility tariff bonds. The failure to pay principal of the securitized utility tariff bonds by the final maturity date is an event of default, but the failure to pay principal of the securitized utility tariff bonds by the scheduled final payment date will not be an event of default. Please read “— Interest Payments” and “— Principal Payments” and “— Events of Default; Rights Upon Event of Default” in this prospectus.
Payment and Record Dates and Payment Sources
Beginning October 1, 2025, the issuing entity will make payments of principal and interest on the securitized utility tariff bonds semi-annually on April 1 and October 1 of each year, or, if that day is not a business day, the following business day (each, a “payment date”). So long as the securitized utility tariff bonds are in book-entry form, on each payment date, the issuing entity will make interest and principal payments to the persons who are the holders of record as of the business day immediately prior to that payment date, which is referred to herein as the “record date.” If the issuing entity issues certificated securitized utility tariff bonds to beneficial owners of the securitized utility tariff bonds, the record date will be the last business day of the calendar month immediately preceding the payment date. On each payment date, the issuing entity will pay amounts on outstanding securitized utility tariff bonds from amounts available in the collection account and the related subaccounts held by the trustee in the priority set forth under “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus. These available amounts, which will include amounts collected by the servicer for the issuing entity with respect to the securitized utility tariff charges, are described in greater detail under

“Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” and “The Servicing Agreement — Remittances to Collection Account” in this prospectus.
Interest Payments
Interest on the securitized utility tariff bonds will accrue from and including the issue date to but excluding the first payment date, and thereafter from and including the previous payment date to but excluding the applicable payment date until the securitized utility tariff bonds have been paid in full, at the interest rate indicated on the cover of this prospectus and in the table above. Each of those periods is referred to as an “interest accrual period.” The issuing entity will calculate interest on the securitized utility tariff bonds on the basis of a 360-day year of twelve 30-day months.
On each payment date, the issuing entity will pay interest on the securitized utility tariff bonds equal to the following amounts:
•
if there has been a payment default, any interest payable but unpaid on any prior payment date, together with interest on such unpaid interest, if any; and

•
accrued interest on the principal balance of the securitized utility tariff bonds as of the close of business on the preceding payment date (or with respect to the initial payment date, the date of the original issuance of the securitized utility tariff bonds) after giving effect to all payments of principal made on the preceding payment date, if any.

The issuing entity will pay interest on the securitized utility tariff bonds before the issuing entity pays principal on the securitized utility tariff bonds. Interest payments will be made from collections of securitized utility tariff charges, including amounts available in the excess funds subaccount and, if necessary, the amounts available in the capital subaccount. Please read “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus.
Principal Payments
On each payment date, the issuing entity will pay principal of the securitized utility tariff bonds to the bondholders equal to the sum, without duplication, of:
•
the unpaid principal amount of any securitized utility tariff bond whose final maturity date is on that payment date, plus

•
the unpaid principal amount of any securitized utility tariff bond upon acceleration following an event of default relating to the securitized utility tariff bonds, plus

•
any overdue payments of principal, plus

•
any unpaid and previously scheduled payments of principal, plus

•
the principal scheduled to be paid on any securitized utility tariff bond on that payment date,

but only to the extent funds are available in the collection account after payment of certain of the issuing entity’s fees and expenses and after payment of interest as described above under “— Interest Payments” in this prospectus. If the trustee receives insufficient collections of securitized utility tariff charges for any payment date, and amounts in the collection account (and the applicable subaccounts of the collection account) are not sufficient to make up the shortfall, principal of the securitized utility tariff bonds may be payable later than expected. Please read “Risk Factors — Other Risks Associated with an Investment in the Securitized Utility Tariff Bonds” in this prospectus. To the extent funds are so available, the issuing entity will make scheduled payments of principal of the securitized utility tariff bonds until the principal balance has been reduced to zero.
However, on any payment date, unless an event of default has occurred and is continuing and the securitized utility tariff bonds have been declared due and payable, the trustee will make principal payments on the securitized utility tariff bonds only until the outstanding principal balance of the securitized utility tariff bonds have been reduced to the principal balance specified in the expected sinking fund schedule for that payment date. Accordingly, principal of the securitized utility tariff bonds may be paid later, but not sooner, than reflected in the expected sinking fund schedule, except in the case of an acceleration. The entire unpaid principal balance of the securitized utility tariff bonds will be due and payable on the final maturity date. The failure to make a scheduled payment of principal on the securitized utility tariff bonds because there are not sufficient funds in the collection account does not constitute a default or an event of default under the indenture, except for the failure to pay in full the unpaid balance upon the final maturity date.
Unless the securitized utility tariff bonds have been accelerated following an event of default, any excess funds remaining in the collection account after payment of principal, interest, applicable fees and expenses and payments to the applicable subaccounts of the collection account will be retained in the excess funds subaccount until applied on a subsequent payment date.
If an event of default (other than a breach by the State of Missouri of the State Pledge) has occurred and is continuing, then the trustee or the holders of not less than a majority in principal amount of the securitized utility tariff bonds then outstanding may declare the securitized utility tariff bonds to be immediately due and payable, in which event the entire unpaid principal amount of the securitized utility tariff bonds will become due and payable. Please read “— Events of Default; Rights Upon Event of Default” in this prospectus. However, the nature of the issuing entity’s business will result in payment of principal upon an acceleration of the securitized utility tariff bonds being made as funds become available.
Please read “Risk Factors — Risks Associated With the Unusual Nature of the Securitized Utility Tariff Property — Foreclosure of the trustee’s lien on the securitized utility tariff property for the securitized utility tariff bonds might not be practical, and acceleration of the securitized utility tariff bonds before maturity might have little practical effect” and “Risk Factors — You may experience material payment delays or incur a loss on your investment in the securitized utility tariff bonds because the source of funds for payment is limited” in this prospectus.
If there is a shortfall in the amounts available to make principal payments on the securitized utility tariff bonds that are due and payable, including upon an acceleration following an event of default, the trustee will distribute principal from the collection account based on the principal amount then due and payable on the payment date; and if there is a shortfall in the remaining amounts available to make principal payments on the securitized utility tariff bonds that are scheduled to be paid, the trustee will distribute principal from the collection account based on the principal amount then scheduled to be paid on the payment date.
The expected sinking fund schedule below sets forth the corresponding principal payment that is scheduled to be made on each payment date for the securitized utility tariff bonds from the issuance date to the scheduled final payment date. Similarly, the expected sinking fund schedule below sets forth the principal balance that is scheduled to remain outstanding on each payment date for the securitized utility tariff bonds from the issuance date to the scheduled final payment date.

EXPECTED SINKING FUND SCHEDULE
Semi-Annual Payment Date	Tranche A-1 Principal
10/01/2025	$17,384,423
04/01/2026	$11,564,803
10/01/2026	$11,850,107
04/01/2027	$12,142,449
10/01/2027	$12,442,003
04/01/2028	$12,748,947
10/01/2028	$13,063,464
04/01/2029	$13,385,740
10/01/2029	$13,715,966
04/01/2030	$14,054,339
10/01/2030	$14,401,059
04/01/2031	$14,756,333
10/01/2031	$15,120,372
04/01/2032	$15,493,392
10/01/2032	$15,875,614
04/01/2033	$16,267,265
10/01/2033	$16,668,578
04/01/2034	$17,079,792
10/01/2034	$17,501,151
04/01/2035	$17,932,904
10/01/2035	$18,375,309
04/01/2036	$18,828,628
10/01/2036	$19,293,130
04/01/2037	$19,769,092
10/01/2037	$20,256,795
04/01/2038	$20,756,530
10/01/2038	$21,268,594
04/01/2039	$21,793,290
10/01/2039	$22,330,930
Total Payments(1)	$476,121,000

(1)
Totals may not add up due to rounding

The issuing entity cannot assure you that the principal balance of the securitized utility tariff bonds will be reduced at the rate indicated in the table above. The actual reduction in the principal balance may occur more slowly. The actual reduction in the principal balance will not occur more quickly than indicated in the above table, except in the case of acceleration due to an event of default under the indenture. The securitized utility tariff bonds will not be in default if principal is not paid as specified in the schedule above unless the principal is not paid in full on or before the final maturity date.

EXPECTED AMORTIZATION TABLE
Semi-Annual Payment Date	Tranche A-1 Balance
Closing Date	$476,121,000
10/01/2025	$458,736,577
04/01/2026	$447,171,774
10/01/2026	$435,321,667
04/01/2027	$423,179,218
10/01/2027	$410,737,215
04/01/2028	$397,988,267
10/01/2028	$384,924,803
04/01/2029	$371,539,063
10/01/2029	$357,823,098
04/01/2030	$343,768,759
10/01/2030	$329,367,700
04/01/2031	$314,611,366
10/01/2031	$299,490,994
04/01/2032	$283,997,602
10/01/2032	$268,121,989
04/01/2033	$251,854,724
10/01/2033	$235,186,145
04/01/2034	$218,106,353
10/01/2034	$200,605,202
04/01/2035	$182,672,298
10/01/2035	$164,296,989
04/01/2036	$145,468,361
10/01/2036	$126,175,231
04/01/2037	$106,406,140
10/01/2037	$86,149,344
04/01/2038	$65,392,814
10/01/2038	$44,124,220
04/01/2039	$22,330,930
10/01/2039	$0
On each payment date, the trustee will make principal payments to the extent the principal balance of the securitized utility tariff bonds exceeds the amount indicated for that payment date in the table above and to the extent of funds available in the collection account after payment of certain of the issuing entity’s fees and expenses and after payment of interest.
Distribution Following Acceleration
Upon an acceleration of the maturity of the securitized utility tariff bonds, the total outstanding principal balance of and interest accrued on the securitized utility tariff bonds will be payable. Although principal will be due and payable upon acceleration, the nature of the issuing entity’s business will result in principal being paid as funds become available. Please read “Risk Factors — Risks Associated with the Unusual Nature of the Securitized Utility Tariff Property — Foreclosure of the trustee’s lien on the securitized utility tariff property for the securitized utility tariff bonds might not be practical, and acceleration of the securitized utility tariff bonds before maturity might have little practical effect” and “Risk Factors — You may experience material payment delays or incur a loss on your investment in the securitized utility tariff bonds because the source of funds for payment is limited” in this prospectus.
Optional Redemption
The issuing entity may not voluntarily redeem the securitized utility tariff bonds.
Payments on the Securitized Utility Tariff Bonds
The trustee will pay on each payment date to the holders of the securitized utility tariff bonds, to the extent of available funds in the collection account, all payments of principal and interest then due. The trustee will make each payment other than the final payment with respect to any securitized utility tariff bonds to the holders of record of the securitized utility tariff bonds on the record date for that payment date. The trustee will make the final payment for the securitized utility tariff bonds, however, only upon presentation and surrender of the securitized utility tariff bonds at the office or agency of the trustee specified in the notice given by the trustee of the final payment. The trustee will mail notice of the final payment to the bondholders no later than five days prior to the final payment date, specifying the date set for the final payment and the amount of the payment.
The failure to pay accrued interest on any payment date (even if the failure is caused by a shortfall in securitized utility tariff charges received) will result in an event of default for the securitized utility tariff bonds unless such failure is cured within five business days. Please read “— Events of Default; Rights Upon Event of Default” in this prospectus. Any interest not paid when due (plus interest on the defaulted interest at the interest rate to the extent lawful) will be payable to the bondholders on a special record date. The special record date will be at least fifteen business days prior to the date on which the trustee is to make such special payment (a “special payment date”). The issuing entity will fix any special record date and special payment date. At least 10 days before any special record date, the trustee will mail to each affected bondholder a notice that states the special record date, the special payment date and the amount of defaulted interest (plus interest on the defaulted interest) to be paid.
The entire unpaid principal amount of the securitized utility tariff bonds will be due and payable:
•
on the final maturity date; or

•
if an event of default under the indenture occurs and is continuing and the trustee or the holders of not less than a majority in principal amount of the securitized utility tariff bonds have declared the securitized utility tariff bonds to be immediately due and payable.

However, the nature of the issuing entity’s business will result in payment of principal upon an acceleration of the securitized utility tariff bonds being made as funds become available. Please read “Risk Factors — Risks Associated with the Unusual Nature of the Securitized Utility Tariff Property — Foreclosure of the trustee’s lien on the securitized utility tariff property for the securitized utility tariff bonds might not be practical, and acceleration of the securitized utility tariff bonds before maturity might have little practical effect” and “Risk Factors — You may experience material payment delays or incur a loss on your investment in the securitized utility tariff bonds because the source of funds for payment is limited” in this prospectus.
At the time, if any, the issuing entity issues the securitized utility tariff bonds in the form of definitive securitized utility tariff bonds and not to DTC or its nominee, the trustee will make payments on a payment date or a special payment date by wire transfer to each holder of a definitive securitized utility tariff bond of record on the applicable record date to an account maintained by the payee.
If any special payment date or other date specified for any payments to bondholders is not a business day, the trustee will make payments scheduled to be made on that special payment date or other date on the next succeeding business day and no interest will accrue upon the payment during the intervening period.
Fees and Expenses
As set forth in the table below, the issuing entity is obligated to pay fees to the servicer, the trustee, its independent manager and Ameren Missouri as administrator. The following table illustrates this arrangement.

Recipient	Source of Payment	Fees and Expenses Payable
Servicer	Securitized utility tariff charge collections and investment earnings	$238,061 (0.05% of the initial aggregate principal amount of the securitized utility tariff bonds) per annum (so long as servicer is Ameren Missouri or an affiliate)
Trustee	Securitized utility tariff charge collections and investment earnings	$7,500 per annum plus expenses
Independent Manager	Securitized utility tariff charge collections and investment earnings	$3,000 per annum plus expenses
Administrator	Securitized utility tariff charge collections and investment earnings	$50,000 per annum plus reimbursable third-party costs
The annual servicing fee for the securitized utility tariff bonds payable to any other servicer not affiliated with Ameren Missouri must be approved by the MoPSC. The MoPSC will not approve the appointment of a successor servicer unless the rating agency condition for the securitized utility tariff bonds is satisfied.
Securitized Utility Tariff Bonds Will Be Issued in Book-Entry Form
The securitized utility tariff bonds will be available to investors only in the form of book-entry securitized utility tariff bonds. You may hold your securitized utility tariff bonds through DTC in the United States, Clearstream Banking, Luxembourg, S.A., referred to as Clearstream, or Euroclear in Europe. You may hold your securitized utility tariff bonds directly with one of these systems if you are a participant in the system or indirectly through organizations that are participants.
The Role of DTC, Clearstream and Euroclear
Cede & Co., as nominee for DTC, will hold the global securitized utility tariff bond representing the securitized utility tariff bonds. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and Euroclear participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries. These depositaries will, in turn, hold these positions in customers’ securities accounts in the depositaries’ names on the books of DTC.
The Function of DTC
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies.
DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
The Function of Clearstream
Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of securities. Transactions may be settled by Clearstream in any of various currencies, including United States dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in various countries through established depositary and custodial relationships. Clearstream is registered as a bank in Luxembourg and therefore is subject to regulation by the Luxembourg Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of the securitized utility tariff bonds. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Clearstream has customers located in various countries. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear to facilitate settlement of trades between Clearstream and Euroclear.
The Function of Euroclear
The Euroclear System was created in 1968 in Brussels. Euroclear holds securities and book-entry interests in securities for Euroclear participants and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Such transactions may be settled in any of various currencies, including United States dollars. The Euroclear System includes various other services, including, among other things, safekeeping, administration, clearance and settlement, securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below. The Euroclear System is operated by Euroclear Bank SA/NV. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the securitized utility tariff bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Terms and Conditions of Euroclear
Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). These Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. Euroclear acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
The Rules for Transfers Among DTC, Clearstream or Euroclear Participants
Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers or Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures and will be settled using procedures applicable to conventional securities held in registered form.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securitized utility tariff bonds in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream’s and Euroclear’s depositaries.
Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
DTC Will Be the Holder of the Securitized Utility Tariff Bonds
Bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, securitized utility tariff bonds may do so only through direct participants and indirect participants. In addition, bondholders will receive all payments of principal of and interest on the securitized utility tariff bonds from the trustee through the participants, who in turn will receive them from DTC. Under a book-entry format, bondholders may experience some delay in their receipt of payments because payments will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, who thereafter will forward them to indirect participants or bondholders. It is anticipated that the only “bondholder” will be Cede & Co., as nominee of DTC. The trustee will not recognize bondholders as bondholders, as that term is used in the indenture, and bondholders will be permitted to exercise the rights of bondholders only indirectly through the participants, who in turn will exercise the rights of bondholders through DTC.
Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates among participants on whose behalf it acts with respect to the securitized utility tariff bonds and is required to receive and transmit payments of principal and interest on the securitized utility tariff bonds. Direct participants and indirect participants with whom bondholders have accounts with respect to the securitized utility tariff bonds similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective bondholders. Accordingly, although bondholders will not possess securitized utility tariff bonds, bondholders will receive payments and will be able to transfer their interests.
Because DTC can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a bondholder to pledge securitized utility tariff bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those securitized utility tariff bonds, may be limited due to the lack of a physical certificate for those securitized utility tariff bonds.
DTC has advised the issuing entity that it will take any action permitted to be taken by a bondholder under the indenture only at the direction of one or more participants to whose account with DTC the securitized utility tariff bonds are credited. Additionally, DTC has advised the issuing entity that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

Except as required by law, none of any underwriter, the servicer, Ameren Missouri, the trustee, the issuing entity or any other party will have any liability for any aspect of the records relating to or payments made on account of beneficial interests in the certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial interests.
How Securitized Utility Tariff Bond Payments Will Be Credited by Clearstream and Euroclear
Payments with respect to securitized utility tariff bonds held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the applicable system’s rules and operating procedures, to the extent received by its depositary. Those payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a bondholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its applicable rules and operating procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.
Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the securitized utility tariff bonds among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.
Definitive Securitized Utility Tariff Bonds
The issuing entity will issue securitized utility tariff bonds in registered, certificated form to bondholders, or their nominees, rather than to DTC, only under the circumstances provided in the indenture, which will include: (1) the issuing entity advising the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depositary with respect to the book-entry securitized utility tariff bonds and that the issuing entity is unable to locate a recovery successor, (2) the issuing entity electing to terminate the book-entry system through DTC, with written notice to the trustee, or (3) after the occurrence of an event of default under the indenture, holders of securitized utility tariff bonds aggregating not less than a majority of the aggregate outstanding principal amount of the securitized utility tariff bonds maintained as book-entry securitized utility tariff bonds advising the issuing entity, the trustee, and DTC in writing that the continuation of a book-entry system through DTC (or a successor) is no longer in the best interests of those bondholders. Upon issuance of definitive securitized utility tariff bonds, the securitized utility tariff bonds evidenced by such definitive securitized utility tariff bonds will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the trustee with respect to transfers, notices and payments.
Upon surrender by DTC of the definitive securities representing the securitized utility tariff bonds and instructions for registration, the issuing entity will sign and the trustee will authenticate and deliver the securitized utility tariff bonds in the form of definitive securitized utility tariff bonds, and thereafter the trustee will recognize the registered holders of the definitive securitized utility tariff bonds as bondholders under the indenture.
The trustee will make payment of principal of and interest on the securitized utility tariff bonds directly to bondholders in accordance with the procedures set forth herein and in the indenture. The trustee will make interest payments and principal payments to bondholders in whose names the definitive securitized utility tariff bonds were registered at the close of business on the related record date. The trustee will make payments by wire transfer to the bondholder as described in the indenture or in such other manner as may be provided in the series supplement. The trustee will make the final payment on any securitized utility tariff bond (whether definitive securitized utility tariff bonds or notes registered in the name of Cede & Co.), however, only upon presentation and surrender of the securitized utility tariff bond on the final payment date at the office or agency that is specified in the notice of final payment to bondholders. The trustee will provide the notice to registered bondholders not later than the fifth day prior to the final payment date.

Definitive bonds will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the trustee. There will be no service charge for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.
Access of Bondholders
Upon written request of any bondholder or group of bondholders of securitized utility tariff bonds evidencing not less than 10 percent of the aggregate outstanding principal amount of the securitized utility tariff bonds, the trustee will afford the bondholder or bondholders making such request a copy of a current list of bondholders for purposes of communicating with other bondholders with respect to their rights under the indenture.
The indenture does not provide for any annual or other meetings of bondholders.
Reports to Bondholders
On or prior to each payment date, special payment date or any other date specified in the indenture for payments with respect to the securitized utility tariff bonds, the servicer will deliver to the trustee, and the trustee will make available on its website (currently located at https://gctinvestorreporting.bnymellon.com), a statement prepared by the servicer with respect to the payment to be made on the payment date, special payment date or other date, as the case may be, setting forth the following information:
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the amount of the payment to bondholders allocable to (1) principal and (2) interest,

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the aggregate outstanding principal balance of the securitized utility tariff bonds, before and after giving effect to payments allocated to principal reported immediately above,

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the difference, if any, between the amount specified immediately above and the principal amount scheduled to be outstanding on that date according to the expected sinking fund schedule,

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any other transfers and payments to be made on such payment date, including amounts paid to the trustee and the servicer, and

•
the amounts on deposit in the capital subaccount and the excess funds subaccount, after giving effect to the foregoing payments.

Unless and until securitized utility tariff bonds are no longer issued in book-entry form, the reports will be provided to the depository for the securitized utility tariff bonds, or its nominee, as sole beneficial owner of the securitized utility tariff bonds. The reports will be available to bondholders upon written request to the trustee or the servicer. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to bondholders will not be examined and reported upon by an independent public accountant. In addition, an independent public accountant will not provide an opinion on the financial information.
Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the securitized utility tariff bonds, the trustee, so long as it is acting as paying agent and transfer agent and registrar for the securitized utility tariff bonds, will, upon written request by the issuing entity or any bondholder, mail to persons who at any time during the calendar year were bondholders and received any payment on the securitized utility tariff bonds, a statement containing certain information for the purposes of the bondholder’s preparation of United States federal and state income tax returns.
SEC Filings; Website Disclosure
The issuing entity will, to the extent permitted by and consistent with the issuing entity’s legal obligations under applicable law, cause to be posted on a website associated with Ameren Missouri periodic reports containing to the extent such information is reasonably available to it:
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the final prospectus for the securitized utility tariff bonds;

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a statement of securitized utility tariff charge remittances made to the trustee;

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a statement reporting the balances in the collection account and in each subaccount of the collection account as of the end of each quarter or the most recent date available;

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a statement showing the balance of outstanding securitized utility tariff bonds that reflects the actual periodic payments made on the securitized utility tariff bonds during the applicable period;

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the servicer’s certificate delivered for the securitized utility tariff bonds pursuant to the servicing agreement;

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the monthly servicer’s certificate delivered for the securitized utility tariff bonds pursuant to the servicing agreement;

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the reconciliation certificate as required to be submitted pursuant to the servicing agreement;

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the text (or a link to the website where a reader can find the text) of each true-up submission in respect of the outstanding securitized utility tariff bonds and the results of each such true-up submission;

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any change in the long-term or short-term credit ratings of the servicer assigned by the rating agencies;

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material legislative or regulatory developments directly relevant to the securitized utility tariff bonds; and

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any reports and other information that the issuing entity is required to file with the SEC under the Exchange Act.

Information contained on such website (other than the materials specifically incorporated by reference herein) is not part of this registration statement or any report that Ameren Missouri files with, or furnishes to, the SEC. Ameren Missouri and the issuing entity are providing the address to this website solely for the information of investors and does not intend to address to be an active link.
Conditions of Issuance of Additional Securitization Bonds
Ameren Missouri has covenanted under the sale agreement that the execution of an intercreditor agreement and satisfaction of the rating agency condition are conditions precedent to the sale of property by Ameren Missouri consisting of non-bypassable charges payable by customers comparable to the securitized utility tariff property sold by Ameren Missouri pursuant to the sale agreement. Please read “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated”, “Security for the Securitized Utility Tariff Bonds — Intercreditor Agreement” and “Sale Agreement — Covenants of the Seller” in this prospectus.
The Issuing Entity and the Trustee May Modify the Indenture
Modifications of the Indenture that do not Require Consent of Bondholders
From time to time, and without the consent of the bondholders (but with prior notice to the rating agencies and when authorized by an issuing entity order), the issuing entity and the trustee may enter into one or more agreements supplemental to the indenture for various purposes described in the indenture, including:
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to correct or amplify the description of any property including, without limitation, the collateral subject to the indenture, or to better convey, assure and confirm to the trustee the property subject to the indenture, or to add additional property;

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to evidence the succession of another person to us in accordance with the terms of the indenture and the assumption by any such successor of the covenants in the indenture and in the securitized utility tariff bonds;

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to add to the covenants for the benefit of the bondholders and the trustee, or surrender any right or power conferred to the issuing entity with the indenture;

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to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

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to cure any ambiguity or mistake or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or in any supplemental indenture; provided, however, that (i) such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the bondholders and (ii) the rating agency condition shall have been satisfied with respect thereto;

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to evidence and provide for the acceptance of the appointment under the indenture of a successor trustee with respect to the securitized utility tariff bonds and to add or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts thereunder by more than one trustee;

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to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect qualification under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar or successor federal statute hereafter enacted;

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to evidence the final terms of the securitized utility tariff bonds in the series supplement;

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to qualify the securitized utility tariff bonds for registration with a clearing agency;

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to satisfy any rating agency requirements;

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to make any amendment to the indenture or the securitized utility tariff bonds relating to the transfer and legending of the securitized utility tariff bonds to comply with applicable securities laws; and

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to conform the text of the indenture or the securitized utility tariff bonds to any provision of the registration statement filed by the issuing entity with the SEC with respect to the issuance of the securitized utility tariff bonds to the extent that such provision was intended to be a verbatim recitation of a provision of the indenture or the securitized utility tariff bonds.

The issuing entity may also, without the consent of the bondholders, enter into one or more other agreements supplemental to the indenture so long as (i) the supplemental agreement does not, as evidenced by an opinion of counsel experienced in structured finance transactions, adversely affect the interests of any holders of securitized utility tariff bonds then outstanding in any material respect and (ii) the rating agency condition shall have been satisfied with respect thereto.
Modifications of the Indenture that Require the Approval of Bondholders
The issuing entity may, with the consent of bondholders holding not less than a majority of the aggregate outstanding principal amount of the securitized utility tariff bonds adversely affected (and with prior notice to the rating agencies), enter into one or more indentures supplemental to the indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture. In determining whether a majority of holders have consented, securitized utility tariff bonds owned by the issuing entity, Ameren Missouri or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any securitized utility tariff bonds it actually knows to be so owned. No supplement, however, may, without the consent of each bondholder, take certain actions enumerated in the indenture, including:
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change the date of payment of any installment of principal of or premium, if any, or interest on any securitized utility tariff bond, or reduce in any manner the principal amount thereof, the interest rate thereon or the premium, if any, with respect thereto;

•
change the provisions of the indenture and any applicable supplemental indenture relating to the application of collections on, or the proceeds of the sale of, the collateral to payment of principal of or premium, if any, or interest on the securitized utility tariff bonds, or change the coin or currency in which any securitized utility tariff bond or any interest thereon is payable;

•
reduce the percentage of the aggregate amount of the outstanding securitized utility tariff bonds, the consent of the bondholders of which is required for any supplemental indenture, or the consent of the bondholders of which is required for any waiver of compliance with those provisions of the indenture specified therein or of defaults specified therein and their consequences provided for in the indenture or modify certain aspects of the definition of the term “outstanding”;
•
reduce the percentage of the outstanding amount of the securitized utility tariff bonds the holders of which are required to consent to direct the trustee to sell or liquidate the collateral;

•
modify any of the provisions of the indenture in a manner so as to affect the calculation of the amount of any payment of interest, principal or premium, if any, payable on any securitized utility tariff bond on any payment date or change the expected sinking fund schedules or final maturity dates of any securitized utility tariff bonds;

•
decrease the required capital amount;

•
permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the securitized utility tariff bonds or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any property at any time subject thereto or deprive the holder of any securitized utility tariff bond of the security provided by the lien of the indenture;

•
cause any material adverse federal income tax consequence to the seller, the issuing entity, the manager, the trustee or the beneficial owners of the securitized utility tariff bonds;

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impair the right to institute suit for the enforcement of those provisions of the indenture specified therein regarding payment or application of funds; or

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modify any of the actions in the bullet points above in the indenture except to increase any percentage specified therein or to provide that those provisions of the indenture or the other basic documents referenced in the bullet points above cannot be modified or waived without the consent of the holders of each outstanding securitized utility tariff bonds affected thereby.

Promptly following the execution of any supplement to the indenture requiring the approval of the bondholders, the issuing entity will furnish either a copy of such supplement or written notice of the substance of the supplement to each bondholder, and a copy of such supplement to each rating agency.
Notification of the Rating Agencies, the Trustee and the Bondholders of Any Modification
If the issuing entity, Ameren Missouri or the servicer or any other party to the applicable agreement:
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proposes to amend, modify, waive, supplement, terminate or surrender, or agree to any other amendment, modification, waiver, supplement, termination or surrender of, the terms of the sale agreement, the administration agreement or the servicing agreement; or

•
waives timely performance or observance by Ameren Missouri or the servicer under the sale agreement, the administration agreement or the servicing agreement;

in each case in a way which would materially and adversely affect the interests of bondholders, the issuing entity must first notify the rating agencies of the proposed amendment and satisfy the rating agency condition. Upon satisfaction of the rating agency condition, the issuing entity must thereafter notify the trustee in writing, and the trustee will be required to notify the bondholders of the proposed amendment and whether the rating agency condition has been satisfied with respect thereto. The trustee will consent to this proposed amendment, modification, supplement or waiver only with the written consent of the holders of a majority of the outstanding principal amount of the securitized utility tariff bonds. In determining whether a majority of holders of the requisite outstanding amount of the securitized utility tariff bonds have consented, securitized utility tariff bonds owned by the issuing entity, Ameren Missouri or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any securitized utility tariff bonds it actually knows to be so owned.
Modifications to the Sale Agreement, the Administration Agreement and the Servicing Agreement
With the prior written consent of the trustee, the sale agreement, the administration agreement and the servicing agreement may be amended, so long as the rating agency condition is satisfied in connection therewith, at any time and from time to time, without the consent of the bondholders. However, any such amendment may not adversely affect the interest of any bondholder in any material respect without the consent of the holders of a majority of the outstanding principal amount of the securitized utility tariff bonds. In determining whether a majority of holders have consented, securitized utility tariff bonds owned by the issuing entity, Ameren Missouri or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any securitized utility tariff bonds it actually knows to be so owned.
In addition, the sale agreement, the administration agreement, the servicing agreement and any intercreditor agreement may be amended with ten business days’ prior written notice given to the rating agencies, with the prior written consent of the trustee (other than with respect to the sale agreement and the servicing agreement, and which consent shall be given in reliance on an opinion of counsel and an officer’s certificate stating that such amendment is permitted or authorized under and adopted in accordance with the provisions of the applicable agreement and that all conditions precedent have been satisfied, upon which the trustee may conclusively rely), but without the consent of the bondholders, (i) to cure any ambiguity, to correct or supplement any provisions in the applicable agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in such agreement or of modifying in any manner the rights of the bondholders; provided, however, that such action shall not, as evidenced by an officer’s certificate delivered to the issuing entity and the trustee, adversely affect in any material respect the interests of any bondholder or (ii) to conform the provisions of the applicable agreement to the description of such agreement in this prospectus. Promptly after the execution of any such amendment or consent, the issuing entity shall furnish copies of such amendment or consent to each of the rating agencies.
Enforcement of the Sale Agreement, the Administration Agreement, the Servicing Agreement and any Intercreditor Agreement
The indenture provides that the issuing entity will take all lawful actions to enforce the issuing entity’s rights under the sale agreement, the administration agreement, the servicing agreement, and any intercreditor agreement. The indenture also provides that the issuing entity will take all lawful actions to compel or secure the performance and observance by Ameren Missouri, the administrator and the servicer of their respective obligations to the issuing entity under or in connection with the sale agreement, the administration agreement, the servicing agreement and any intercreditor agreement. So long as no event of default occurs and is continuing, the issuing entity may exercise any and all rights, remedies, powers and privileges lawfully available to the issuing entity under or in connection with the sale agreement, the administration agreement, the servicing agreement and any intercreditor agreement; provided, that such action shall not adversely affect the interests of bondholders in any material respect. However, if the issuing entity or the servicer propose to amend, modify, waive, supplement, terminate or surrender in any material respect, or agree to any material amendment, modification, supplement, termination, waiver or surrender of, the process for adjusting the securitized utility tariff charges, the issuing entity must notify the trustee in writing and the trustee must notify the bondholders of this proposal. In addition, the trustee may consent to this proposal only with the written consent of the holders of a majority of the principal amount of the outstanding securitized utility tariff bonds and only if the rating agency condition is satisfied. In determining whether a majority of holders have consented, securitized utility tariff bonds owned by the issuing entity, Ameren Missouri or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any securitized utility tariff bonds it actually knows to be so owned.
If an event of default occurs and is continuing, the trustee may, and, at the written direction of the holders of a majority of the outstanding amount of the securitized utility tariff bonds, will, exercise all of the issuing entity’s rights, remedies, powers, privileges and claims against Ameren Missouri, the seller, the administrator and servicer, under or in connection with the sale agreement, administration agreement and servicing agreement, and any right of the issuing entity to take this action shall be suspended.

The Issuing Entity’s Covenants
The issuing entity may not consolidate with or merge into any other entity, unless:
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the entity formed by or surviving the consolidation or merger is organized under the laws of the United States or any state;

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the entity expressly assumes, by a supplemental indenture, the performance or observance of all of the issuing entity’s agreements and covenants under the indenture and the series supplement;

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the entity expressly assumes all of the issuing entity’s obligations and succeeds to all of the issuing entity’s rights under the sale agreement, servicing agreement and any other basic document to which the issuing entity is a party;

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no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the merger or consolidation;

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the rating agency condition will have been satisfied with respect to the merger or consolidation;

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the issuing entity has delivered to Ameren Missouri, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by the issuing entity, in form and substance reasonably satisfactory to Ameren Missouri, and which may be based on a ruling from the IRS) to the effect that the consolidation or merger will not result in a material adverse federal or state income tax consequence to the issuing entity, Ameren Missouri, the trustee or the then-existing bondholders;

•
any action as is necessary to maintain the lien and the perfected security interest in the collateral created by the indenture and the series supplement has been taken, as evidenced by an opinion of counsel of external counsel; and

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the issuing entity has delivered to the trustee an officer’s certificate and an opinion of counsel of external counsel, each stating that all conditions precedent in the indenture provided for relating to the transaction have been complied with.

The issuing entity may not sell, convey, exchange, transfer or otherwise dispose of any of its properties or assets included in the collateral to any person or entity, unless:
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the person or entity acquiring the properties and assets:

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is a United States citizen or an entity organized under the laws of the United States or any state;

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expressly assumes, by a supplemental indenture, the performance or observance of all of the issuing entity’s agreements and covenants under the indenture and the series supplement;

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expressly agrees by the supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of bondholders;

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unless otherwise specified in the supplemental indenture referred to above, expressly agrees to indemnify, defend and hold the issuing entity and the trustee harmless against and from any loss, liability or expense arising under or related to the indenture, the series supplement and the securitized utility tariff bonds (including the enforcement cost of such indemnity);

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expressly agrees by means of the supplemental indenture that the person (or if a group of persons, then one specified person) will make all filings with the SEC (and any other appropriate person) required by the Exchange Act in connection with the securitized utility tariff bonds; and

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if such sale, conveyance, exchange, transfer or disposal relates to the issuing entity’s rights and obligations under the sale agreement or the servicing agreement, such person or entity assumes all obligations and succeeds to all of the issuing entity’s rights under the sale agreement and the servicing agreement, as applicable;

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no default, event of default or servicer default under the indenture has occurred and is continuing immediately after the transactions;

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the rating agency condition has been satisfied with respect to such transaction;

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it has delivered to Ameren Missouri, the trustee and the rating agencies an opinion or opinions of outside tax counsel (as selected by the issuing entity, in form and substance reasonably satisfactory to Ameren Missouri, and which may be based on a ruling from the IRS) to the effect that the disposition will not result in a material adverse federal or state income tax consequence to the issuing entity, Ameren Missouri, the trustee or the then-existing bondholders;

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any action as is necessary to maintain the lien and the first priority perfected security interest in the collateral created by the indenture and the series supplement has been taken as evidenced by an opinion of counsel of external counsel; and

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the issuing entity has delivered to the trustee an officer’s certificate and an opinion of counsel of external counsel, each stating that the conveyance or transfer complies with the indenture and the series supplement and all conditions precedent therein provided for relating to the transaction have been complied with.

The issuing entity will not, among other things, for so long as any securitized utility tariff bonds are outstanding:
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except as expressly permitted by the indenture and the other basic documents, sell, transfer, exchange or otherwise dispose of any of its properties or assets unless directed to do so by the trustee;

•
claim any credit on, or make any deduction from the principal or premium, if any, or interest payable in respect of, the securitized utility tariff bonds (other than amounts properly withheld from such payments under the Internal Revenue Code or other tax laws) or assert any claim against any present or former bondholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

•
terminate its existence, or dissolve or liquidate in whole or in part, except as permitted above;

•
permit the validity or effectiveness of the indenture or the series supplement to be impaired;

•
permit the lien of the indenture and the series supplement to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the securitized utility tariff bonds except as may be expressly permitted by the indenture;

•
permit any lien, charge, claim, security interest, mortgage, pledge, equity or other encumbrance, other than the lien and security interest granted under the indenture or the series supplement, to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due);

•
permit the lien granted under the indenture or the series supplement not to constitute a valid first priority perfected security interest in the related collateral;

•
elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes, file any tax return, make any election or take any other action inconsistent with the issuing entity’s treatment, for U.S. federal income tax purposes and, to the extent consistent with applicable state tax law, state income and franchise tax purposes, as a disregarded entity that is not separate from the issuing entity’s sole member;

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change its name, identity or structure or the location of the issuing entity’s chief executive office, unless at least ten (10) business days prior to the effective date of any such change, the issuing entity delivers to the trustee (with copies to each rating agency) such documents, instruments or agreements, executed by the issuing entity, as are necessary to reflect such change and to continue the perfection of the security interest of the indenture or the series supplement;

•
take any action which is subject to the rating agency condition if such action would result in a downgrade, suspension or withdrawal of the then-current ratings assigned to the securitized utility tariff bonds;

•
except to the extent permitted by applicable law, voluntarily suspend or terminate its filing obligations with the SEC as described in the indenture; or

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issue any securitized utility tariff bonds (other than the securitized utility tariff bonds offered hereby).

The issuing entity may not engage in any business other than financing, purchasing, owning and managing securitized utility tariff property and the other securitized utility tariff bond collateral and the issuance of the securitized utility tariff bonds in the manner contemplated by the financing order and the basic documents.
The issuing entity will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the securitized utility tariff bonds. Also, the issuing entity will not, except as contemplated by the securitized utility tariff bonds and the basic documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The issuing entity will not, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).
The issuing entity will not make any payments, distributions, dividends or redemptions to any holder of the issuing entity’s equity interests in respect of that interest except in accordance with the indenture.
The issuing entity will cause the servicer to deliver to the trustee the annual accountant’s certificates, compliance certificates, reports regarding distributions and statements to bondholders required by the servicing agreement.
Events of Default; Rights Upon Event of Default
An “event of default” with respect to the securitized utility tariff bonds is defined in the indenture as any one of the following events:
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a default for five business days in the payment of any interest on any securitized utility tariff bond (whether such failure to pay interest is caused by a shortfall in securitized utility tariff charges received or otherwise);

•
a default in the payment of the then unpaid principal of any securitized utility tariff bond on the final maturity date;

•
a default in the observance or performance of any of the issuing entity’s covenants or agreements made in the indenture (other than defaults described above) and the continuation of any default for a period of 30 days after the earlier of (i) the date that written notice of the default is given to the issuing entity by the trustee or to the issuing entity and the trustee by the holders of at least 25% in principal amount of the securitized utility tariff bonds then-outstanding or (ii) the date that the issuing entity had actual knowledge of the default;

•
any representation or warranty made by the issuing entity in the indenture or in any certificate delivered pursuant to the indenture or in connection with the indenture having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after the earlier of (i) the date that notice of the breach is given to the issuing entity by the trustee or to the issuing entity and the trustee by the holders of at least 25% in principal amount of the securitized utility tariff bonds then-outstanding or (ii) the date that the issuing entity had actual knowledge of the default;

•
certain events of bankruptcy, insolvency, receivership or liquidation of the issuing entity; or

•
a breach by the State of Missouri or any of its agencies (including the MoPSC), officers or employers that violates or is not in accordance with the State Pledge.

If an event of default (other than as specified in the sixth bullet point above) should occur and be continuing with respect to the securitized utility tariff bonds, the trustee or holders of not less than a majority in principal amount of the securitized utility tariff bonds then-outstanding may declare the unpaid principal of the securitized utility tariff bonds and all accrued and unpaid interest thereon to be immediately due and payable. However, the nature of the issuing entity’s business will result in payment of principal upon an acceleration of the securitized utility tariff bonds being made as funds become available. Please read “Risk Factors — Risks Associated with the Unusual Nature of the Securitized Utility Tariff Property — Foreclosure of the trustee’s lien on the securitized utility tariff property for the securitized utility tariff bonds might not be practical, and acceleration of the securitized utility tariff bonds before maturity might have little practical effect” and “Risk Factors — You may experience material payment delays or incur a loss on your investment in the securitized utility tariff bonds because the source of funds for payment is limited” in this prospectus. The holders of a majority in principal amount of the securitized utility tariff bonds may rescind that declaration under certain circumstances set forth in the indenture. Additionally, the trustee may exercise all of the issuing entity’s rights, remedies, powers, privileges and claims against the seller, the administrator or the servicer under or in connection with the sale agreement, the servicing agreement and the administration agreement (at the direction of a majority of bondholders of the outstanding amount of the securitized utility tariff bonds). If an event of default as specified in the sixth bullet above has occurred, the servicer will be obligated to institute (and the trustee, for the benefit of the bondholders, will be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and each of the servicer and the trustee may prosecute any suit, action or proceeding to final judgment or decree. The costs of any such action will be payable from securitized utility tariff charge collections as an ongoing financing cost in accordance with the priorities described in “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus. The servicer will have no obligations to undertake such action if it is not being reimbursed on a current basis for its costs and expenses in taking such actions, and shall not be required to advance its own funds to satisfy its obligations hereunder. The costs of any such action would be payable by the seller pursuant to the sale agreement. The trustee will not be deemed to have knowledge of any event of default or a breach of representation or warranty unless a responsible officer of the trustee has actual knowledge of the default or the trustee has received written notice of the default in accordance with the indenture.
If the securitized utility tariff bonds have been declared to be due and payable following an event of default, the trustee may elect to have the issuing entity maintain possession of all or a portion of such securitized utility tariff property and continue to apply securitized utility tariff charge collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the securitized utility tariff property following a foreclosure, in light of the event of default, the unique nature of the securitized utility tariff property as an asset and other factors discussed in this prospectus. In addition, the trustee is prohibited from selling the securitized utility tariff property following an event of default, other than a default in the payment of any principal or a default for five business days or more in the payment of any interest on any securitized utility tariff bond, which requires the direction of holders of a majority in principal amount of the securitized utility tariff bonds, unless:
•
the holders of all the outstanding securitized utility tariff bonds consent to the sale;

•
the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding securitized utility tariff bonds; or

•
the trustee determines that the proceeds of the collateral would not be sufficient on an ongoing basis to make all payments on the securitized utility tariff bonds as those payments would have become due if the securitized utility tariff bonds had not been declared due and payable, and the trustee obtains the written consent of the holders of 66 2/3% of the aggregate outstanding amount of the securitized utility tariff bonds.

Subject to the provisions of the indenture relating to the duties of the trustee (please read “The Trustee” in this prospectus), if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the securitized utility tariff bonds at the request or direction of any of the holders of securitized utility tariff bonds if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the request.
No holder of any securitized utility tariff bond will have the right to institute any proceeding, to avail itself of any remedies provided in the Securitization Law or of the right to foreclose on the collateral, or otherwise to enforce the lien and security interest on the collateral or to seek the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

•
the holder previously has given to the trustee written notice of a continuing event of default;

•
the holders of not less than a majority in principal amount of the outstanding securitized utility tariff bonds have made written request of the trustee to institute the proceeding in its own name as trustee;

•
the holder or holders have offered the trustee satisfactory indemnity;

•
the trustee has for 60 days failed to institute the proceeding; and

•
no direction inconsistent with the written request has been given to the trustee during the 60-day period by the holders of a majority in principal amount of the outstanding securitized utility tariff bonds.

In addition, the trustee and the servicer will covenant and each bondholder will be deemed to covenant that it will not, prior to the date which is one year and one day after the termination of the indenture, institute against the issuing entity or against the issuing entity’s managers or the issuing entity’s member or members any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of the MoPSC or a court of competent jurisdiction to order sequestration and payment of revenues arising with respect to the securitized utility tariff property.
Neither any manager nor the trustee in its individual capacity, nor any holder of any ownership interest in the issuing entity, nor any of their respective shareholders, partner, owner, beneficiary, agent, officer, director, employee or agent will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the securitized utility tariff bonds or for the issuing entity’s agreements contained in the indenture.
Actions by Bondholders
Subject to certain exceptions, the holders of not less than a majority of the aggregate outstanding amount of the securitized utility tariff bonds will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, of exercising any trust or power conferred on the trustee under the indenture; provided, that:
•
the direction is not in conflict with any rule of law or with the indenture and would not involve the trustee in personal liability or expense;

•
subject to the other conditions described above under “— Events of Default; Rights Upon Event of Default” in this prospectus, the consent of 100% of the bondholders is required to direct the trustee to sell the collateral (other than an event of default for failure to pay interest or principal at maturity);

•
if the trustee elects to retain the collateral in accordance with the indenture, then any direction to the trustee by less than 100% of the bondholders will be of no force and effect; and

•
the trustee may take any other action deemed proper by the trustee which is not inconsistent with the direction.

In circumstances under which the trustee is required to seek instructions from the holders of the securitized utility tariff bonds with respect to any action or vote, the trustee will take the action or vote for or against any proposal in proportion to the principal amount, as applicable, of securitized utility tariff bonds taking the corresponding position. Notwithstanding the foregoing, the indenture allows each bondholder to institute suit for the nonpayment of (1) the interest, if any, on its securitized utility tariff bonds which remains unpaid as of the applicable due date and (2) the unpaid principal, if any, of its securitized utility tariff bonds on the final maturity date therefor.
Annual Report of Trustee
If required by the Trust Indenture Act, the trustee will be required to send each year to all bondholders a brief report. The report must state, among other things:
•
the trustee’s eligibility and qualification to continue as the trustee under the indenture;

•
any amounts advanced by it under the indenture;

•
the amount, interest rate and maturity date of specific indebtedness owing by the issuing entity to the trustee in the trustee’s individual capacity;

•
the property and funds physically held by the trustee;

•
any additional issue of the securitized utility tariff bonds not previously reported; and

•
any action taken by it that materially affects the securitized utility tariff bonds and that has not been previously reported.

Annual Compliance Statement
The issuing entity will file annually with the trustee and the rating agencies a written statement as to whether it has fulfilled its obligations under the indenture.
Satisfaction and Discharge of Indenture
The indenture will cease to be of further effect with respect to the securitized utility tariff bonds and the trustee, on the issuing entity’s written demand and at its expense, will execute instruments acknowledging satisfaction and discharge of the indenture with respect to the securitized utility tariff bonds, when:
•
either (a) all securitized utility tariff bonds which have already been authenticated or delivered, with certain exceptions set forth in the indenture, have been delivered to the trustee for cancellation or (b) either (i) the scheduled final payment date has occurred with respect to all securitized utility tariff bonds not previously delivered to the trustee for cancellation or (ii) the issuing entity has irrevocably deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premiums, if any, on the securitized utility tariff bonds and all other sums payable by the issuing entity with respect to the securitized utility tariff bonds when scheduled to be paid and to discharge the entire indebtedness on such securitized utility tariff bonds when due;

•
the issuing entity has paid all other sums payable by it under the indenture with respect to the securitized utility tariff bonds; and

•
the issuing entity has delivered to the trustee an officer’s certificate, an opinion of external counsel, and if required by the Trust Indenture Act or the trustee, a certificate from a firm of independent registered public accountants, each stating that there has been compliance with the conditions precedent in the indenture relating to the satisfaction and discharge of the indenture.

The Issuing Entity’s Legal and Covenant Defeasance Options
The issuing entity may, at any time, terminate all of its obligations under the indenture, referred to herein as the “legal defeasance option,” or terminate its obligations to comply with some of the covenants in the indenture, including some of the covenants described under “— The Issuing Entity’s Covenants” above and referred to herein as the issuing entity’s “covenant defeasance option.”
The issuing entity may exercise the legal defeasance option of the securitized utility tariff bonds notwithstanding its prior exercise of the covenant defeasance option. If the issuing entity exercises the legal defeasance option, the securitized utility tariff bonds will be entitled to payment only from the funds or other obligations set aside under the indenture for payment thereof on the scheduled final payment date or redemption date therefor as described below. The securitized utility tariff bonds will not be subject to payment through redemption or acceleration prior to the scheduled final payment date or redemption date, as applicable. If the issuing entity exercises the legal defeasance option, the final payment of the securitized utility tariff bonds may not be accelerated because of an event of default. If the issuing entity exercises the covenant defeasance option, the final payment of the securitized utility tariff bonds may not be accelerated because of an event of default relating to a default in the observance or performance of any of the issuing entity’s covenants or agreements made in the indenture.

The indenture provides that the issuing entity may exercise its legal defeasance option or its covenant defeasance option of securitized utility tariff bonds only if:
•
the issuing entity irrevocably deposits or causes to be irrevocably deposited in trust with the trustee cash and/or U.S. government obligations in an aggregate amount sufficient to pay principal, interest and premium, if any, on the securitized utility tariff bonds and all other sums payable by the issuing entity under the indenture with respect to the securitized utility tariff bonds when scheduled to be paid and to discharge the entire indebtedness on the securitized utility tariff bonds when due;

•
the issuing entity delivers to the trustee a certificate from a nationally recognized firm of independent registered public accountants expressing its opinion that the payments of principal and interest on the U.S. government obligations when due and without reinvestment plus any deposited cash without reinvestment will provide cash at times and in sufficient amounts to pay in respect of the securitized utility tariff bonds:

•
principal in accordance with the expected sinking fund schedule therefor;

•
interest when due; and

•
all other sums payable by the issuing entity under the indenture with respect to the securitized utility tariff bonds;

•
in the case of the legal defeasance option, 95 days pass after the deposit is made and during the 95-day period no default relating to events of the issuing entity’s bankruptcy, insolvency, receivership or liquidation occurs and is continuing at the end of the period;

•
no default has occurred and is continuing on the day of this deposit and after giving effect thereto;

•
in the case of the legal defeasance option, the issuing entity delivers to the trustee an opinion of external counsel stating that: the issuing entity has received from, or there has been published by, the IRS a ruling, or since the date of execution of the indenture, there has been a change in the applicable federal income tax law, and in either case confirming that the holders of the securitized utility tariff bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•
in the case of the covenant defeasance option, the issuing entity delivers to the trustee an opinion of external counsel to the effect that the holders of the securitized utility tariff bonds will not recognize income, gain or loss for federal income tax purposes as a result of the exercise of the covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•
the issuing entity delivers to the trustee a certificate of one of its officers and an opinion of external counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option, as applicable, have been complied with as required by the indenture;

•
the issuing entity delivers to the trustee an opinion of external counsel to the effect that (a) in a case under the Bankruptcy Code in which Ameren Missouri (or any of its affiliates, other than the issuing entity) is the debtor, the court would hold that the deposited cash or U.S. government obligations would not be in the bankruptcy estate of Ameren Missouri (or any of its affiliates, other than the issuing entity, that deposited the cash or U.S. government obligations); and (b) in the event Ameren Missouri (or any of its affiliates, other than the issuing entity, that deposited the cash or U.S. government obligations) were to be a debtor in a case under the Bankruptcy Code, the court would not disregard the separate legal existence of Ameren Missouri (or any of its affiliates, other than the issuing entity, that deposited the cash or U.S. government obligations) and the issuing entity so as to order substantive consolidation under the Bankruptcy Code of the issuing entity’s assets and liabilities with the assets and liabilities of Ameren Missouri or such other affiliate; and

•
the rating agency condition has been satisfied with respect to the exercise of any legal defeasance option or covenant defeasance option.

No Recourse to Others
No recourse may be taken directly or indirectly, by the holders with respect to the obligations of the issuing entity on the securitized utility tariff bonds, under the indenture or any supplement thereto or any certificate or other writing delivered in connection herewith or therewith, against (1) any manager of the issuing entity in its individual capacity, (2) the indenture trustee in its individual capacity or (3) any of the issuing entity’s or indenture trustee’s respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shareholders, partner, owner, beneficiary, agent, officer, director, employee or agent will, in the absence of an express agreement to the contrary. Each holder by accepting a securitized utility tariff bond specifically confirms the nonrecourse nature of these obligations, and waives and releases all such liability. The waiver and release are part of the consideration for issuance of the securitized utility tariff bonds.
Notwithstanding any provision of the indenture or the series supplement to the contrary, bondholders shall look only to the collateral with respect to any amounts due to the bondholders under the indenture and the securitized utility tariff bonds, and, in the event such collateral is insufficient to pay in full the amounts owed on the securitized utility tariff bonds, shall have no recourse against the issuing entity in respect of such insufficiency.

THE TRUSTEE
The Bank of New York Mellon Trust Company, N.A., a national banking association, will act as the trustee, the paying agent and the registrar for the securitized utility tariff bonds. The Bank of New York Mellon Trust Company, N.A. has acted as trustee on numerous electrical corporation sponsored bond transactions. The indenture and series supplement will be administered from The Bank of New York Mellon Trust Company, N.A., Corporate Trust Department located at 601 Travis Street, 16th Floor, Houston, TX 77002 Attn: Corporate Trust Administration.
The trustee (or any other eligible institution in any capacity under the indenture) may resign at any time upon not less than 30 days’ prior written notice to the issuing entity. The holders of a majority in principal amount of the outstanding amount of the securitized utility tariff bonds under the indenture may remove the trustee (or any other eligible institution in any capacity under the indenture) upon not less than 30 days’ prior written notice by so notifying the trustee (or such other eligible institution) and may appoint a successor trustee (or successor eligible institution in the applicable capacity). The issuing entity will remove the trustee if the trustee: (i) ceases to be eligible under the Trust Indenture Act; (ii) ceases to satisfy certain credit standards set forth in the indenture and the series supplement; (iii) becomes a debtor in a bankruptcy proceeding or is adjudicated insolvent or a receiver or other public officer takes charge of the trustee or its property; (iv) becomes incapable of acting; or (v) fails to provide to the issuing entity certain information pertaining to the trustee that it reasonably requests that is necessary for it to satisfy its reporting obligations under the securities laws. The issuing entity will remove any person who maintains the collection account or any other account established under the Indenture and fails to constitute an eligible institution with 30 days’ prior notice. If the trustee resigns or is removed or a vacancy exists in the office of trustee for any reason, the issuing entity will be obligated promptly to appoint a successor trustee eligible under the indenture, and notice of such appointment is required to be promptly given to each rating agency by the successor trustee. If any person (other than the trustee) acting in any capacity under the indenture as an eligible institution is removed, fails to constitute an eligible institution or if a vacancy exists in any such capacity for any reason, the issuing entity will promptly appoint a successor to such capacity that constitutes an eligible institution. No resignation or removal of the trustee (or any other person acting as an eligible institution) will become effective until acceptance of the appointment by a successor trustee (or a successor eligible institution). The issuing entity is responsible for payment of the expenses associated with any such removal or resignation.
The trustee will at all times satisfy the requirements of the Trust Indenture Act and Rule 3a-7 of the Investment Company Act of 1940 and have a combined capital and surplus of at least $50,000,000 and a long-term debt rating of BBB− (or the equivalent thereof) or better by all of the rating agencies rating the securitized utility tariff bonds and from which a rating is available. If the trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association will without any further action be the successor trustee.
The trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, that its conduct does not constitute willful misconduct, negligence or bad faith. The issuing entity has agreed to indemnify the trustee and its officers, directors, employees and agents against any and all cost, damage, loss, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the administration of the trust and the performance of its duties under the indenture; provided, that the issuing entity is not required to pay any expense or indemnify against any loss, liability or expense incurred by the trustee through the trustee’s own willful misconduct, negligence or bad faith. Please read “Security for the Securitized Utility Tariff Bonds — How Funds in the Collection Account will be Allocated” in this prospectus.
In the ordinary course of business, The Bank of New York Mellon, The Bank of New York Mellon Trust Company, N.A., and BNY Mellon Trust of Delaware (collectively, “BNY Mellon”) are named as a defendant in legal actions. In connection with its role as trustee of certain residential mortgage-backed securitizations, or RMBS transactions, BNY Mellon has been named as a defendant in a number of legal actions brought by RMBS investors. These lawsuits allege that the trustee had expansive duties under the governing agreements, including the duty to investigate and pursue breach of representation and warranty claims against other parties to the RMBS transactions. While it is inherently difficult to predict the eventual outcomes of pending actions, BNY Mellon denies liability and intends to defend the litigations vigorously.
The issuing entity, Ameren Missouri and their respective affiliates may from time to time enter into normal banking and trustee relationships with The Bank of New York Mellon Trust Company, N.A. and its affiliates. The Bank of New York Mellon Trust Company, N.A. also acts as the trustee under an indenture under which Ameren Missouri’s parent, Ameren, has issued and may issue debt securities in the future. Ameren Missouri maintains bank deposits with The Bank of New York Mellon and may borrow money from the bank from time to time.
No relationships currently exist or existed during the past two years between Ameren Missouri, the issuing entity and each of their respective affiliates, on the one hand, and The Bank of New York Mellon Trust Company, N.A. and its affiliates, on the other hand, that would be outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party.

SECURITY FOR THE SECURITIZED UTILITY TARIFF BONDS
General
The securitized utility tariff bonds issued under the indenture will be non-recourse obligations and are payable solely from and secured solely by a pledge of and lien on the securitized utility tariff property and the other securitized utility tariff bond collateral as provided in the indenture. If and to the extent the securitized utility tariff property and the other assets of the trust estate are insufficient to pay all amounts owing with respect to the securitized utility tariff bonds, then the bondholders will generally have no claim in respect of such insufficiency against the issuing entity or any other person. By the acceptance of the securitized utility tariff bonds, the bondholders waive any such claim.
Pledge of Collateral
To secure the payment of principal of and interest on the securitized utility tariff bonds, the issuing entity will grant to the trustee a security interest in all of the issuing entity’s right, title and interest (whether now owned or hereafter acquired or arising) in and to the following property:
•
the securitized utility tariff property created under and pursuant to the financing order and the Securitization Law and transferred by the seller to the issuing entity pursuant to the sale agreement (including, to the fullest extent permitted by law, the right, title, and interest of the issuing entity (i) in and to the securitized utility tariff charges, including all rights to true-up adjustments to the securitized utility tariff charges in accordance with the Securitization Law and the financing order and (ii) to be paid the amount that is determined in a financing order to be the amount that the seller and issuing entity is lawfully entitled to receive pursuant to the provisions of the Securitization Law and the proceeds thereof, and in and to all revenues, collections, claims, payments, moneys, or proceeds of or arising from the securitized utility tariff charges);

•
all securitized utility tariff charges related to the securitized utility tariff property;

•
the sale agreement and all property and interests in property transferred to the issuing entity under the sale agreement with respect to the securitized utility tariff property and the securitized utility tariff bonds;

•
the servicing agreement, the administration agreement, any intercreditor agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, if any, to the extent related to the foregoing securitized utility tariff property and the securitized utility tariff bonds;

•
the collection account, all subaccounts thereof, and all amounts of cash instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto;

•
all rights to compel the servicer to file for and obtain adjustments to the securitized utility tariff charges in accordance with Section 393.1700.2(3)(c)e. of the Securitization Law, the financing order or the securitized utility tariff charge rider SUR filed in connection therewith;

•
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute securitized utility tariff property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property with respect to the securitized utility tariff bonds;

•
all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations with respect to the securitized utility tariff bonds related to the foregoing; and

•
all payments on or under, and all proceeds in respect of, any or all of the foregoing with respect to the securitized utility tariff bonds.

The collateral does not extend to amounts deposited with the issuing entity on the issuance date required for payment of costs of issuance with respect to the securitized utility tariff bonds (together with any interest earnings thereon).
The depositor refers to the foregoing assets in which the issuing entity, as assignee of the seller, will grant the trustee a security interest as the “collateral.”
Security Interest in the Collateral
The Securitization Law provides that consensual security interests can be granted in securitized utility tariff property. The Securitization Law provides that a valid and enforceable security interest in securitized utility tariff property is created at the later of the time when (a) the MoPSC has issued the financing order authorizing securitized utility tariff charges included in the securitized utility tariff property, (b) a security agreement is executed and delivered by the debtor granting such security interest, (c) the debtor has rights in the securitized utility tariff property or the power to transfer such securitized utility tariff property, or (d) value is received for the securitized utility tariff property. The security interest in the securitized utility tariff property is perfected when it has attached and when a financing statement has been filed with the Missouri Secretary of State, with a copy filed with the MoPSC, in accordance with the Securitization Law.
Right of Foreclosure
The Securitization Law provides that if an event of default occurs under the securitized utility tariff bonds that are secured by a security interest in the securitized utility tariff property, the financing parties or their representatives, as secured parties, may foreclose or otherwise enforce the lien and security interest in the securitized utility tariff property securing the securitized utility tariff bonds as if they were secured parties under Article 9 of the UCC. In addition, if Ameren Missouri defaults on any required remittance of securitized utility tariff charges, a court, upon application by an interested party, under the Securitization Law may order the sequestration and payment of securitized utility tariff charge collections to pledgees and transferees of securitized utility tariff property.
Description of Indenture Accounts
Collection Account
Pursuant to the indenture, the issuing entity will establish a segregated trust account in the name of the trustee with an eligible institution, for the securitized utility tariff bonds called the “collection account.” The collection account will be under the sole dominion and exclusive control of the trustee. The trustee will hold the collection account for the issuing entity’s benefit as well as for the benefit of the bondholders. The collection account for the securitized utility tariff bonds will consist of three subaccounts: a “general subaccount,” an “excess funds subaccount,” and a “capital subaccount,” which need not be separate bank accounts. For administrative purposes, the subaccounts may be established by the trustee as separate accounts which will be recognized individually as subaccounts and collectively as the collection account. All amounts in the collection account not allocated to any other subaccount will be allocated to the general subaccount. Unless the context indicates otherwise, references in this prospectus to the collection account include the collection account and each of the subaccounts contained therein.
The following institutions are eligible institutions for the establishment of the collection account:
•
the corporate trust department of the trustee, so long as any of the securities of the trustee have (i) either a short-term credit rating from Moody’s of at least “P-1” or a long-term unsecured debt rating from Moody’s of at least “A2” and (ii) a credit rating from S&P of at least “A”; or

•
a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, or (B) a short-term issuer rating of “A-1” or higher by S&P and “P-1” or higher by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.

Eligible Investments for Funds in the Collection Account
Funds in the collection account may be invested only in such investments as meet the criteria described below and which mature on or before the business day preceding the next payment date:
•
direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

•
demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of or bankers’ acceptances issued by, any depository institution (including the trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to the supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit, rated as least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the securitized utility tariff bonds;

•
commercial paper (including commercial paper of the trustee, acting in its commercial capacity, and other than commercial paper issued by Ameren Missouri or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating of at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the securitized utility tariff bonds;

•
investments in money market funds which have a rating in the highest investment category granted thereby (including funds for which the trustee or any of its affiliates is investment manager or advisor) from Moody’s and S&P;

•
repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with eligible institutions; or

•
repurchase obligations with respect to any security or whole loan entered into with an eligible institution or with a registered broker-dealer acting as principal and that meets certain ratings criteria set forth below:

a.
a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any such broker/dealer being referred to in the definition of eligible investments as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of entering into such repurchase obligation; or

b.
an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company.

Notwithstanding the foregoing: (1) no securities or investments which mature in 30 days or more will be eligible investments unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A1” from Moody’s; (2) no securities or investments described in bullet points two through four above which have maturities of more than 30 days but less than or equal to 3 months will be eligible investments unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (3) no securities or investments described in bullet points two through four above which have maturities of more than 3 months will be eligible investments unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (4) no securities or investments described in bullet points two through four above which have a maturity of 60 days or less will be eligible investments unless such securities have a rating from S&P of at least “A-1”; and (5) no securities or investments described in bullet points two through four above which have a maturity of 365 days or less will be eligible investments unless such securities have a rating from S&P of at least “AA-”, “A-1+” or “AAAm”.
The trustee will have access to the collection account for the purpose of making deposits in and withdrawals from the collection account in accordance with the indenture. The servicer will select the eligible investments in which funds will be invested, unless otherwise directed by the issuing entity.
The servicer will remit securitized utility tariff charge payments to the collection account in the manner described under “The Servicing Agreement — Remittances to Collection Account” in this prospectus.
General Subaccount
The general subaccount will hold all funds held in the collection account that are not held in the other two subaccounts. The servicer will remit all securitized utility tariff charge payments to the general subaccount. On each payment date, the trustee will draw on amounts in the general subaccount to pay the issuing entity’s expenses and to pay interest and make scheduled payments on the securitized utility tariff bonds, and to make other payments and transfers in accordance with the terms of the indenture. Funds in the general subaccount will be invested in the eligible investments described above.
Excess Funds Subaccount
The trustee, at the written direction of the servicer, will allocate to the excess funds subaccount securitized utility tariff charge collections available with respect to any payment date in excess of amounts necessary to make the payments specified on such payment date. The excess funds subaccount will also hold all investment earnings on the collection account (other than investment earnings on the capital subaccount) in excess of such amounts.
Capital Subaccount
In connection with the issuance of the securitized utility tariff bonds, the seller, in its capacity as the issuing entity’s sole owner, will contribute capital to the issuing entity in an amount equal to the “required capital level,” which will be not less than 0.50% of the principal amount of the securitized utility tariff bonds issued. This amount will be funded by the seller and not from the proceeds of the sale of the securitized utility tariff bonds, and will be deposited into the capital subaccount on the issuance date. In the event that amounts on deposit in the general subaccount and the excess funds subaccount are insufficient to make scheduled payments of principal and interest on the securitized utility tariff bonds and payments of fees and expenses contemplated by the first nine bullets under “— How Funds in the Collection Account will be Allocated” in this prospectus, the trustee will draw on amounts in the capital subaccount to make such payments up to the lesser of the amount of such insufficiency and the amounts on deposit in the capital subaccount. In the event of any such withdrawal, collected securitized utility tariff charges available on any subsequent payment date that are not necessary to pay scheduled payments of principal and interest on the securitized utility tariff bonds and payments of fees and expenses will be used to replenish any amounts drawn from the capital subaccount. If the securitized utility tariff bonds have been retired as of any payment date, the amounts on deposit in the capital subaccount will be released to the issuing entity, free of the lien of the indenture.
How Funds in the Collection Account will be Allocated
On each payment date for the securitized utility tariff bonds (or any other date as directed by the servicer with respect to ongoing financing costs in clause (4) below payable prior to the next payment date), the trustee will with respect to the securitized utility tariff bonds, pay or allocate, solely at the written direction of the servicer, all amounts on deposit in the collection account (including investment earnings thereon) to pay the following amounts in the following priority:
(1)
amounts owed by the issuing entity to the trustee, the trustee’s fees, expenses and any outstanding indemnity amounts owed to the trustee in an amount not to exceed $200,000 per annum (the “Trustee Cap”); provided, however, that the Trustee Cap shall be disregarded and inapplicable upon the acceleration of the securitized utility tariff bonds following the occurrence of an event of default;

(2)
the servicing fee due on such payment date and any unpaid servicing fees from prior payment dates to the servicer as described under “The Servicing Agreement — Servicing Compensation” in this prospectus;

(3)
the administration fee due on such payment date and the fees owed to the issuing entity’s independent manager due on such payment date;

(4)
all of the issuing entity’s other ordinary periodic ongoing financing costs relating to the securitized utility tariff bonds not described above except for income taxes;

(5)
interest then due on the securitized utility tariff bonds, including any past-due interest;

(6)
principal then due and payable on the securitized utility tariff bonds as a result of an event of default or on the final maturity date for the securitized utility tariff bonds;

(7)
scheduled principal payments of securitized utility tariff bonds according to its expected sinking fund schedule, together with any overdue scheduled principal payments;

(8)
any remaining unpaid fees, expenses and indemnity amounts owed to the trustee;

(9)
any other unpaid ongoing financing costs, including any income taxes, relating to the securitized utility tariff bonds and any remaining amounts owed pursuant to the basic documents;

(10)
replenishment of any amounts drawn from the capital subaccount;

(11)
provided that no event of default has occurred and is continuing, release to Ameren Missouri an amount representing a return on its capital contribution calculated at 6.82 percent per annum;

(12)
the remainder, if any, to the excess funds subaccount for distribution on subsequent payment dates; and

(13)
after principal of and premium, if any, and interest on all securitized utility tariff bonds and all of the other foregoing amounts have been paid in full, the balance (including all amounts then held in the capital subaccount and the excess funds subaccount), if any, shall be paid to Ameren Missouri free and clear from the lien of the indenture and the series supplement and credited to customers through normal ratemaking processes.

If on any payment date funds on deposit in the general subaccount are insufficient to make the payments contemplated by clauses (1) through (9) above, the trustee will first, draw from amounts on deposit in the excess funds subaccount, and second, draw from amounts on deposit in the capital subaccount, up to the amount of the shortfall, in order to make those payments in full. If the trustee uses amounts on deposit in the capital subaccount to pay those amounts or make those transfers, as the case may be, subsequent adjustments to the securitized utility tariff charges will take into account, among other things, the need to replenish those amounts. In addition, if on any payment date funds on deposit in the general subaccount are insufficient to make the transfer described in clause (10) above, the trustee will draw from amounts on deposit in the excess funds subaccount to make such transfer. Please read “Risk Factors — Other Risks Associated with an Investment in the Securitized Utility Tariff Bonds — Ameren Missouri’s indemnification obligations under the sale and servicing agreements are limited and might not be sufficient to protect your investment in the securitized utility tariff bonds” in this prospectus.
The annual servicing fee for the securitized utility tariff bonds in clause (2) above payable to Ameren Missouri while it is acting as servicer shall be $238,061 (0.05% of the initial aggregate principal amount of the securitized utility tariff bonds) per annum. The annual servicing fee for the securitized utility tariff bonds payable to any other servicer not affiliated with Ameren Missouri must not at any time exceed 0.60 percent of the original principal amount of the securitized utility tariff bonds unless such higher rate is approved by the MoPSC and would not cause any of the then current credit ratings of the securitized utility tariff bonds to be suspended, withdrawn, or downgraded. The annual administration fee in clause (3) above will be $50,000 per annum plus reimbursable third-party costs. The annual servicing fee payable to Ameren Missouri is a function of the aggregate principal amount of securitized utility tariff bonds sold hereby and will be set forth in the final prospectus. Please read “Ameren Missouri’s Financing Order — Issuance Advice Letter” in this prospectus.

Intercreditor Agreement
Ameren Missouri will enter into an intercreditor agreement if Ameren Missouri (i) becomes a party to any future trade receivables purchase and sale agreement or similar arrangement under which it sells all or any portion of its accounts receivables owing from customers who are obligated to pay the securitized utility tariff charge or (ii) enters into a sale agreement selling to any other affiliate securitized utility tariff property or similar property, consisting of non-bypassable charges payable by customers comparable to those sold by the seller pursuant to the sale agreement. The intercreditor agreement will be in the substantially similar form contained within the sale agreement and will state that, (i) the securitized utility tariff charges are excluded from the assets sold under the accounts receivable sales program if there is an accounts receivable program, (ii) the respective holders of the securitized utility tariff bonds and additional securitization bonds have separate ownership interests in the securitized utility tariff property and the similar property and (iii) replacement of the servicer will require the agreement of the trustees and the administrative agent under the accounts receivable sales program, if applicable. In the sale agreement, Ameren Missouri has covenanted that it will not (a) enter into any future sale of charges owing by electric customers to issuing entities for the purpose of issuing additional securitized utility tariff bonds without the rating agency condition being satisfied with respect to the securitized utility tariff bonds prior to or coincident with such sale or (b) become party to a trades receivable purchase and sale agreement under which it sells all or any portion of its accounts receivable owing from customers who are obligated to pay the securitized utility tariff property and entering into an intercreditor agreement or a joinder to an intercreditor agreement. Please read “The Sale Agreement — Covenants of the Seller” in this prospectus.
If the trustees are unable to agree on a replacement servicer, no trustee would be able to replace Ameren Missouri or any successor as servicer; the parties must cooperate to appoint a replacement servicer within ten business days of the date of notice that the servicer shall be replaced. Please read “The Servicing Agreement — Remittances to Collection Account” in this prospectus.

WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS FOR THE SECURITIZED
UTILITY TARIFF BONDS
The rate of principal payments, the amount of each interest payment and the actual final payment date of the securitized utility tariff bonds and the weighted average life thereof will depend primarily on the timing of receipt of collected securitized utility tariff charges by the trustee and the statutory true-up mechanism. The aggregate amount of collected securitized utility tariff charges and the rate of principal amortization on the securitized utility tariff bonds will depend, in part, on actual energy usage and energy demands, and the rate of delinquencies and write-offs. The securitized utility tariff charges are required to be adjusted from time to time based in part on the actual rate of collected securitized utility tariff charges. However, the issuing entity can give no assurance that the servicer will be able to forecast accurately actual electricity usage and the rate of delinquencies and write-offs or implement adjustments to the securitized utility tariff charges that will cause collected securitized utility tariff charges to be received at any particular rate. Please read “Risk Factors — Servicing Forecasting Risks — Inaccurate consumption or collection forecasting might reduce scheduled payments on the securitized utility tariff bonds” and “Ameren Missouri’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Securitized Utility Tariff Charge” in this prospectus.
The securitized utility tariff bonds may be retired later than expected. Except in the event of an acceleration of the final payment date of the securitized utility tariff bonds after an event of default, however, the securitized utility tariff bonds will not be paid at a rate faster than that contemplated in the expected sinking fund schedule for the securitized utility tariff bonds even if the receipt of collected securitized utility tariff charges is accelerated. Instead, receipts in excess of the amounts necessary to amortize the securitized utility tariff bonds in accordance with the expected sinking fund schedules, to pay interest and related fees and expenses and to fund subaccounts of the collection account will be allocated to the excess funds subaccount. Amounts on deposit in the excess funds subaccount will be taken into consideration in calculating the next true-up adjustment. Acceleration of the final maturity date after an event of default in accordance with the terms thereof will result in payment of principal earlier than the related scheduled final payment dates. A payment on a date that is earlier than forecast might result in a shorter weighted average life, and a payment on a date that is later than forecast might result in a longer weighted average life. In addition, if a larger portion of the delayed payments on the securitized utility tariff bonds is received in later years, the securitized utility tariff bonds may have a longer weighted average life.
Weighted Average Life Sensitivity
Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security has been repaid to the investor. The rate of principal payments on the securitized utility tariff bonds, the aggregate amount of each interest payment on the securitized utility tariff bonds and the actual final payment date of the securitized utility tariff bonds will depend on the timing of the servicer’s receipt of securitized utility tariff charges from customers. Changes in the expected weighted average life of the securitized utility tariff bonds in relation to variances in actual energy consumption levels (retail electric sales) from forecast levels are shown below.
		Weighted Average Life Sensitivity
	Expected Weighted Average Life (Years)	-5% (1.54 Standard Deviations from Mean)		-15% (5.23 Standard Deviations from Mean)
Tranche		WAL (yrs)	Change (days)*	WAL (yrs)	Change (days)*
A-1	8.53	8.53	0	8.53	0

*
Number is rounded to whole days

Assumptions
For the purposes of preparing the above chart, the following assumptions, among others, have been made: (i) in relation to the initial forecast, the forecast error stays constant over the life of the securitized utility tariff bonds and is equal to an overestimate of electricity consumption of 5% (1.54 standard deviations from mean) or 15% (5.23 standard deviations from mean), (ii) the servicer makes timely and accurate submissions to true-up the securitized utility tariff charges semi-annually, (iii) customer write-off rates are held constant at 0.33% for residential and non-residential, (iv) Ameren Missouri remits all securitized utility tariff charges on average 36 days after such charges are billed to residential and non-residential customers, (v) ongoing financing costs are equal to projections, (vi) there is no acceleration of the final maturity date of the securitized utility tariff bonds, (vii) a permanent loss of all customers has not occurred, and (viii) the issuance date of the securitized utility tariff bonds is December 20, 2024. There can be no assurance that the weighted average life of the securitized utility tariff bonds will be as shown.

THE SALE AGREEMENT
The following summary describes particular material terms and provisions of the sale agreement pursuant to which the issuing entity will purchase securitized utility tariff property from the seller. The depositor has filed the form of the sale agreement as an exhibit to the registration statement of which this prospectus forms a part.
Sale and Assignment of the Securitized Utility Tariff Property
On the issuance date, pursuant to a sale agreement, the seller will sell, transfer, assign, set over and otherwise convey securitized utility tariff property to the issuing entity, without recourse, except as provided in such sale agreement. The securitized utility tariff property acquired on that date represents all irrevocable right, title and interest in and to non-bypassable rates and other charges established by the financing order to be collected from existing and future retail customers in amounts sufficient to repay bond principal, interest and related financing costs and all rights to obtain adjustments to such securitized utility tariff charges in accordance with the Securitization Law and the financing order. The issuing entity will apply the net proceeds that the issuing entity receives from the sale of the securitized utility tariff bonds to the purchase of the securitized utility tariff property acquired on that date.
In accordance with the Securitization Law, the transfer by Ameren Missouri to the issuing entity of securitized utility tariff property will be deemed perfected as against third persons upon the filing of a financing statement with the office of the secretary of state.
Conditions to the Sale of Securitized Utility Tariff Property
The issuing entity’s obligation to purchase and the seller’s obligation to sell securitized utility tariff property on the issuance date will be subject to the satisfaction of each of the following conditions:
•
on or prior to the issuance date, the seller must duly execute and deliver the sale agreement to the issuing entity;

•
on or prior to the issuance date, the seller must have received the financing order from the MoPSC authorizing the creation of the securitized utility tariff property;

•
on or prior to the issuance date, the seller must have provided the issuance advice letter to the MoPSC and such letter must be effective;

•
as of the issuance date, the seller may not be insolvent and may not be made insolvent by the sale of securitized utility tariff property to the issuing entity, and the seller may not be aware of any pending insolvency with respect to itself;

•
as of the issuance date, the representations and warranties of the seller in the sale agreement must be true and correct with the same force and effect as if made on the issuance date (except to the extent they relate to an earlier date), the seller may not have breached any of its covenants in the sale agreement, and the servicer may not be in default under the servicing agreement;

•
as of the issuance date, the issuing entity must have sufficient funds available to pay the purchase price for securitized utility tariff property to be conveyed and all conditions to the issuance of the securitized utility tariff bonds intended to provide the funds to purchase that securitized utility tariff property set forth in the indenture must have been satisfied or waived;

•
on or prior to the issuance date, the seller must have taken all action required to transfer ownership of securitized utility tariff property to be conveyed to the issuing entity on the issuance date, free and clear of all liens other than liens created by the issuing entity pursuant to the basic documents and to perfect such transfer including, without limitation, filing any statements or filings under the Securitization Law or the UCC; and the issuing entity or the servicer, on the issuing entity’s behalf, must have taken any action required for the issuing entity to grant the trustee a lien and a first priority perfected security interest in the collateral and maintain that security interest as of the issuance date;

•
the seller must receive and deliver to the issuing entity and the trustee an opinion or opinions of outside tax counsel (as selected by the seller, and in form and substance reasonably satisfactory to the issuing entity),

•
to the effect that: (i) the issuing entity will not be subject to United States federal income tax as an entity separate from the issuing entity’s sole owner and that the securitized utility tariff bonds will be treated as debt of the issuing entity’s sole owner for U.S. federal income tax purposes and (ii) for U.S. federal income tax purposes, the issuance of the securitized utility tariff bonds will not result in gross income to the seller;

•
on and as of the issuance date, the issuing entity’s limited liability company agreement, the servicing agreement, the sale agreement, the indenture, the Securitization Law, the financing order and any tariff authorizing the collection of securitized utility tariff charges must be in full force and effect; and

•
the seller must deliver to the issuing entity and to the trustee an officers’ certificate confirming the satisfaction of each of these conditions.

Seller Representations and Warranties
In the sale agreement, the seller will represent and warrant to the issuing entity, as of the issuance date, to the effect, among other things, that:
•
no portion of the securitized utility tariff property has been sold, transferred, assigned or pledged or otherwise conveyed by the seller to any person other than the issuing entity and immediately prior to the sale of the securitized utility tariff property, the seller owns the securitized utility tariff property free and clear of all liens and rights of any other person, and no offsets, defenses or counterclaims exist or have been asserted with respect to the securitized utility tariff property;

•
on the issuance date, immediately upon the sale under the sale agreement, the securitized utility tariff property transferred on the issuance date will be validly transferred and sold to the issuing entity, the issuing entity will own the securitized utility tariff property free and clear of all liens (except for liens created in favor of the issuing entity or the trustee by the Securitization Law and the basic documents) and all filings and action to be made or taken by the seller (including filings with the Secretary of State of Missouri under the Securitization Law) necessary in any jurisdiction to give the issuing entity a perfected ownership interest (subject to any lien created by the issuing entity or by the Securitization Law in your favor under the basic documents or the Securitization Law) in the securitized utility tariff property will have been made;

•
subject to the clause below regarding assumptions used in calculating the securitized utility tariff charges as of the issuance date, all written information, as amended or supplemented from time to time, provided by the seller to the issuing entity with respect to the securitized utility tariff property (including the expected sinking fund schedule, the financing order and the issuance advice letter relating to the securitized utility tariff property) is true and correct in all material respects;

•
under the laws of the State of Missouri (including the Securitization Law) and the United States in effect on the issuance date:

•
the financing order and issuance advice letter pursuant to which the rights and interests of the seller in the securitized utility tariff property have been created, including the right to impose, bill, charge, collect and receive the securitized utility tariff charges and, the interest in and to the securitized utility tariff property, has become final and non-appealable and is in full force and effect, and the seller has validly and irrevocably consented to the terms of the financing order;

•
the securitized utility tariff bonds are entitled to the protection provided in specific sections of the Securitization Law, subject to the limitations specified therein (please read “The Securitized Utility Tariff Property and the Securitization Law” in this prospectus);

•
the process by which the financing order was approved and the financing order, issuance advice letter and tariff comply with all applicable laws and regulations;

•
no other approval, authorization, consent, order or other action of, or filing with any governmental authority is required on the part of the seller in connection with the creation of the securitized utility tariff property, except those that have been obtained or made;

•
the issuance advice letter and the tariff have been provided in accordance with the financing order and an officer of the seller has provided the certification to the MoPSC required by the issuance advice letter; and

•
the State of Missouri has pledged that it will not take any action that impairs the value of the securitized utility tariff property or the security for the securitized utility tariff bonds or, except as provided with respect to the true-up mechanism, reduce, alter or impair the securitized utility tariff charges until any and all principal, interest and financing costs have been paid and performed in full.

•
based on information available to the seller on the issuance date, the assumptions used in calculating the securitized utility tariff charges as of the issuance date are reasonable and are made in good faith; however, notwithstanding the foregoing, Ameren Missouri makes no representation or warranty, express or implied, that amounts actually collected arising from those securitized utility tariff charges will in fact be sufficient to meet the payment obligations on the related securitized utility tariff bonds or that the assumptions used in calculating such securitized utility tariff charges will in fact be realized;

•
upon the effectiveness of the financing order, the issuance advice letter and the tariff with respect to the transferred securitized utility tariff property and the transfer of such securitized utility tariff property to us:

•
the right and interest of the seller under the financing order in and to the securitized utility tariff charges established by provisions of the Securitization Law and the financing order, including all rights to obtain true-up adjustments, become securitized utility tariff property;

•
the securitized utility tariff property constitutes an existing present intangible property right vested in us;

•
the securitized utility tariff property includes (i) the right and interest under the financing order, including the right to impose, bill, charge, collect and receive securitized utility tariff charges, including the right to obtain adjustments of such charges as authorized in the financing order and (ii) all revenues, collections, claims, rights to payments, payments, money or proceeds of or arising from the rights and interests specified in the financing order;

•
the owner of the securitized utility tariff property is legally entitled to bill securitized utility tariff charges and collect payments in respect of the securitized utility tariff charges in the aggregate amount sufficient to pay the interest on and principal of the related securitized utility tariff bonds in accordance with the indenture, to pay the fees and expenses of servicing the securitized utility tariff bonds, and to replenish the capital subaccount to the required capital level until the securitized utility tariff bonds are paid in full; and

•
the securitized utility tariff property is not subject to any lien other than the lien created by the basic documents or pursuant to the Securitization Law;

•
the seller is a corporation duly organized and in good standing under the laws of the State of Missouri, with the requisite corporate power and authority to own its properties and conduct its business as currently owned or conducted;

•
the seller has the requisite corporate power and authority to obtain the financing order and to own the rights and interests under the financing order relating to the securitized utility tariff bonds, to sell and transfer those rights and interests to the issuing entity, whereupon (subject to the effectiveness of the related issuance advice letter) such rights and interests will become securitized utility tariff property;

•
the seller is duly qualified to do business in Missouri and is in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require qualifications, licenses or approvals (except where the failure to so qualify or obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the seller’s business, operations, assets, revenues or properties);

•
the seller has the requisite corporate power and authority to execute and deliver the sale agreement and to carry out its terms, and the execution, delivery and performance of the sale agreement have been duly authorized by the seller by all necessary corporate action;

•
the sale agreement constitutes a legal, valid and binding obligation of the seller, enforceable against it in accordance with its terms, subject to customary exceptions relating to bankruptcy, creditor’s rights and equitable principles;

•
the consummation of the transactions contemplated by the sale agreement and the fulfillment of its terms do not (a) conflict with the seller’s organizational documents or any indenture or other agreement or instrument to which the seller is a party or by which it or any of its property is bound, (b) result in the creation or imposition of any lien upon the seller’s properties pursuant to the terms of any such indenture, agreement or other instrument (other than any liens that may be granted in favor of the trustee for the benefit of the bondholders or any liens created by the issuing entity pursuant to the Securitization Law and the financing order or the basic documents), (c) violate any existing law or any existing order, rule or regulation applicable to the seller and (d) is consistent with the Securitization Law and the financing order;

•
no proceeding is pending and, to the seller’s knowledge, no proceeding is threatened and, to the seller’s knowledge, no investigation is pending or threatened before any governmental authority having jurisdiction over the seller or its properties involving or relating to the seller or to the issuing entity or, to the seller’s knowledge, any other person:

•
asserting the invalidity of the Securitization Law, the financing order, the issuance advice letter, the sale agreement, the securitized utility tariff bonds and the basic documents;

•
seeking to prevent the issuance of the securitized utility tariff bonds or the consummation of any of the transactions contemplated by the sale agreement or any of the other basic documents;

•
seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the seller of its obligations under, or the validity or enforceability of, the Securitization Law, the financing order, the securitized utility tariff bonds, the issuance advice letter, the sale agreement or the other basic documents; or

•
seeking to adversely affect the federal income tax or state income or franchise tax classification of the securitized utility tariff bonds as debt;

•
except for financing statements under the Securitization Law, no governmental approvals, authorizations, consents, orders or other actions or filings with any governmental authority are required for the seller to execute, deliver and perform its obligations under the sale agreement except those which have previously been obtained or made or are required to be made by the servicer in the future pursuant to the servicing agreement;

•
the information describing the seller under the caption “The Depositor, Seller, Initial Servicer and Sponsor” in this prospectus is true and correct in all material respects;

•
there is no order by any court providing for the revocation, alteration, limitation or other impairment of the Securitization Law, the financing order, the issuance advice letter, the securitized utility tariff property or the securitized utility tariff charges or any rights arising under any of them or that seeks to enjoin the performance of any obligations under the financing order; and

•
after giving effect to the sale of the securitized utility tariff property under the sale agreement, Ameren Missouri:

•
is solvent and expects to remain solvent;

•
is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

•
is not engaged and does not expect to engage in a business for which its remaining property represents an unreasonably small portion of its capital;

•
reasonably believes that it will be able to pay its debts as they become due; and

•
is able to pay its debts as they mature and does not intend to incur, or believes that it will not incur, indebtedness that it will not be able to repay at its maturity.

The seller will not make any representation or warranty, express or implied, that billed securitized utility tariff charges will be actually collected from customers.
Certain of the representations and warranties that the seller makes in the sale agreement involve conclusions of law. The seller makes those representations and warranties in order to reflect the understanding of the basis on which the issuing entity is issuing the securitized utility tariff bonds and to reflect the agreement that if this understanding proves to be incorrect or inaccurate, the seller will be obligated to indemnify the issuing entity.
The representations and warranties made by the seller will survive the execution and delivery of the sale agreement, and the issuing entity’s pledge of the securitized utility tariff property to the trustee. The seller will not be in breach of any representation or warranty as a result of any change in law occurring after the issuance date including by means of any legislative enactment, constitutional amendment or voter initiative that renders any of the representations or warranties untrue.
Covenants of the Seller
In the sale agreement, the seller makes the following covenants:
•
Subject to its right to assign its rights and obligations to a successor utility under the sale agreement, so long as any of the securitized utility tariff bonds are outstanding, the seller will (a) keep in full force and effect its existence and remain in good standing under the laws of the jurisdiction of its organization, (b) obtain and preserve its qualifications to do business in those jurisdictions necessary to protect the validity and enforceability of the sale agreement and the other basic documents or to the extent necessary or appropriate to perform its obligations under the sale agreement and the other basic documents and (c) continue to operate its transmission and distribution system to provide electrical service to its customers.

•
Except for the conveyances under the sale agreement or any lien under the Securitization Law or the basic documents for the benefit of the issuing entity, the bondholders or the trustee, the seller will not sell, pledge, assign or transfer, or grant, create, incur, assume or suffer to exist any lien on, any of the securitized utility tariff property, or any interest therein, and the seller will defend the right, title and interest of the issuing entity and of the trustee on behalf of the bondholders, in, to and under the securitized utility tariff property against all claims of third parties claiming through or under the seller. The seller also covenants that, in its capacity as seller, it will not at any time assert any lien against, or with respect to, any of the securitized utility tariff property.

•
If the seller receives any payments in respect of the securitized utility tariff charges or the proceeds thereof other than in its capacity as the servicer, the seller agrees to pay all those payments to the servicer, on behalf of the issuing entity, and agrees that prior to such remittance to the servicer, the seller will hold such amounts in trust for the issuing entity and the trustee.

•
The seller shall not continue as or become a party to any future trade receivables purchase and sale agreement or similar arrangement under which it sells all or any portion of its accounts receivables owing from customers who are obligated to pay the securitized utility tariff charge, unless the rating agency condition shall be satisfied with respect to the Securitized Utility Tariff Bonds prior to or coincident with such additional arrangement and trustee, the seller and the other parties to such additional arrangement shall have entered into an intercreditor agreement in connection therewith and the terms of the documentation evidencing such new or amended trade receivables purchase and sale arrangement or similar arrangement shall expressly exclude securitized utility tariff property (including securitized utility tariff charges) from any receivables or other assets pledged or sold under such arrangement.

•
If the seller enters into a sale agreement selling to any other affiliate securitized utility tariff property or similar property, consisting of non-bypassable charges payable by customers comparable to those sold by the seller pursuant to the sale agreement, the rating agency condition must be satisfied with respect to the securitized utility tariff bonds prior to or coincident with such sale and the trustee, the seller and the other parties to such additional arrangement will enter into an intercreditor agreement with the issuing entity, the trustee for the securitized utility tariff bonds, the issuing entity of any such additional securitization bonds and the trustee for such additional securitization bonds described in “Security for the Securitized Utility Tariff Bonds — Intercreditor Agreement”.
•
The seller will notify the issuing entity and the trustee promptly after becoming aware of any lien on any of the securitized utility tariff property, other than the conveyances under the sale agreement, or any lien under the basic documents or under the Securitization Law or the UCC in favor of the trustee for the benefit of the bondholders.

•
The seller agrees to comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental authority applicable to it, except to the extent that failure to so comply would not materially adversely affect the issuing entity’s or the trustee’s interests in the securitized utility tariff property or under the basic documents to which the seller is a party or the seller’s performance of its obligations under the basic documents to which the seller is a party.

•
So long as any of the securitized utility tariff bonds are outstanding, the seller will:

•
treat the securitized utility tariff property as the issuing entity’s property for all purposes other than for financial reporting, state or federal regulatory or tax purposes;

•
treat the securitized utility tariff bonds as debt of the issuing entity, other than for financial reporting, state or federal regulatory or tax purposes;

•
treat the securitized utility tariff bonds as indebtedness of the seller secured by the securitized utility tariff bond collateral solely for U.S. federal tax purposes;

•
disclose in its financial statements that the issuing entity and not the seller is the owner of the securitized utility tariff property and that the issuing entity’s assets are not available to pay creditors of the seller or its affiliates (other than us);

•
not own or purchase any securitized utility tariff bonds; and

•
disclose the effects of all transactions between the issuing entity and the seller in accordance with generally accepted accounting principles.

•
The seller agrees that, upon the sale by the seller of securitized utility tariff property to the issuing entity pursuant to the sale agreement, to the fullest extent permitted by law, the issuing entity will have all of the rights originally held by the seller with respect to the securitized utility tariff property, including the right to exercise any and all rights and remedies to collect any amounts payable by any customer in respect of the transferred securitized utility tariff property, notwithstanding any objection or direction to the contrary by the seller, and any payment by any customer to the issuing entity will discharge that customer’s obligations in respect of that securitized utility tariff property to the extent of that payment, notwithstanding any objection or direction to the contrary by the seller.

•
So long as any of the securitized utility tariff bonds are outstanding:

•
In all proceedings relating directly or indirectly to the securitized utility tariff property, the seller will affirmatively certify and confirm that it has sold all of its rights and interests in and to such property (other than for financial reporting or tax purposes), and will not make any statement or reference in respect of the securitized utility tariff property that is inconsistent with the issuing entity’s ownership interest (other than for financial accounting, state or regulatory or tax purposes).

•
The seller will not take any action in respect of the securitized utility tariff property except solely in its capacity as servicer pursuant to the servicing agreement or as otherwise contemplated by the basic documents.

•
the seller will not sell securitized utility tariff property, or property similar to securitized utility tariff property, under a separate financing order in connection with the issuance of additional securitization bonds or other similar bonds unless the rating agency condition shall have been satisfied.

•
Neither the seller nor the issuing entity will take any action, file any tax return, or make any election inconsistent with the treatment of the issuing entity, for federal income tax purposes and, to the extent consistent with applicable state, local or other tax law, for purposes of state, local and other taxes, as a disregarded entity that is not separate from the seller (or, if relevant, from another sole owner of the issuing entity, as the issuing entity).

•
The seller will execute and file the filings required by law to fully preserve, maintain, protect and perfect the issuing entity’s ownership interest in and the trustee’s lien on the securitized utility tariff property, including all filings required under the Securitization Law and the UCC relating to the transfer of the ownership of the rights and interests related to the securitized utility tariff bonds under the financing order by the seller to the issuing entity and the pledge of the securitized utility tariff property to the trustee. The seller will institute any action or proceeding necessary to compel performance by the MoPSC, the State of Missouri or any of their respective agents of any of their obligations or duties under the Securitization Law, the financing order or any issuance advice letter. The seller also will take those legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case, as may be reasonably necessary (i) to protect the issuing entity, the bondholders and the trustee from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation or warranty of the seller in the sale agreement and (ii) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Law, the financing order, any issuance advice letter or the rights of holders by legislative enactment or constitutional amendment that would be materially adverse to the issuing entity, the trustee or the bondholder or which would otherwise cause an impairment of the issuing entity’s rights or those of the bondholders and the trustee, and the seller will pay the costs of any such actions or proceedings.

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Even if the sale agreement or the indenture is terminated, the seller will not, prior to the date which is one year and one day after the termination of the indenture and payment in full of the securitized utility tariff bonds or any other amounts owed under the indenture, petition or otherwise invoke or cause the issuing entity to invoke the process of any court or government authority for the purpose of commencing or sustaining an involuntary case against the issuing entity under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or any substantial part of the issuing entity’s property, or ordering the winding up or liquidation of the issuing entity’s affairs.

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So long as any of the securitized utility tariff bonds are outstanding, the seller will, and will cause each of its subsidiaries (including the issuing entity) to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the securitized utility tariff property; provided, that no such tax need be paid if the seller or any of its affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the seller or such affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.

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The seller will not withdraw the submission of any issuance advice letter with the MoPSC.

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The seller will make all reasonable efforts to keep each tariff in full force and effect.

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Promptly after obtaining knowledge of any breach in any material respect of its representations and warranties in the sale agreement, the seller will notify the issuing entity, the trustee, the MoPSC and the rating agencies of the breach.

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The seller will use the proceeds of the sale of the securitized utility tariff property in accordance with the financing order and the Securitization Law.

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Upon the issuing entity’s request, the seller will execute and deliver such further instruments and do such further acts as may be necessary to carry out the provisions and purposes of the sale agreement.

Indemnification
The seller will indemnify, defend and hold harmless the issuing entity, the trustee (for itself and for the benefit of the bondholders) and any of the issuing entity’s and the trustee’s officers, directors, employees and agents against:
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any and all amounts of principal and interest on the securitized utility tariff bonds not paid when due or when scheduled to be paid in accordance with their terms;

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any other amounts payable to any person in connection with the securitized utility tariff bonds or in connection with the securitized utility tariff property, including but not limited to trustee’s fees and expenses, that are not paid when due or when scheduled to be paid pursuant to the applicable indenture;

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the amount of any other deposits to the collection account required to have been made in accordance with the terms of the basic documents and retained in the capital subaccount, in the excess funds subaccount or released to the issuing entity free of the lien of the applicable indenture, which are not made when so required;

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any taxes payable by bondholders resulting in a breach of a specific tax representation of the seller; and

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any reasonable costs and expenses incurred by such person that are not recoverable pursuant to the applicable indenture,

in each case to the extent resulting from the seller’s breach of any of its representations, warranties or covenants contained in the sale agreement, except to the extent of losses either resulting from the willful misconduct, bad faith or gross negligence of such indemnified persons or resulting from a breach of representation or warranty in any of the basic documents of the party seeking indemnification.
The seller’s indemnification obligations survive the resignation or removal of the trustee and the termination of the sale agreement. The seller will be liable in accordance with the sale agreement only to the extent of the obligations specifically undertaken by the seller in the sale agreement.
Successors to the Seller
Any person (a) into which the seller may be merged, converted or consolidated and that succeeds to all or substantially all of the electric transmission and distribution business of the seller, (b) that results from the division of the seller into two or more persons and that succeeds to all or substantially all of the electric transmission and distribution business of the seller, (c) that results from any merger or consolidation to which the seller shall be a party and that succeeds to all or substantially all of the electric transmission and distribution business of the seller, (d) that succeeds to the properties and assets of the seller substantially as a whole, or succeeds to all or substantially all of the electric transmission and distribution business of the seller, or (e) that otherwise succeeds to all or substantially all of the electric transmission and distribution business of the seller, shall be the successor to the seller under the sale agreement without further act on the part of any of the parties to the sale agreement; provided, that the following conditions are met:
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immediately after giving effect to any transaction referred to in this paragraph, no representation or warranty made in the sale agreement will have been breached, and no servicer default, and no event that, after notice or lapse of time, or both, would become a servicer default will have occurred and be continuing;

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the successor must execute an agreement of assumption to perform every obligation of the seller under the sale agreement;

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an officer’s certificate and an opinion of counsel specified in the sale agreement will have been delivered to the issuing entity and the trustee; and

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the rating agencies will have received prior written notice of the transaction.

Amendment
The sale agreement may be amended in writing by the seller and the issuing entity, if a copy of the amendment is provided by the issuing entity to each rating agency and the rating agency condition is satisfied, with the consent of the trustee. If any such amendment would adversely affect the interest of any bondholder in any material respect, the consent of the holders of a majority of the outstanding securitized utility tariff bonds is also required. In determining whether a majority of holders have consented, securitized utility tariff bonds owned by the issuing entity, Ameren Missouri or any affiliate of the issuing entity shall be disregarded, except that, in determining whether the trustee shall be protected in relying upon any such consent, the trustee shall only be required to disregard any securitized utility tariff bonds it actually knows to be so owned.
In addition, the sale agreement may be amended in writing by the seller and the issuing entity with ten business days’ prior written notice given to the rating agencies, but without the consent of any of the bondholders, (i) to cure any ambiguity, to correct or supplement any provisions in the sale agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the sale agreement or of modifying in any manner the rights of the bondholders; provided, however, that such action shall not, as evidenced by an officer’s certificate delivered to the issuing entity and the trustee, adversely affect in any material respect the interests of any bondholder or (ii) to conform the provisions of the sale agreement to the description of the sale agreement in this prospectus. Promptly after the execution of any such amendment or consent, the issuing entity will furnish copies of such amendment or consent to each of the rating agencies.

THE SERVICING AGREEMENT
The following summary describes the material terms and provisions of the servicing agreement pursuant to which the servicer is undertaking to service the securitized utility tariff property. The depositor has filed the form of the servicing agreement as an exhibit to the registration statement of which this prospectus forms a part.
Servicing Duties
The servicer will manage, service and administer, bill, collect and post all payments in respect of, the securitized utility tariff property according to the terms of the servicing agreement. The servicer’s duties in general will include:
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management, servicing and administration of the securitized utility tariff property;

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obtaining meter reads, calculating electric usage, billing, collections and posting of all payments in respect of the securitized utility tariff property;

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responding to inquiries by customers, the MoPSC, or any federal, local or other state governmental authorities with respect to the securitized utility tariff property;

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investigating and handling delinquencies (and furnishing reports with respect to such delinquencies to the issuing entity);

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processing and depositing collections and making periodic remittances pursuant to the financing order and each securitized utility tariff charge rider SUR;

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furnishing periodic reports and current reports to the issuing entity, the trustee and the rating agencies;

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collecting applicable sales, franchise and other similar taxes on the securitized utility tariff charges and remitting such taxes to the appropriate taxing authority on a timely basis; and

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taking action in connection with true-up adjustments.

The servicer will be required to notify the issuing entity, the trustee and the rating agencies in writing if it becomes aware of any laws or commission regulations promulgated after the execution of the servicing agreement that have a material adverse effect on the servicer’s ability to perform its duties under the servicing agreement. The servicer is also authorized to execute and deliver, on behalf of itself and/or the issuing entity, as the case may be, any and all instruments, documents or notices and make any filings and participate in proceedings of any kind with any governmental authority, including the MoPSC.
In addition, upon the issuing entity’s reasonable request or the reasonable request of the trustee or any rating agency, the servicer will provide to the issuing entity, the trustee or such rating agency any public financial information about the servicer and any material information about the securitized utility tariff property that is reasonably available, as may be reasonably necessary and permitted by law to enable the issuing entity, the trustee or any rating agency to monitor the servicer’s performance; provided, however, that any such request by the trustee shall not create any obligation for the trustee to monitor the performance of the servicer. In addition, so long as any securitized utility tariff bonds are outstanding, the servicer will provide within a reasonable time after written request thereof, any information available to the servicer or reasonably obtainable by it that is necessary to calculate the securitized utility tariff charges. The servicer will also prepare any reports required to be filed by the issuing entity with the SEC, as further described below, and will cause to be delivered required opinions of counsel to the effect that all filings with the State of Missouri necessary to perfect, maintain, preserve and protect the interests of the trustee in the securitized utility tariff property have been made.
Servicing Standards and Covenants
The servicing agreement will require the servicer to (i) manage, service, administer, bill, collect and calculate securitized utility tariff charges in accordance with the Securitization Law and post collections in respect of the securitized utility tariff property with reasonable care and in material compliance with applicable requirements of law, including all applicable MoPSC regulations and guidelines, using the same degree of care and diligence that the servicer exercises with respect to similar assets for its own account and, if applicable, for others; (ii) follow customary standards, policies and procedures for the industry in Missouri in performing its duties as servicer; (iii) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the securitized utility tariff property and to bill and collect the securitized utility tariff charges; (iv) comply with all requirements of law, including all applicable regulations and guidelines of the MoPSC applicable to and binding on it relating to the securitized utility tariff property; (v) file all MoPSC notices described in the Securitization Law and file and maintain the effectiveness of UCC financing statements with respect to the property transferred under the sale agreement; and (vi) take such other action on behalf of the issuing entity to ensure that the lien of the trustee on the securitized utility tariff bond collateral remains perfected and of first priority. The servicer shall follow customary and usual practices and procedures as it deems necessary or advisable in servicing the securitized utility tariff property, which, in the servicer’s judgment, may include taking legal action at the issuing entity’s expense but subject to the priority of payments set forth in the indenture or in the series supplement.
Notwithstanding anything to the contrary in the servicing agreement, the duties of the servicer set forth in the servicing agreement shall be qualified and limited in their entirety by the Securitization Law, the financing order, any MoPSC regulation and U.S. federal securities laws and the rules and regulations promulgated thereunder, including Regulation AB, as in effect at the time such duties are to be performed.
The servicing agreement will also require the servicer to provide various reports regarding the securitized utility tariff charges and allocation of the securitized utility tariff charges among various classes of customers and payments to the bondholders, in each case as are necessary to effect collection, allocation and remittance of payments in respect of securitized utility tariff charges and other collected funds as required under the basic documents.
The servicer will be responsible for instituting any action or proceeding to compel performance by the State of Missouri or the MoPSC of their respective obligations under the Securitization Law, the financing order and any true-up adjustment. The servicer will take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, as may be reasonably necessary to attempt to block or overturn any attempts to cause a repeal of, modification of or supplement to the Securitization Law, the financing order or the rights of holders of securitized utility tariff property by legislative enactment, constitutional amendment or other means that would be adverse to bondholders. Any costs associated with such legal or administrative action will be borne by the issuing entity as an ongoing financing cost; provided, however, that the servicer will be obligated to institute and maintain such action or proceedings only if it is being reimbursed on a current basis for its costs and expenses in taking such actions in accordance with the related indenture or series supplement, and is not required to advance its own funds to satisfy these obligations.
True-Up Adjustment Submissions
The servicing agreement requires the servicer to submit true-up adjustment filings to secure semi-annual true-up adjustments to the securitized utility tariff charges (and quarterly beginning 12 months prior to the scheduled final payment date for the securitized utility tariff bonds). The servicing agreement also requires the servicer to submit interim true-up adjustment filings if the servicer forecasts that projected securitized utility tariff charge collections will be insufficient to pay principal of and interest on the securitized utility tariff bonds and other related financing costs to otherwise satisfy the current or next succeeding payment period requirement or to replenish any draws upon the capital subaccount. The true-up is designed to (a) correct any undercollections or overcollections that may have occurred and otherwise ensure that the SPE receives remittances from securitized utility tariff charges that are required to satisfy the total securitized revenue requirement, including without limitation any overcollections or undercollections caused by defaults, during the time since the last true-up; and (b) ensure the billing of securitized utility tariff charges necessary to generate the collection of amounts sufficient to timely provide all payments of scheduled principal and interest (or deposits to sinking funds in respect of principal and interest) and any other amounts due in connection with the securitized utility tariff bonds (including ongoing financing costs and amounts required to be deposited in or allocated to any collection account or subaccount) during the period for which such adjusted securitized utility tariff charges are to be in effect.

Each true-up adjustment will allocate the revenue requirement among the customer classes in accordance with the methodology used to determine the securitized utility tariff charges approved in the financing order, including as the same may be modified by an interim true-up adjustment submission described in the prior paragraphs. Please read “Ameren Missouri’s Financing Order — Securitized Utility Tariff Charges — The Financing Order Approves the Methodology used to Calculate the Securitized Utility Tariff Charges” in this prospectus.
Remittances to Collection Account
The servicer will remit estimated securitized utility tariff charge collections to the trustee for deposit in the collection account within two business days after such amounts are deemed to have been received. The servicer will remit estimated securitized utility tariff charge collections based on actual securitized utility tariff charge billings each day and its then-current Weighted Average Days Sales Outstanding and an estimated system-wide write-off percentage. No less often than semi-annually, the servicer will reconcile remittances of estimated securitized utility tariff charge collections with actual securitized utility tariff charge collections received by the servicer, based on Weighted Average Days Sales Outstanding and the actual system-wide write-offs.
To the extent the remittances of estimated securitized utility tariff charge collections exceed the amounts that should have been remitted based on actual system-wide write-offs, the servicer will be entitled to withhold the excess amount from any subsequent remittance to the trustee. To the extent the remittances of estimated securitized utility tariff charge collections are less than the amount that should have been remitted based on actual systemwide write-offs, the servicer will remit the amount of the shortfall to the trustee within two business days. Although the servicer will remit estimated securitized utility tariff charge collections to the trustee, the servicer is not obligated to make any payments on the securitized utility tariff bonds.
The servicing agreement and the financing order require that, in the event a customer does not pay in full all amounts owed under any bill, including securitized utility tariff charges, any resulting shortfalls in securitized utility tariff charges will be allocated ratably among the securitized utility tariff charges and other charges with first dollars attributed to past due balances, if any.
The servicer has agreed and acknowledged that it holds all securitized utility tariff charge collections received by it and any other proceeds for the securitized utility tariff bond collateral received by it for the benefit of the trustee and the bondholders and that all such amounts will be remitted by the servicer without any surcharge, fee, offset, charge or other deduction. The servicer has further agreed not to make any claim to reduce its obligation to remit all securitized utility tariff charge payments collected by it in accordance with this servicing agreement.
Servicing Compensation
The servicer will be entitled to receive an annual servicing fee in an amount equal to:
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$238,061 per annum (0.05% of the initial aggregate principal amount of the securitized utility tariff bonds) for so long as the servicer remains Ameren Missouri or an affiliate; or

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if Ameren Missouri or any of its affiliates is not the servicer, an amount not to exceed 0.60% of the original principal amount of the securitized utility tariff bonds unless such higher rate is approved by the MoPSC and would not cause any of the then current credit ratings of the securitized utility tariff bonds to be suspended, withdrawn, or downgraded.

The servicing fee shall be paid semi-annually, with half of the servicing fee being paid on each payment date, except for the amount of the servicing fee to be paid on the first payment date in which the servicing fee then due will be calculated based on the number of days the servicing agreement has been in effect. The trustee will pay the servicing fee on each payment date (together with any portion of the servicing fee that remains unpaid from prior payment dates) to the extent of available funds prior to the distribution of any interest on and principal of the securitized utility tariff bonds.

Servicer Representations and Warranties; Indemnification
In the servicing agreement, the servicer will represent and warrant to the issuing entity, as of the issuance date of the securitized utility tariff bonds, among other things, that:
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the servicer is duly organized, validly existing and is in good standing under the laws of the state of its organization (which is Missouri, when Ameren Missouri is the servicer), with requisite corporate or other power and authority to own its properties, to conduct its business as such properties are currently owned and such business is presently conducted by it, and to service the securitized utility tariff property and hold the records related to the securitized utility tariff property, and to execute, deliver and carry out the terms of the servicing agreement, and had at all relevant times, and has, the requisite power, authority and legal right to service the securitized utility tariff property and to hold the securitized utility tariff property records as custodian;

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the servicer is duly qualified to do business, is in good standing and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the securitized utility tariff property as required under the servicing agreement) requires such qualifications, licenses or approvals (except where a failure to qualify would not be reasonably likely to have a material adverse effect on the servicer’s business, operations, assets, revenues or properties or to its servicing of the securitized utility tariff property);

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the execution, delivery and performance of the terms of the servicing agreement have been duly authorized by all necessary action on the part of the servicer under its organizational or governing documents and laws;

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the servicing agreement constitutes a legal, valid and binding obligation of the servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other laws relating to or affecting creditors’ rights generally from time to time in effect and to general principles of equity, regardless of whether considered in a proceeding in equity or at law (including concepts of materiality, reasonableness, good faith and fair dealing);

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the consummation of the transactions contemplated by the servicing agreement do not conflict with, result in any breach of, nor constitute (with or without a notice or lapse of time) a material default under the servicer’s organizational documents or any indenture or material agreement or other instrument to which the servicer is a party or by which it or any of its property is bound, nor result in the creation or imposition of any lien upon the servicer’s properties pursuant to the terms of any such indenture or agreement, other instrument (other than any lien that may be granted in favor of the trustee for the benefit of bondholders under the basic documents or any lien created pursuant to the Securitization Law) or violate any existing law or any existing order, rule or regulation applicable to the servicer of any governmental authority having jurisdiction over the servicer or its properties;

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each report or certificate delivered in connection with the issuance advice letter or delivered in connection with any submission made to the MoPSC by the issuing entity with respect to the securitized utility tariff charges or true-up adjustments will be true and correct in all material respects, or, if based in part on or containing assumptions, forecasts or other predictions of future events, such assumptions, forecasts or predictions are reasonable based on historical performance (and facts known to the servicer on the date such report or certificate is delivered);

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no approval, authorization, consent, order or other action of, or filing with any court, federal or state regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the servicer of the servicing agreement, the performance by the servicer of the transactions contemplated by the servicing agreement or the fulfillment by the servicer of the terms of the servicing agreement, except those that have been obtained or made and those that the servicer is required to make in the future pursuant to the servicing agreement; and

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no proceeding or, to the servicer’s knowledge, investigation is pending and, to the servicer’s knowledge, no proceeding or investigation is threatened before any governmental authority having jurisdiction over the servicer or its properties involving or relating to the servicer or the issuing entity or, to the servicer’s knowledge, any other person, asserting the invalidity of the servicing agreement or the other basic documents, seeking to prevent issuance of the securitized utility tariff bonds or the consummation of the transactions contemplated by the servicing agreement or other basic documents, seeking a determination that could reasonably be expected to materially and adversely affect the performance by the servicer of its obligations under or the validity or enforceability of, the servicing agreement, the other basic documents or the securitized utility tariff bonds or seeking to adversely affect the federal income tax or state income or franchise tax classification of securitized utility tariff bonds as debt.
The Servicer Will Indemnify the Issuing Entity and Other Entities in Limited Circumstances
Under the servicing agreement, the servicer will agree to indemnify the issuing entity, the trustee, for itself and on behalf of those holders, the independent manager and any of the issuing entity’s and the trustee’s respective trustees, officers, directors, employees and agents (each an “indemnified person) for, and defend and hold harmless each such person from and against any and all losses that may be imposed upon, incurred by or asserted against any of those persons as a result of:
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the servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the servicing agreement or the servicer’s reckless disregard of its obligations and duties under the servicing agreement; or

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the servicer’s material breach of any of its representations and warranties that results in a servicer default under the servicing agreement.

The servicer will not be liable, however, for any losses resulting from the willful misconduct, bad faith or gross negligence or resulting from a material breach of a representation or warranty in any of the basic documents of the party seeking indemnification.
Furthermore, the servicer is not responsible for any action, decision, ruling, other determination made or not made or delay of the MoPSC, other than any delay resulting from the servicer’s failure to submit required true-up adjustment filings in a timely and correct manner or other breach of its duties under the servicing agreement. The servicer also is not liable for the calculation of the securitized utility tariff charges and true-up adjustments, including any inaccuracy in the assumptions made in the calculation, so long as the servicer has acted in good faith and has not acted in a grossly negligent manner. The servicer shall have no liability whatsoever as a result of any person, including the bondholders, not receiving any payment, amount or return anticipated or expected or in respect of any securitized utility tariff bond generally, except only to the extent that the same is caused by the servicer’s gross negligence, willful misconduct or bad faith.
Notwithstanding the servicer’s election to assume the defense of any action, proceeding or investigation, the indemnified person shall have the right to employ separate counsel (including local counsel), and the servicer shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the defendants in any such action include both the indemnified person and the servicer and the indemnified person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the servicer, (ii) the servicer shall not have employed counsel reasonably satisfactory to the indemnified person to represent the indemnified person within a reasonable time after notice of the institution of such action, (iii) the servicer shall authorize the indemnified person to employ separate counsel at the expense of the servicer or (iv) in the case of the trustee, such action exposes the trustee to a material risk of criminal liability or forfeiture or a servicer default has occurred and is continuing. Notwithstanding the foregoing, the servicer shall not be obligated to pay for the fees, costs and expenses of more than one separate counsel for the indemnified person other than one local counsel, if appropriate. The servicer will not, without the prior written consent of the indemnified person, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought (whether or not the indemnified person is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of the indemnified person from all liability arising out of such claim, action, suit or proceeding.

Evidence as to Compliance
The servicing agreement will provide that the servicer will furnish annually to the issuing entity, the trustee and the rating agencies, on or before March 31 of each year, beginning March 31, 2025 or, if earlier, on the date on which the annual report relating to the securitized utility tariff bonds is required to be filed with the SEC, a report on its assessment of compliance with specified servicing criteria as required by Item 1122(a) of Regulation AB, during the preceding 12 months ended December 31 (or preceding period since the issuance date of the securitized utility tariff bonds in the case of the first statement), together with a certificate by an officer of the servicer certifying the statements set forth therein.
The servicing agreement also provides that a firm of independent certified public accountants, at the servicer’s expense, will furnish annually to the issuing entity, the trustee and the rating agencies on or before March 31 of each year, beginning March 31, 2025 or, if earlier, on the date on which the annual report relating to the securitized utility tariff bonds is required to be filed with the SEC, an annual accountant’s report, which will include any required attestation report that attests to and reports on the servicer’s assessment report described in the immediately preceding paragraph, to the effect that the accounting firm has performed agreed upon procedures in connection with the servicer’s compliance with its obligations under the servicing agreement during the preceding 12 months, identifying the results of the procedures and including any exceptions noted.
Copies of the above reports will be filed with the SEC. You may also obtain copies of the above statements and certificates by sending a written request addressed to the trustee.
The servicer will also be required to deliver to the issuing entity, the trustee and the rating agencies monthly reports setting forth certain information relating to collections of securitized utility tariff charges received during the preceding calendar month and, shortly before each payment date, a semi-annual report setting forth the amount of principal and interest payable to bondholders on such date, the difference between the principal outstanding on the securitized utility tariff bonds and the amounts specified in the expected sinking fund schedule after giving effect to any such payments, and the amounts on deposit in the capital subaccount and excess funds subaccount after giving effect to all transfers and payments to be made on such payment date. The servicer is required to file copies of the semi-annual payment date reports with the SEC.
In addition, the servicer is required to send copies of each submission or notice evidencing a true-up adjustment to the issuing entity, the trustee and the rating agencies. While there are no ESPs currently in Missouri, to the extent ESPs operate in Missouri in the future, the servicer shall be required to prepare and deliver certain disclosures to its customers and to ESPs, and to provide to the rating agencies any non-confidential and non-proprietary information about the ESPs as is reasonably requested by the rating agencies.
Matters Regarding the Servicer
The servicing agreement provides that Ameren Missouri may not resign from its obligations and duties as servicer thereunder, except if (a) Ameren Missouri determines that the performance of its duties under the servicing agreement is no longer permissible under applicable law or (b) satisfaction of the following: (i) the rating agency condition shall have been satisfied and (ii) the MoPSC shall have approved such resignation. No resignation by Ameren Missouri as servicer will become effective until a successor servicer has assumed Ameren Missouri’s servicing obligations and duties under the servicing agreement.
The servicing agreement further provides that neither the servicer nor any of its directors, officers, employees, and agents will be liable to the issuing entity or to the trustee, the issuing entity’s managers, you or any other person or entity, except as provided under the servicing agreement, for taking any action or for refraining from taking any action under the servicing agreement or for good faith errors in judgment. However, neither the servicer nor any person or entity will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties under the servicing agreement. The servicer and any of director, officer, employee or agent of the servicer may rely in good faith on the advice of counsel or on any document of any kind, prima facie property executed and submitted by any person respecting any matters under the servicing agreement. In addition, the servicing agreement will provide that the servicer is under no obligation to appear in, prosecute, or defend any legal action, except as provided in the servicing agreement at the issuing entity’s expense.
Any person (a) into which the servicer may be merged or consolidated and that succeeds to all or substantially all of the electric transmission and distribution business of the servicer, (b) that results from the division of the servicer into two or more entities and succeeds to all or substantially all of the electric transmission and distribution business of the servicer, (c) that may result from any merger or consolidation to which the servicer shall be a party and succeeds to all or substantially all of the electric transmission and distribution business of the servicer, or (d) that may otherwise succeed to all or substantially all of the electric transmission and distribution business of the servicer, shall be the successor to the servicer under this Agreement; provided the following conditions are met:
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the successor to the servicer must execute an agreement of assumption to perform every obligation of the servicer under the servicing agreement;

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immediately after giving effect to the transaction, no servicer default and no event that, after notice or lapse of time, or both, would become a servicer default shall have occurred and be continuing;

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the servicer has delivered to the issuing entity, the trustee and the rating agencies an officer’s certificate and an opinion of counsel stating that the transfer complies with the servicing agreement and all conditions to the transfer under the servicing agreement have been complied with; and

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the servicer has given prior written notice to the rating agencies.

So long as the conditions of any such assumptions are met, then the prior servicer will automatically be released from its obligations under the servicing agreement.
The servicing agreement permits the servicer to appoint any person to perform any or all of its obligations.
However, unless the appointed person is an affiliate of Ameren Missouri, appointment must satisfy the rating agency condition. In all cases, the servicer must remain obligated and liable under the servicing agreement.
Servicer Defaults
Servicer defaults under the servicing agreement will include (each, a “servicer default”):
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any failure by the servicer to remit any amount, including payments arising from the securitized utility tariff charges into the collection account as required under the servicing agreement, which failure continues unremedied for five business days after written notice from the issuing entity or the trustee is received by the servicer or after discovery of the failure by an officer of the servicer;

•
any failure by the servicer to duly perform its obligations to make securitized utility tariff charge adjustment submissions in the time and manner set forth in the servicing agreement, which failure continues unremedied for a period of five days;

•
any failure by the servicer or, if the servicer is Ameren Missouri or an affiliate of Ameren Missouri, by Ameren Missouri to observe or perform in any material respect any covenants or agreements in the servicing agreement or the other basic documents to which it is a party, which failure materially and adversely affects the rights of bondholders and which continues unremedied for 60 days after written notice of this failure has been given to the servicer or, if the servicer is Ameren Missouri or an affiliate of Ameren Missouri, by the issuing entity or by the trustee or after such failure is discovered by an officer of the servicer;

•
any representation or warranty made by the servicer in the servicing agreement or any basic document proves to have been incorrect in a material respect when made, which has a material adverse effect on the bondholders and which material adverse effect continues unremedied for a period of 60 days after the giving of written notice to the servicer by the issuing entity or the trustee after such failure is discovered by an officer of the servicer; and

•
events of bankruptcy, insolvency, receivership or liquidation of the servicer.

Rights Upon a Servicer Default
As long as a default under a servicing agreement remains unremedied, either the trustee for the securitized utility tariff bonds or the holders of a majority of the outstanding principal amount of the securitized utility tariff bonds may terminate all the rights and obligations of the servicer under that servicing agreement. However, the servicer’s obligation to continue performing its functions as servicer may not be terminated until a successor servicer is appointed. After the termination, removal or resignation of the servicer, the issuing entity, with the prior written consent of the trustee, will appoint a successor servicer who will succeed to all the responsibilities, duties and liabilities of the servicer under that servicing agreement. Any successor servicer must also be approved by the MoPSC.
The issuing entity, with the prior written consent of the trustee, may appoint, or petition the MoPSC or a court of competent jurisdiction for the appointment of, a successor servicer, subject to satisfaction of the rating agency condition and all MoPSC regulations.
In no event shall the trustee be liable for its or the issuing entity’s appointment of a successor servicer. The trustee’s expenses incurred to appoint a successor shall be at the sole expense of the issuing entity and payable from the collection account as provided in the indenture.
In addition, if the servicer defaults in any obligation to remit required amounts to the trustee, the financing order allows holders of securitized utility tariff bonds and the trustees and representatives of those holders, the issuing entity or the issuing entity’s assignees, and pledgees and transferees of the securitized utility tariff property for the related series of securitized utility tariff bonds to petition a court to order the sequestration and payment to the trustee of revenues arising from the related securitized utility tariff property. If, however, the servicer is in bankruptcy, the holders of the securitized utility tariff bonds and their trustees and representatives, the issuing entity, the issuing entity’s assignees and the pledgees and transferees of the securitized utility tariff property, and a court may be prohibited from obtaining or enforcing such an order. Furthermore, the issuing entity, the trustee, the holders of the securitized utility tariff bonds, and a court may be prohibited from replacing the servicer if it is in bankruptcy. Please read “Risk Factors — Risks Associated with Potential Bankruptcy Proceedings of the Seller or the Servicer” and “How a Bankruptcy May Affect Your Investment” in this prospectus.
Waiver of Past Defaults
Holders of a series of securitized utility tariff bonds evidencing not less than a majority in principal amount of the then outstanding securitized utility tariff bonds, on behalf of all holders, may direct the trustee to waive in writing any default by the servicer in the performance of its obligations under the servicing agreement and its consequences, except a default in making any required remittances to the trustee for deposit into the collection account under the servicing agreement.
Successor Servicer
Under the servicing agreement, if for any reason a third party assumes the role of the servicer under the servicing agreements, the servicer must cooperate with the issuing entity and with the trustee and the successor servicer in terminating the servicer’s rights and responsibilities under the servicing agreements, including the transfer to the successor servicer of all cash amounts then held by the servicer for remittance or subsequently acquired.
Furthermore, even if the issuing entity appoints a successor servicer, a successor servicer may encounter difficulties in collecting the securitized utility tariff charges and determining appropriate true-up adjustments to the fixed recover charges. Any successor servicer may have less experience than Ameren Missouri and less capable systems than those that Ameren Missouri uses. The appointment of any successor servicer must also be approved by the MoPSC but no entity shall replace Ameren Missouri as servicer in the future if the replacement would cause a downgrade in the ratings of the securitized utility tariff bonds. Please read “Risk Factors — Servicing Forecasting Risks — Your investment in the securitized utility tariff bonds depends on Ameren Missouri or its successor or assignee, acting as servicer of the securitized utility tariff property” and “Risk Factors — Servicing Forecasting Risks — It might be difficult for successor servicers to collect the securitized utility tariff charges from Ameren Missouri’s customers” in this prospectus.

Amendment
The servicing agreement may be amended in writing by the servicer and the issuing entity with five (5) business days’ prior written notice given to the rating agencies and the prior written consent of the trustee, but without the consent of any of the holders of securitized utility tariff bonds, to cure any ambiguity, to correct or supplement any provisions in the servicing agreement, to add securitized utility tariff property subject to the servicing agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in the servicing agreement or of modifying in any manner the rights of the holders of securitized utility tariff bonds; provided, however, that such action shall not adversely affect in any material respect the interests of any holder of securitized utility tariff bonds. For purposes of an amendment described in this paragraph, any amendment that increases the servicing fee payable to a successor servicer shall not be treated as adversely affecting the interests of any bondholder so long as the servicing fee is within the range approved in the financing order.
The servicing agreement may also be amended by the servicer and the issuing entity with prior written notice given to the rating agencies and the prior written consent of the trustee and the holders of securitized utility tariff bonds evidencing not less than a majority of the outstanding amount of the securitized utility tariff bonds, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the servicing agreement or of modifying in any manner the rights of the holders of securitized utility tariff bonds; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of collections of securitized utility tariff charges or (b) reduce the percentage of the outstanding amount of the securitized utility tariff bonds, the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding securitized utility tariff bonds.

HOW A BANKRUPTCY MAY AFFECT YOUR INVESTMENT
Challenge to True Sale Treatment
Ameren Missouri will represent and warrant that the transfer of the securitized utility tariff property in accordance with the sale agreement constitutes a true and valid sale and assignment of that securitized utility tariff property by Ameren Missouri to the issuing entity. It will be a condition of closing for the sale of the securitized utility tariff property pursuant to the sale agreement that Ameren Missouri will take the appropriate actions under the Securitization Law to perfect this sale. The Securitization Law provides that a transfer of securitized utility tariff property by an electrical corporation to an affiliate or a financing entity (as defined in the Securitization Law) which the parties have in the governing documentation expressly stated to be a sale or other absolute transfer, in a transaction approved in a financing order, shall be treated as an absolute transfer of all the transferor’s right, title and interest, as in a “true sale,” and not as a pledge or other financing, of the relevant securitized utility tariff property, other than for federal and state income and franchise tax purposes. The issuing entity and Ameren Missouri will treat such a transaction as a sale under applicable law. However, the issuing entity will expect that securitized utility tariff bonds will be reflected as debt on Ameren Missouri’s consolidated financial statements. In addition, the issuing entity will anticipate that the securitized utility tariff bonds will be treated as debt of Ameren Missouri for federal income tax purposes. Please read “Material U.S. Federal Income Tax Consequences” in this prospectus. In the event of a bankruptcy of a party to a sale agreement, if a party in interest in the bankruptcy were to take the position that the transfer of the securitized utility tariff property to the issuing entity pursuant to that sale agreement was a financing transaction and not a true sale under applicable law, including the Bankruptcy Code, there can be no assurance that a court would not adopt this position. Even if a court did not ultimately recharacterize the transaction as a financing transaction, the mere commencement of a bankruptcy of Ameren Missouri and the attendant possible uncertainty surrounding the treatment of the transaction could result in delays in payments on the securitized utility tariff bonds.
In that regard, the issuing entity will note that the bankruptcy court in In re LTV Steel Company, Inc., et al., 274 B.R. 278 (Bankr. N. D. Oh. 2001) issued an interim order that observed that a debtor, LTV Steel Company, which had previously entered into securitization arrangements with respect both to its inventory and its accounts receivable may have “at least some equitable interest in the inventory and receivables, and that this interest is property of the Debtor’s estate sufficient to support the entry of” an interim order permitting the debtor to use proceeds of the property sold in the securitization. 274 B.R. at 285. The court based its decision in large part on its view of the equities of the case.
LTV and the securitization investors subsequently settled their dispute over the terms of the interim order and the bankruptcy court entered a final order in which the parties admitted and the court found that the pre-petition transactions constituted “true sales.” The court did not otherwise overrule its earlier ruling. The LTV memorandum opinion serves as an example of the pervasive equity powers of bankruptcy courts and the importance that such courts may ascribe to the goal of reorganization, particularly where the assets sold are integral to the ongoing operation of the debtor’s business.
Even if creditors did not challenge the sale of securitized utility tariff property as a true sale, a bankruptcy filing by Ameren Missouri could trigger a bankruptcy filing by the issuing entity with similar negative consequences for bondholders. In In re General Growth Properties, Inc., 406 B.R. 171, (Bankr. S.D.N.Y. 2009), General Growth Properties, Inc. filed for bankruptcy together with many of its direct and indirect subsidiaries, including many subsidiaries that were organized as “bankruptcy remote” special purpose vehicles. The bankruptcy court upheld the validity of the filings of these special purpose subsidiaries and allowed the subsidiaries, over the objections of their creditors, to use the lenders’ cash collateral to make loans to the parent for general corporate purposes. The creditors received adequate protection in the form of current interest payments and replacement liens to mitigate any diminution in value resulting from the use of the cash collateral, but the opinion serves as a reminder that bankruptcy courts may subordinate legal rights of creditors to the interests of helping debtors reorganize.
The issuing entity and Ameren Missouri have attempted to mitigate the impact of a possible recharacterization of the sale of securitized utility tariff property from Ameren Missouri to the issuing entity as a financing transaction. The sale agreement will provide that if the transfer of the applicable securitized utility tariff property is thereafter recharacterized by a court as a financing transaction and not a true sale, Ameren Missouri will be deemed to have granted to the issuing entity on behalf of the issuing entity and the trustee a first priority security interest in all of Ameren Missouri’s right, title and interest in and to the securitized utility tariff property and all proceeds thereof. In addition, the sale agreement will require the filing of a financing statement naming Ameren Missouri as the debtor and the issuing entity as the secured party and identifying the securitized utility tariff property and the proceeds thereof as collateral in accordance with the Securitization Law. As a result of this filing, the issuing entity would be a secured creditor of Ameren Missouri and entitled to recover against the collateral or its value. This does not, however, eliminate the risk of payment delays or reductions and other adverse effects caused by an Ameren Missouri bankruptcy.
The Securitization Law provides that the creation, granting, perfection and enforcement of liens and security interests in securitized utility tariff property are governed by Securitization Law and not by the Missouri UCC. Under the Securitization Law, a valid and enforceable lien and security interest in securitized utility tariff property arises when all of the following have taken place: the MoPSC has issued a financing order authorizing the securitized utility tariff charges included in the securitized utility tariff property; value has been given by the pledgees of the securitized utility tariff property and the pledgor has signed a security agreement covering the securitized utility tariff property. Upon perfection through the filing of a financing statement with the Secretary of State of Missouri pursuant to rules established by the Secretary of State of Missouri in accordance with the Missouri UCC, the security interest shall be a continuously perfected lien and security interest in the securitized utility tariff property, with priority in the order of filing and taking precedence over any subsequent judicial or other lien creditor. None of this, however, eliminates the risk of payment delays and other adverse effects caused by an Ameren Missouri bankruptcy.
If for any reason, a financing statement is not filed under the Securitization Law or the issuing entity fails to otherwise perfect the issuing entity’s interest in the securitized utility tariff property sold pursuant to the sale agreement, and the transfer is thereafter deemed not to constitute a true sale, the issuing entity would be an unsecured creditor of Ameren Missouri.
Consolidation of the Issuing Entity and Ameren Missouri
If Ameren Missouri were to become a debtor in a bankruptcy case, a party in interest might attempt to substantively consolidate the assets and liabilities of Ameren Missouri and the issuing entity. The issuing entity and Ameren Missouri have taken steps to attempt to minimize this risk. Please read “Ameren Missouri Securitization Funding I, LLC, The Issuing Entity” in this prospectus. However, no assurance can be given that if Ameren Missouri were to become a debtor in a bankruptcy case, a court would not order that the issuing entity’s assets and liabilities be substantively consolidated with the assets and liabilities of Ameren Missouri. Substantive consolidation would result in payment of the claims of the beneficial owners of the securitized utility tariff bonds to be subject to substantial delay and to adjustment in timing and amount under a plan of reorganization in the bankruptcy case.
Status of Securitized Utility Tariff Property as Current Property
Ameren Missouri will represent in the sale agreement, and the Securitization Law provides, that the securitized utility tariff property sold pursuant to such sale agreement constitutes an existing, present intangible property right on the date that the securitized utility tariff property is first transferred or pledged in connection with the issuance of securitized utility tariff bonds. Nevertheless, no assurance can be given that, in the event of a bankruptcy of Ameren Missouri, a court would not rule that the applicable securitized utility tariff property comes into existence only as retail electric customers use electricity.
If a court were to accept the argument that the applicable securitized utility tariff property comes into existence only as retail electric customers use electricity, no assurance can be given that a security interest in favor of the bondholders would attach to the securitized utility tariff charges in respect of electricity consumed after the commencement of the bankruptcy case or that the securitized utility tariff property has been sold to the issuing entity. If it were determined that the securitized utility tariff property had not been sold to the issuing entity, and the security interest in favor of the bondholders did not attach to the applicable securitized utility tariff charges in respect of electricity consumed after the commencement of the bankruptcy case, then the issuing entity would have an unsecured claim against Ameren Missouri. In connection with any such court determination, there would be delays and/or reductions in payments on the securitized utility tariff bonds. Whether or not a court determined that securitized utility tariff property had been sold to the issuing entity pursuant to a sale agreement, no assurances can be given that a court would not rule that any securitized utility tariff charges relating to electricity consumed after the commencement of the bankruptcy could not be transferred to the issuing entity or the trustee.
In addition, in the event of a bankruptcy of Ameren Missouri, a party in interest in the bankruptcy could assert that the issuing entity should pay, or that the issuing entity should be charged for, a portion of Ameren Missouri’s costs associated with the transmission or distribution of the electricity, consumption of which gave rise to the securitized utility tariff charge receipts used to make payments on the securitized utility tariff bonds.
Regardless of whether Ameren Missouri is the debtor in a bankruptcy case, if a court were to accept the argument that securitized utility tariff property sold pursuant to the sale agreement comes into existence only as customers use electricity, a tax or government lien or other nonconsensual lien on property of Ameren Missouri arising before that securitized utility tariff property came into existence could have priority over the issuing entity’s interest in that securitized utility tariff property. Adjustments to the securitized utility tariff charges may be available to mitigate this exposure, although there may be delays in implementing these adjustments.
Estimation of Claims; Challenges to Indemnity Claims
If Ameren Missouri were to become a debtor in a bankruptcy case, to the extent the issuing entity does not have secured claims as discussed above, claims, including indemnity claims, by the issuing entity or the trustee against Ameren Missouri as seller under the sale agreement and the other documents executed in connection therewith would be unsecured claims and would be subject to being discharged in the bankruptcy case. In addition, a party in interest in the bankruptcy may request that the bankruptcy court estimate any contingent claims that the issuing entity or the trustee have against Ameren Missouri. That party may then take the position that these claims should be estimated at zero or at a low amount because the contingency giving rise to these claims is unlikely to occur. If a court were to hold that the indemnity provisions were unenforceable, the issuing entity would be left with a claim for actual damages against Ameren Missouri based on breach of contract principles. The actual amount of these damages would be subject to estimation and/or calculation by the court.
No assurances can be given as to the result of any of the above-described actions or claims. Furthermore, no assurance can be given as to what percentage of their claims, if any, unsecured creditors would receive in any bankruptcy proceeding involving Ameren Missouri.
Enforcement of Rights by the Trustee
Upon an event of default under the indenture, the Securitization Law permits the trustee to enforce the security interest in the securitized utility tariff property sold pursuant to the sale agreement in accordance with the terms of the indenture. In this capacity, the trustee is permitted to request the MoPSC or a court of competent jurisdiction to order the sequestration and payment to holders of securitized utility tariff bonds of all revenues arising from the applicable securitized utility tariff charges. There can be no assurance, however, that the MoPSC or a district court judge would issue this order after a seller bankruptcy in light of the automatic stay provisions of Section 362 of the Bankruptcy Code. In that event, the trustee may under the indenture seek an order from the bankruptcy court lifting the automatic stay with respect to this action by the MoPSC or a district court judge and an order requiring an accounting and segregation of the revenues arising from the securitized utility tariff property sold pursuant to the sale agreement. There can be no assurance that a court would grant either order.
Bankruptcy of the Servicer
The servicer is entitled to commingle the securitized utility tariff charges that it receives with its own funds until each date on which the servicer is required to remit funds to the trustee as specified in the servicing agreement. The Securitization Law provides that the relative priority of a lien created under the Securitization Law is not defeated or adversely affected by the commingling of securitized utility tariff charges arising with respect to the securitized utility tariff property with funds of the electrical corporation.

In the event of a bankruptcy of the servicer, a party in interest in the bankruptcy might assert, and a court might rule, that the securitized utility tariff charges commingled by the servicer with its own funds and held by the servicer, prior to and as of the date of bankruptcy were property of the servicer as of that date, and are therefore property of the servicer’s bankruptcy estate, rather than the issuing entity’s property. If the court so rules, then the court would likely rule that the trustee has only a general unsecured claim against the servicer for the amount of commingled securitized utility tariff charges held as of that date and could not recover the commingled securitized utility tariff charges held as of the date of the bankruptcy.
However, if the court were to rule on the ownership of the commingled securitized utility tariff charges, the automatic stay arising upon the bankruptcy of the servicer could delay the trustee from receiving the commingled securitized utility tariff charges held by the servicer as of the date of the bankruptcy until the court grants relief from the stay. A court ruling on any request for relief from the stay could be delayed pending the court’s resolution of whether the commingled securitized utility tariff charges are the issuing entity’s property or are property of the servicer, including resolution of any tracing of proceeds issues.
The servicing agreement will provide that the trustee, as the issuing entity’s assignee, together with the other persons specified therein, may vote to appoint a successor servicer that satisfies the rating agency condition. The servicing agreement will also provide that the trustee, together with the other persons specified therein, may petition the MoPSC or a court of competent jurisdiction to appoint a successor servicer that meets this criterion. However, the automatic stay in effect during a servicer bankruptcy might delay or prevent a successor servicer’s replacement of the servicer. Even if a successor servicer may be appointed and may replace the servicer, a successor servicer may be difficult to obtain and may not be capable of performing all of the duties that Ameren Missouri as servicer was capable of performing. Furthermore, should the servicer enter into bankruptcy, it may be permitted to stop acting as servicer.

USE OF PROCEEDS
The net proceeds of this offering are estimated to be approximately $465,718,464, after deducting underwriting discounts and commissions and upfront financing costs. Proceeds will be used to pay expenses of issuance and to purchase the securitized utility tariff property from Ameren Missouri. In accordance with the financing order, Ameren Missouri will use the ultimate proceeds it receives from the sale of the securitized utility tariff property recover the energy transition costs incurred by Ameren Missouri in connection with the retirement of Rush Island, as approved in the financing order, including to pay down a portion of its existing short term debt.
The financing order, taken together with the Securitization Law, authorizes the retirement of Rush Island. The retirement of Rush Island supports Ameren Missouri’s transition to cleaner energy while focusing on maintaining system reliability and customer affordability. Ameren Missouri has determined that the retirement of Rush Island is in alignment with the ICMA’s 2021 Green Bond Principles.
Ameren Missouri has commissioned an outside consultant with recognized expertise in environmental, social and governance research and analysis to assess the sustainability credentials of the retirement of Rush Island and alignment with the ICMA’s 2021 Green Bond Principles. Neither this assessment nor the information contained on such consultant’s website is or should be deemed a part of this prospectus. Ameren Missouri intends to allocate an amount equal to the net proceeds of the offering to finance or refinance, in whole or in part, our investments in new or existing renewable energy projects meeting the below eligibility criteria (together, “Eligible Green Projects”):
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investments in the development, construction, maintenance and operation of projects that develop, transmit, and deliver renewable energy sources, including solar and other wind projects, including associated energy storage infrastructure; and

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the purchase of renewable energy pursuant to long-term power purchase agreements entered into prior to the commencement, or, in the case of repowering projects, the re-commencement, of commercial operation of the renewable project.

Process for Project Evaluation and Selection
Ameren Missouri intends to allocate an amount equal to the net proceeds of the offering to Eligible Green Projects. The Eligible Green Projects will be identified and selected through a process that involves participants from various departments at the company based on the eligibility criteria set forth above. Eligible Green Projects will be evaluated for alignment with Ameren Missouri's sustainability objectives and internal policies and guidelines, including identification, evaluation and management of relevant environmental and social risks in accordance our enterprise risk management program. Ameren Missouri's enterprise risk management program is a comprehensive, consistently applied management framework that is designed to ensure all forms of risk and opportunity are identified, reported and managed in an effective manner. Risk management is embedded into business processes and key decision-making at all levels of the company.
Management of Proceeds
Ameren Missouri intends to allocate an amount equal to the net proceeds of the offering to Eligible Green Projects as described above. To the extent that a portion of the amount equal to the net proceeds is allocated to prior investments in Eligible Green Projects, such amount would act to replenish the amounts previously invested and will be used for general corporate purposes. Pending allocation, we intend to use any remaining portion of the net proceeds for general corporate purposes, including loan funding under the Ameren utility money pool arrangement, and we may temporarily invest such amount in short-term instruments.
Payment of principal of and interest on the securitized utility tariff bonds will not be linked to the performance of Eligible Green Projects.
Reporting
Within twelve months of issuance of the securitized utility tariff bonds, we intend to provide a notice on Ameren’s website at www.amereninvestors.com regarding our progress in allocating an amount equal to the net proceeds to Eligible Green Projects, including the amount allocated to each category above and the amount pending allocation, if any. The notice will also contain (i) an assertion by management regarding our allocation of an amount equal to the net proceeds to Eligible Green Projects, (ii) an attestation report from an independent accountant in respect of the independent accountant’s examination of management’s assertion conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants, and (iii) anticipated environmental benefits. If an amount equal to the net proceeds is not fully allocated to Eligible Green Projects as of the date of this first notice, we will continue to provide notices and attestation reports from an independent accountant annually until the net proceeds are fully allocated.

PLAN OF DISTRIBUTION
Subject to the terms and conditions in the underwriting agreement among the issuing entity, Ameren Missouri and the underwriters, for whom Goldman Sachs & Co. LLC and RBC Capital Markets, LLC are acting as representatives, the issuing entity has agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the principal amount of the securitized utility tariff bonds listed opposite each underwriter’s name below:
Underwriter	Tranche A-1
Goldman Sachs & Co. LLC	$285,674,000
RBC Capital Markets, LLC	$142,836,000
SMBC Nikko Securities America, Inc.	$28,567,000
Drexel Hamilton, LLC	$9,522,000
Samuel A. Ramirez & Company, Inc.	$9,522,000
Total	$476,121,000
Under the underwriting agreement, the underwriters will take and pay for all of the securitized utility tariff bonds the issuing entity will offer, if any is taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The Underwriters’ Sales Price for the Securitized Utility Tariff Bonds
The securitized utility tariff bonds sold by the underwriters to the public will be initially offered at the prices to the public set forth on the cover of this prospectus. The underwriters propose initially to offer the securitized utility tariff bonds to dealers at such prices, less a selling concession not to exceed the percentage listed below. The underwriters may allow, and dealers may re-allow, a discount not to exceed the percentage listed below.
	Selling Concession	Reallowance Discount
Tranche A-1	0.24%	0.12%
After the initial public offering, the public offering prices, selling concessions and reallowance discounts may change.
No Assurance as to Resale Price or Resale Liquidity for the Securitized Utility Tariff Bonds
The securitized utility tariff bonds are a new issue of securities with no established trading market. They will not be listed on any securities exchange. The underwriters will have advised the issuing entity that they intend to make a market in the securitized utility tariff bonds, but they are not obligated to do so and may discontinue market making at any time without notice. The issuing entity will not be able to assure you that a liquid trading market will develop for the securitized utility tariff bonds.
Various Types of Underwriter Transactions that May Affect the Price of the Securitized Utility Tariff Bonds
The underwriters may engage in overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the securitized utility tariff bonds in accordance with Regulation M under the Exchange Act. Overallotment transactions involve syndicate sales in excess of the offering size, which create a syndicate short position. Stabilizing transactions are bids to purchase the securitized utility tariff bonds, which are permitted, so long as the stabilizing bids do not exceed a specific maximum price. Syndicate covering transactions involve purchases of the securitized utility tariff bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securitized utility tariff bonds originally sold by the syndicate member are purchased in a syndicate covering transaction. These overallotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the securitized utility tariff bonds to be higher than they would otherwise be. Neither the issuing entity, Ameren Missouri, the trustee, the issuing entity’s managers nor any of the underwriters will represent that the underwriters will engage in any of these transactions or that these transactions, if commenced, will not be discontinued without notice at any time.
Certain of the underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to Ameren Missouri and its affiliates for which they have in the past received, and in the future may receive, customary fees. In addition, each underwriter may from time to time take positions in the securitized utility tariff bonds. Goldman Sachs & Co. LLC, as structuring advisor, has rendered certain structuring services to the issuing entity for which it was compensated. See “Affiliations and Certain Relationships and Related Transactions”. In accordance with FINRA Rule 5110, these amounts and the reimbursement of the structuring advisor’s expenses are deemed underwriting compensation in connection with the offering.
The depositor estimates that the issuing entity’s share of the total expenses of the offering will be $8,443,536.
The issuing entity and Ameren Missouri will have agreed to indemnify the underwriters against some liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the securitized utility tariff bonds, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters, including the validity of the securitized utility tariff bonds and other conditions contained in the underwriting agreement, such as receipt of ratings confirmations, officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject offers in whole or in part.
The issuing entity will expect to deliver the securitized utility tariff bonds against payment for the securitized utility tariff bonds on or about the date specified in the last paragraph of the cover page of this prospectus, which will be the eighth business day following the date of pricing of the securitized utility tariff bonds. Since trades in the secondary market generally settle in one business day, purchasers who wish to trade securitized utility tariff bonds on the date of pricing or the succeeding six business days will be required, by virtue of the fact that the securitized utility tariff bonds initially will settle in T+8, to specify alternative settlement arrangements to prevent a failed settlement.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The issuing entity is a wholly-owned subsidiary of Ameren Missouri. Ameren Missouri is a wholly-owned operating subsidiary of Ameren. One of the underwriters, Goldman Sachs & Co. LLC, also served as structuring advisor to Ameren Missouri in connection with the structuring of the securitized utility tariff bonds and will receive a $255,000 fee for such services. Each of the sponsor, the initial servicer and the depositor may maintain other banking relationships in the ordinary course with The Bank of New York Mellon Trust Company, N.A., including Ameren Missouri’s credit facility, on which an affiliate of The Bank of New York Mellon Trust Company, N.A. is a lender. In addition, affiliates of some of the underwriters are lenders under Ameren Missouri’s credit facility.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
General
The following is a general discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the securitized utility tariff bonds. Except as specifically provided below with respect to Non-U.S. Holders (as defined below), this discussion does not address the tax consequences to persons other than initial purchasers who are U.S. Holders (as defined below) that hold their securitized utility tariff bonds as capital assets within the meaning of Section 1221 of the Internal Revenue Code, and it does not address all of the tax consequences relevant to investors that are subject to special treatment under the U.S. federal income tax laws (such as financial institutions, life insurance companies, retirement plans, regulated investment companies, persons who hold securitized utility tariff bonds as part of a “straddle,” a “hedge” or a “conversion transaction,” persons that have a “functional currency” other than the U.S. dollar, investors in pass-through entities, tax-exempt organizations and accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Internal Revenue Code). This summary also does not address the consequences to holders of the securitized utility tariff bonds under state, local, foreign or other tax laws or any federal estate, gift, alternative minimum tax or foreign tax considerations. However, by acquiring a securitized utility tariff bond, a bondholder agrees to treat the securitized utility tariff bond as a debt of Ameren Missouri to the extent consistent with applicable state, local and other tax law unless otherwise required by appropriate taxing authorities.
This summary is based on current provisions of the Internal Revenue Code, the Treasury Regulations promulgated and proposed thereunder, judicial decisions and published administrative rulings and pronouncements of the IRS and interpretations thereof. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.
U.S. Holder and Non-U.S. Holder Defined
A “U.S. Holder” means a beneficial owner of a securitized utility tariff bond that, for U.S. federal income tax purposes, is (i) a citizen or individual resident of the U.S., (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (A) a court in the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has a valid election in place to be treated as a U.S. person. A “Non-U.S. Holder” means a beneficial owner of a securitized utility tariff bond that is not a U.S. Holder but does not include (i) an entity or arrangement treated as a partnership for U.S. federal income tax purposes, (ii) a former citizen of the U.S. or (iii) a former resident of the U.S.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a securitized utility tariff bond, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences applicable to them. Similarly, former citizens and former residents of the U.S. are encouraged to consult their tax advisors about the particular U.S. federal income tax consequences that may be applicable to them.
THIS SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE SECURITIZED UTILITY TARIFF BONDS. ALL PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING AND DISPOSING OF SECURITIZED UTILITY TARIFF BONDS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY FOREIGN, STATE, LOCAL OR OTHER LAWS.
Taxation of the Issuing Entity and Characterization of the Securitized Utility Tariff Bonds
Based on the Revenue Procedure, it is the opinion of Hunton, as tax counsel, that solely for U.S. federal income tax purposes, (1) the issuance of the securitized utility tariff bonds will be a “qualifying securitization” within the meaning of the Revenue Procedure, (2) the securitized utility tariff bonds will be characterized as obligations of Ameren Missouri as expressly set forth in Section 6.02 of the Revenue Procedure, (3) the issuing entity will not be treated as a taxable entity separate and apart from Ameren Missouri (the issuing entity’s sole member), and (4) Ameren Missouri will not be treated as recognizing gross income upon the issuance of the securitized utility tariff bonds. By acquiring a securitized utility tariff bond, a beneficial owner agrees to treat the securitized utility tariff bond as debt of Ameren Missouri (the issuing entity’s sole member) for U.S. federal income tax purposes. This opinion is based on certain representations made by the issuing entity and Ameren Missouri, on the application of current law to the facts as established by the indenture and other relevant documents and assumes compliance with the indenture and such other documents as in effect on the date of issuance of the securitized utility tariff bonds.
Tax Consequences to U.S. Holders
Interest
Interest income on the securitized utility tariff bonds, payable at a fixed rate, will be includible in income by a U.S. Holder when it is received, in the case of a U.S. Holder using the cash receipts and disbursements method of tax accounting, or as it accrues, in the case of a U.S. Holder using the accrual method of tax accounting.
Original Issue Discount
The securitized utility tariff bonds may be issued with original issue discount (“OID”). Notwithstanding a U.S. Holder’s usual method of tax accounting, any OID on a securitized utility tariff bond will be includible in the U.S. Holder’s income when it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. In general, a securitized utility tariff bond will be treated as issued with OID if the “stated redemption price at maturity” of that securitized utility tariff bond (ordinarily, the initial principal amount of the securitized utility tariff bond) exceeds the “issue price” of that securitized utility tariff bond (ordinarily, the price at which a substantial amount of that securitized utility tariff bond is sold to the public) by more than a statutorily defined “de minimis” amount.
Sale or Retirement of Securitized Utility Tariff Bonds
On a sale, exchange or retirement of a securitized utility tariff bond, a U.S. Holder will have taxable gain or loss equal to the difference between the amount received by the U.S. Holder and the U.S. Holder’s tax basis in the securitized utility tariff bond. A U.S. Holder’s tax basis in a securitized utility tariff bond is the U.S. Holder’s cost, subject to adjustments such as increases in basis for any OID previously included in income and reductions in basis for principal payments received previously. Gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the securitized utility tariff bond was held for more than one year at the time of disposition. If a U.S. Holder sells the securitized utility tariff bond between interest payment dates, a portion of the amount received will reflect interest that has accrued on the securitized utility tariff bond but that has not yet been paid by the sale date. To the extent that amount has not already been included in the U.S. Holder’s income, it will be treated as ordinary interest income and not as capital gain. Long-term capital gains of non-corporate U.S. Holders may be eligible for reduced rates of taxation. The deductibility of capital losses by both corporate and non-corporate U.S. Holders is subject to limitations.
3.8% Tax on “Net Investment Income”
Certain non-corporate U.S. Holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the securitized utility tariff bonds, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% tax is determined in a manner different from the regular income tax.

Tax Consequences to Non-U.S. Holders
Withholding Tax on Interest
Subject to the discussion of FATCA and backup withholding below, payments of interest income on the securitized utility tariff bonds received by a Non-U.S. Holder that does not hold its securitized utility tariff bonds in connection with the conduct of a trade or business in the U.S. will generally not be subject to U.S. federal withholding tax, provided that the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Ameren entitled to vote, is not a controlled foreign corporation for U.S. federal income tax purposes directly or indirectly related to Ameren within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code, is not a bank whose receipt of interest on the securitized utility tariff bonds is described in Section 881(c)(3)(A) of the Internal Revenue Code, is not an individual who ceased being a U.S. citizen or long-term resident for tax avoidance purposes, and the withholding agent receives:
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from a Non-U.S. Holder appropriate documentation to treat the payment as made to a foreign beneficial owner under Treasury Regulations issued under Section 1441 of the Internal Revenue Code;

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a withholding certificate from a person claiming to be a foreign partnership and the foreign partnership has received appropriate documentation to treat the payment as made to a foreign beneficial owner in accordance with these Treasury Regulations;

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a withholding certificate from a person representing to be a “intermediary” that has assumed primary withholding responsibility under these Treasury Regulations and the intermediary has received appropriate documentation from a foreign beneficial owner in accordance with its agreement with the IRS; or

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a statement, under penalties of perjury from an authorized representative of a financial institution, stating that the financial institution has received from the beneficial owner a withholding certificate described in these Treasury Regulations or that it has received a similar statement from another financial institution acting on behalf of the foreign beneficial owner and a copy of such withholding certificate.

In general, it will not be necessary for a Non-U.S. Holder to obtain or furnish a U.S. taxpayer identification number to Ameren Missouri or its paying agent in order to claim the foregoing exemption from U.S. withholding tax on payments of interest. Interest paid to a Non-U.S. Holder will be subject to a U.S. withholding tax of 30% upon the actual payment of interest income, except as described above and except where an applicable income tax treaty provides for the reduction or elimination of the withholding tax and the Non-U.S. Holder provides a withholding certificate properly establishing such reduction or elimination. A Non-U.S. Holder generally will be taxable in the same manner as a U.S. corporation or resident with respect to interest income if the income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.). Effectively connected income received by a Non-U.S. Holder that is a corporation may in some circumstances be subject to an additional “branch profits tax” at a 30% rate, or if applicable, a lower rate provided by an income tax treaty. To avoid having the 30% withholding tax imposed on effectively connected interest income, the Non-U.S. Holder must provide a withholding certificate on which the Non-U.S. Holder certifies, among other facts, that payments on the securitized utility tariff bonds are effectively connected with the conduct of a trade or business in the U.S.
Capital Gains Tax Issues
Subject to the discussion of backup withholding below, a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale or exchange of securitized utility tariff bonds, unless:
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the Non-U.S. Holder is an individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met; or

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the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the U.S.).

FATCA
Under the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax is generally imposed on certain payments, including payments of U.S.-source interest made to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The withholding agent will be required to withhold amounts under FATCA on payments made to Non-U.S. Holders that are subject to the FATCA requirements but fail to provide the withholding agent with proof that they have complied with such requirements.
Backup Withholding
Backup withholding of U.S. federal income tax may apply to payments made in respect of the securitized utility tariff bonds to registered owners who are not “exempt recipients” and who fail to provide certain identifying information (such as the registered owner’s taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the securitized utility tariff bonds to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. A U.S. Holder can obtain a complete exemption from the backup withholding tax by providing a properly completed Form W-9 (Request for Taxpayer Identification Number and Certification). Compliance with the identification procedures described above under “— Tax Consequences to Non-U.S. Holders — Withholding Tax on Interest” in this prospectus would establish an exemption from backup withholding for those Non-U.S. Holders who are not exempt recipients.
In addition, backup withholding of U.S. federal income tax may apply upon the sale of a securitized utility tariff bond to (or through) a broker, unless either (1) the broker determines that the seller is an exempt recipient or (2) the seller provides, in the required manner, certain identifying information and, in the case of a Non-U.S. Holder, certifies that the seller is a Non-U.S. Holder (and certain other conditions are met). The sale may also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the seller’s non-U.S. status would be made normally on an IRS Form W-8BEN signed under penalty of perjury, although in certain cases it may be possible to submit other documentary evidence. A sale of a securitized utility tariff bond to (or through) a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding unless the broker is a U.S. person or has certain connections to the U.S.
Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner’s U.S. federal income tax provided the required information is timely furnished to the IRS.

STATE AND OTHER TAX CONSEQUENCES
In addition to the U.S. federal income tax consequences described in “Material U.S. Federal Income Tax Consequences” in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the energy securitized utility tariff bonds offered by this prospectus. State tax law may differ substantially from the corresponding U.S. federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the securitized utility tariff bonds offered by this prospectus.

ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the acquisition, holding and disposition of the securitized utility tariff bonds by, on behalf of, or using assets of, employee benefit plans, other plans and entities that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”), Section 4975 of the Internal Revenue Code or “similar law” (as defined below). For purposes of this discussion, “plans” include (1) an “employee benefit plan” as defined in Section 3(3) of ERISA that is subject to Title I of ERISA, including, but not limited to, a profit sharing plan or a pension plan, (2) a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code that is subject to Section 4975 of the Internal Revenue Code, including, but not limited to, an individual retirement account or annuity or a Keogh plan, or (3) an entity that is deemed to hold plan assets of any of the foregoing by virtue of such employee benefit plan’s or plan’s investment in the entity, including, but not limited to, a collective investment fund or an insurance company general or separate account.
General Fiduciary Matters
ERISA and the Internal Revenue Code impose certain duties on persons who are fiduciaries with respect to a plan. A fiduciary is any person who in connection with the assets of the plan:
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has discretionary authority or control over the management or disposition of such assets, or

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provides investment advice for a fee with respect to such assets.

ERISA imposes certain general fiduciary requirements on fiduciaries, including, but not limited to:
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investment prudence and diversification, and

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the investment of the assets of the plan in accordance with the documents governing the plan.

In considering an investment in the securitized utility tariff bonds, the fiduciary of a plan should determine whether the investment is in accordance with the documents and instruments governing the plan and the applicable provisions of ERISA or the Internal Revenue Code relating to the fiduciary’s duties to the plan, including, but not limited to, the duties of investment prudence and diversification, and delegation of control under ERISA, and the prohibited transaction provisions of ERISA or Section 4975 of the Internal Revenue Code.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Internal Revenue Code prohibit a broad range of transactions involving the assets of a plan and persons who have certain specified relationships to the plan, referred to as “parties in interest,” as defined under ERISA or “disqualified persons” as defined under Section 4975 of the Internal Revenue Code unless a statutory or administrative exemption is available. The types of transactions that are prohibited include but, are not limited to:
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sales, exchanges or leases of property;

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loans or other extensions of credit; and

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the furnishing of goods or services.

A party in interest (or disqualified person) or a fiduciary of a plan that participates or is involved in a non-exempt prohibited transaction may be subject to excise taxes, penalties or other liabilities under ERISA or Section 4975 of the Internal Revenue Code. In particular, persons involved in the prohibited transaction may have to cancel or unwind the transaction and/or a fiduciary with respect to a plan may have to pay an amount to the plan for any losses realized by the plan or profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be impacted which could result in adverse tax consequences to the owner of the account.
Some plans, including governmental plans, and certain church plans (“non-ERISA plans”), and the fiduciaries of those plans, are not subject to ERISA or Section 4975 of the Internal Revenue Code. Accordingly, assets of these non-ERISA plans may be invested in the securitized utility tariff bonds without regard to the considerations relating to ERISA and Section 4975 of the Code described herein, subject to certain conditions set forth herein. Investors that are or are acting on behalf of, or using assets of, such non-ERISA plans should consider provisions of other applicable federal law that may apply to such non-ERISA plans. For example, any governmental or church plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code. In addition, non-ERISA plans may be subject to federal, state, local or other laws or regulations that are substantially similar to the fiduciary responsibility provisions of Title I of ERISA or the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code (“similar law”).
Plan Asset Issues
A fiduciary’s investment of assets of a plan in the securitized utility tariff bonds may cause the issuing entity’s assets to be deemed “plan assets” of the investing plan. The United States Department of Labor has issued regulations at 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (collectively, the “plan asset regulations”) concerning the definition of what constitutes “plan assets” of a plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Internal Revenue Code. Under the plan asset regulations, generally when a plan acquires an “equity interest” in an entity that is neither a “publicly offered security” (within the meaning of the plan asset regulations) nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that an exception set forth in the plan asset regulation is applicable. Such exceptions include: (1) if less than 25% of the total value of each class of equity interests in the entity is held by “benefit plan investors” or (2) the entity is an “operating company,” (as each of those terms is defined in the plan asset regulations). An equity interest is defined in the plan asset regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, it is anticipated that the securitized utility tariff bonds should not be treated as equity interests in the issuing entity for purposes of the plan asset regulations.
If the securitized utility tariff bonds were deemed to be equity interests in the issuing entity and none of the exceptions contained in the plan asset regulations were applicable, then the issuing entity’s assets would be considered to include “plan assets” of any plan that acquires the securitized utility tariff bonds. If the issuing entity’s assets were deemed to constitute “plan assets” of the investing plan pursuant to the plan asset regulations, transactions the issuing entity might enter into, or may have entered into in the ordinary course of business, might constitute non-exempt prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. Each prospective investor that is or is acting on behalf of, or using assets of, a plan (including a plan fiduciary) should make its own assessment prior to making an investment in the securitized utility tariff bonds as to whether or not the securitized utility tariff bonds will be treated as equity interests in the issuing entity for purposes of the plan asset regulations, and should consult with its own legal advisors concerning the potential consequences of the application of the plan asset regulations, the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of Title I of ERISA or Section 4975 of the Internal Revenue Code.
Prohibited Transaction Exemptions
In addition, and without regard to whether the securitized utility tariff bonds are characterized as other than equity interests in the issuing entity for purposes of the plan asset regulations, the acquisition, holding or disposition of the securitized utility tariff bonds, by, on behalf of, or with assets of, a plan could give rise to a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code if the issuing entity or the trustee, Ameren Missouri, any other servicer, Ameren, any underwriter or certain of their affiliates is or becomes a party in interest or disqualified person with respect to an investing plan.
If you are a fiduciary of a plan or any other person proposing to acquire the securitized utility tariff bonds on behalf of, or using assets of, a plan, before acquiring any securitized utility tariff bonds, you should consider and consult with counsel as to whether the acquisition, holding and disposition of the securitized utility tariff bonds may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code and if so, whether any prohibited transaction exemption may provide relief for such transactions. In particular, you should consider and consult with counsel as to the availability of one of the U.S. Department of Labor’s prohibited transaction class exemptions, referred to as “PTCEs”, or one of the statutory exemptions provided by ERISA or Section 4975 of the Internal Revenue Code, which include:
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PTCE 75-1, which exempts certain transactions between a plan and certain broker-dealers, reporting dealers and banks;

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PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”;

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PTCE 90-1, which exempts certain transactions between insurance company separate accounts and parties in interest;

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PTCE 91-38, which exempts certain transactions between bank collective investment funds and parties in interest;

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PTCE 95-60, which exempts certain transactions between insurance company general accounts and parties in interest;

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PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; and

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the statutory service provider exemption provided by Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Internal Revenue Code, which exempts certain transactions between plans and parties in interest that are not fiduciaries with respect to the transaction.

There is no assurance that any of these class exemptions or statutory exemption or any other prohibited transaction exemptions will apply with respect to any particular investment in the securitized utility tariff bonds by, on behalf of, or using assets of, a plan or, even if an exemption were to apply, that any exemption would apply to all transactions that may occur in connection with the investment. Moreover, even if one of these class exemptions, the statutory exemption or other exemption were to apply, securitized utility tariff bonds may not be purchased with assets of any plan if the issuing entity or the trustee, Ameren Missouri, any other servicer, Ameren, any underwriter or any of their affiliates:
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has investment discretion over the assets of the plan used to purchase the securitized utility tariff bonds;

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has authority or responsibility to give, or regularly gives, investment advice regarding the assets of the plan used to acquire the securitized utility tariff bonds, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions for the assets of the plan, and will be based on the particular investment needs of the plan; or

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is an employer maintaining or contributing to the plan.

Representation
By acquiring any interest in the securitized utility tariff bonds, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (1) it is not a plan or non-ERISA plan subject to similar law and is not a person acting on behalf of, or using assets of, a plan or non-ERISA plan subject to similar law to acquire or hold the securitized utility tariff bonds or (2) its acquisition, holding and disposition of the securitized utility tariff bonds will not, in the case of a plan, constitute or result in a non-exempt prohibited transaction in violation of Section 406 under ERISA or Section 4975 of the Internal Revenue Code or, in the case of non-ERISA plan subject to similar law, constitute or result in a violation of similar law.
Consultation with Counsel
The sale of the securitized utility tariff bonds to a plan or a non-ERISA plan subject to similar law or any person acting on behalf of, or using assets of, such a plan or non-ERISA plan will not constitute a representation by the issuing entity or the trustee, Ameren Missouri, any other servicer, Ameren, any underwriter or any of their affiliates that such an investment meets all relevant legal requirements relating to investments by such plans or non-ERISA plans generally or by any particular plan or non-ERISA plan, or that such an investment is appropriate for such plans or non-ERISA plans generally or for a particular plan or non-ERISA plan.
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and, in the case of a plan, the penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions under ERISA or Section 4975 of the Code, it is particularly important that fiduciaries, or other persons considering acquiring the securitized utility tariff bonds on behalf of, or with the assets of, any plan or non-ERISA plan, should consider and consult with legal counsel as to the potential applicability of the fiduciary responsibilities of ERISA, the prohibited transaction provisions under ERISA and Section 4975 of the Internal Revenue Code or the provisions of similar law, as applicable, in connection with any such investment.
This summary is based on current provisions of ERISA, the Internal Revenue Code, the regulations and other related guidance. All of these authorities and interpretations are subject to change, and any change may apply retroactively and affect the accuracy of the opinions, statements and conclusions set forth in this discussion.

LEGAL PROCEEDINGS
There are no legal or governmental proceedings pending against the issuing entity, the sponsor, seller, trustee, or servicer, or of which any property of the foregoing is subject, that is material to the holders of the securitized utility tariff bonds. Please read, however, “The Trustee” in this prospectus for a discussion of certain legal proceedings involving certain affiliates of the trustee.

RATINGS FOR THE SECURITIZED UTILITY TARIFF BONDS
The issuing entity expects that the securitized utility tariff bonds will receive credit ratings from at least two NRSROs. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each rating should be evaluated independently of any other rating. No person is obligated to maintain the rating on any securitized utility tariff bonds and, accordingly, the issuing entity can give no assurance that the ratings assigned to the securitized utility tariff bonds upon initial issuance will not be lowered or withdrawn by a NRSRO at any time thereafter. If a rating of securitized utility tariff bonds is lowered or withdrawn, the liquidity of the securitized utility tariff bonds may be adversely affected. In general, ratings address credit risk and do not represent any assessment of any particular rate of principal payments on the securitized utility tariff bonds other than the payment in full of the securitized utility tariff bonds by the final maturity date, as well as the timely payment of interest.
Under Rule 17g-5 of the Exchange Act, NRSROs providing the sponsor with the requisite certification will have access to all information posted on a website by the sponsor for the purpose of determining the initial rating and monitoring the rating after the closing date in respect of the securitized utility tariff bonds. As a result, an NRSRO other than the NRSROs hired by a sponsor (a “hired NRSRO”) may issue unsolicited ratings on the securitized utility tariff bonds, which may be lower, and could be significantly lower, than the ratings assigned by a hired NRSROs. The unsolicited ratings may be issued prior to, or after, the closing date in respect of the securitized utility tariff bonds. Issuance of any unsolicited rating will not affect the issuance of the securitized utility tariff bonds. Issuance of an unsolicited rating lower than the ratings assigned by a hired NRSRO on the securitized utility tariff bonds might adversely affect the value of the securitized utility tariff bonds and, for regulated entities, could affect the status of the securitized utility tariff bonds as a legal investment or the capital treatment of the securitized utility tariff bonds. Investors in the securitized utility tariff bonds should consult with their legal counsel regarding the effect of the issuance of a rating by a non-hired NRSRO that is lower than the rating of a hired NRSRO.
A portion of the fees paid by Ameren Missouri to a NRSRO which is hired to assign a rating on the securitized utility tariff bonds is contingent upon the issuance of the securitized utility tariff bonds. In addition to the fees paid by Ameren Missouri to a NRSRO at closing, Ameren Missouri will pay a fee to a NRSRO for ongoing surveillance for so long as the securitized utility tariff bonds are outstanding. However, no NRSRO is under any obligation to continue to monitor or provide a rating on the securitized utility tariff bonds.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement the issuing entity and Ameren Missouri have filed with the SEC relating to the securitized utility tariff bonds. This prospectus describes the material terms of some of the documents that have been filed or will be filed as exhibits to the registration statement. However, this prospectus does not contain all of the information contained in the registration statement and the exhibits.
Information filed with the SEC can be inspected at the SEC’s Internet site located at http://www.sec.gov, or on a website associated with Ameren Missouri, currently located at https:// amereninvestors.com/. The information contained on such website is not part of this registration statement. Ameren Missouri and the issuing entity are providing the address to this website solely for the information of investors and does not intend the address to be an active link. You may also obtain a copy of the issuing entity’s filings with the SEC at no cost, by writing to or telephoning the issuing entity at the following address:
Ameren Missouri Securitization Funding I, LLC
1901 Chouteau Avenue
St. Louis, Missouri 63103
The issuing entity or Ameren Missouri as depositor will also file with the SEC all of the periodic reports the issuing entity or the depositor are required to file under the Securities Exchange Act and the rules, regulations or orders of the SEC thereunder; however, neither the issuing entity nor Ameren Missouri as depositor will intend to file any such reports relating to the securitized utility tariff bonds following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Exchange Act, unless required by law. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. A more detailed description of the information to be included in these periodic reports, please read “Description of the Securitized Utility Tariff Bonds — SEC Filings; Website Disclosure” in this prospectus.

INCORPORATION BY REFERENCE
The SEC allows the issuing entity to “incorporate by reference” into this prospectus information the issuing entity or the depositor file with the SEC. This means the issuing entity can disclose important information to you by referring you to the documents containing the information. The information incorporated by reference is considered to be part of this prospectus, unless the issuing entity update or supersedes that information with information that the issuing entity or the depositor file subsequently that is incorporated by reference into this prospectus.
To the extent that the issuing entity is required by law to file such reports and information with the SEC under the Exchange Act, the issuing entity will file annual and current reports and other information with the SEC. The issuing entity is incorporating by reference any future filings the issuing entity or the sponsor, but solely in its capacity as the issuing entity’s sponsor, make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering, excluding any information that is furnished to, and not filed with, the SEC. These reports will be filed under the issuing entity’s own name as issuing entity. Under the Indenture, the issuing entity may voluntarily suspend or terminate the filing obligations as issuing entity (under the SEC rules) with the SEC, to the extent permitted by applicable law.
The issuing entity is incorporating into this prospectus any future distribution report on Form 10-D, current report on Form 8-K or any amendment to any such report which the issuing entity or Ameren Missouri, solely in its capacity as the issuing entity’s depositor, make with the SEC until the offering of the securitized utility tariff bonds is completed. These reports will be filed under the issuing entity’s own name as issuing entity. In addition, these reports will be posted on a website associated with Ameren Missouri, currently located at https://amereninvestors.com/. These reports will be filed under the issuing entity’s own name as issuing entity. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any separately filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this prospectus.

INVESTMENT COMPANY ACT OF 1940 AND VOLCKER RULE MATTERS
The issuing entity will be relying on an exclusion from the definition of “investment company” under the 1940 Act, contained in Rule 3a-7 under the 1940 Act, although there may be additional exclusions or exemptions available to the issuing entity. As a result of such exclusion, the issuing entity will not be subject to regulation as an “investment company” under the 1940 Act.
In addition, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule, or the “Volcker Rule,” under the Dodd-Frank Wall Street Reform and Customer Protection Act, or the “Dodd-Frank Act.” As part of the Dodd-Frank Act, federal law prohibits a “banking entity” — which is broadly defined to include banks, bank holding companies and affiliates thereof — from engaging in proprietary trading or holding ownership interests in certain private funds. The definition of “covered fund” in the regulations adopted to implement the Volcker Rule includes (generally) any entity that would be an investment company under the 1940 Act but for the exclusion provided under Sections 3(c)(1) or 3(c)(7) thereunder. Because the issuing entity will rely on Rule 3a-7 under the 1940 Act, it will not be considered a “covered fund” within the meaning of the Volcker Rule regulations.

RISK RETENTION
This offering of securitized utility tariff bonds is a public utility securitization exempt from the risk retention requirements imposed by Section 15G of the Exchange Act due to the exemption provided in Rule 19(b)(8) of Regulation RR.
For information regarding the requirements of the European Union Securitization Regulation as to risk retention and other matters, please read “Risk Factors — Other Risks Associated with an Investment in the Securitized Utility Tariff Bonds — Regulatory provisions affecting certain investors could adversely affect the liquidity of the securitized utility tariff bonds” in this prospectus.

LEGAL MATTERS
Certain legal matters relating to the securitized utility tariff bonds, including certain U.S. federal income tax matters, will be passed on by Hunton Andrews Kurth LLP, counsel to Ameren Missouri and the issuing entity. Certain other legal matters relating to the securitized utility tariff bonds and as to Delaware law will be passed on by Richards, Layton & Finger, P.A., special Delaware counsel to the issuing entity. Certain other legal matters relating to the securitized utility tariff bonds will be passed on by Dentons US LLP, Kansas City, Missouri, regulatory counsel to Ameren Missouri, and by Norton Rose Fulbright US LLP, counsel to the underwriters.

GLOSSARY OF DEFINED TERMS
Set forth below is a list of the defined terms used in this prospectus:
“1940 Act” means the Investment Company Act of 1940, as amended.
“Actual securitized utility tariff charge collections” means, if no servicer default has occurred and is continuing, the calculation of the collections of the estimated securitized utility tariff charge collections, with regard to average days outstanding; provided, that if a servicer default has occurred and is continuing, a calculation of the collections of the securitized utility tariff charges by the Servicer, without regard to average days outstanding.
“Additional securitization bonds” means additional “securitized utility tariff bonds” (as defined in the Securitization Law) or other similar bonds issued pursuant to a financing order, to recover discrete costs that are eligible to be financed under the Securitization Law or another similar law.
“Administration agreement” means the administration agreement to be entered into between the issuing entity and Ameren Missouri, as the same may be amended and supplemented from time to time.
“Administrator” means Ameren Missouri, as administrator under the administration agreement, or any successor Administrator to the extent permitted under the administration agreement.
“Affiliate” means, with respect to any specified person, any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Ameren” means Ameren Corporation, a Missouri corporation.
“Ameren Missouri” means Union Electric Company d/b/a Ameren Missouri, a Missouri corporation.
“Authorized Amount” has the meaning specified under “Ameren Missouri’s Financing Order” in this prospectus.
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Basic documents” means the indenture, the administration agreement, the sale agreement, the issuing entity’s certificate of formation, the limited liability company agreement, the servicing agreement, the series supplement, any intercreditor agreement, any underwriting agreement and all other documents and certificates delivered in connection therewith.
“Bondholder” or “holder” means any holder of the securitized utility tariff bonds offered pursuant to this prospectus.
“Business day” means any day other than a Saturday, a Sunday or a day on which banking institutions in St. Louis City, Missouri or New York, New York are, or DTC or the corporate trust office of the trustee is, authorized or obligated by law, regulation or executive order to remain closed.
“Capital contribution” means the amount of cash contributed to the issuing entity by Ameren Missouri as specified in the limited liability company agreement.
“Capital subaccount” means the capital subaccount, a subaccount of the collection account created by the indenture and held by the trustee under the indenture.
“Certificate of formation” means the issuing entity’s certificate of formation filed with the Secretary of State of the State of Delaware on September 23, 2024.
“Clearstream” means Clearstream Banking, Luxembourg, S.A.
“Collateral” means all of the issuing entity’s assets pledged to the trustee for the benefit of the holders of the securitized utility tariff bonds specified in the series supplement, which includes:
•
the securitized utility tariff property created under and pursuant to the financing order and the Securitization Law and transferred by the seller to the issuing entity pursuant to the sale agreement

(including, to the fullest extent permitted by law, the right, title, and interest of the issuing entity (i) in and to the securitized utility tariff charges, including all rights to true-up adjustments to the securitized utility tariff charges in accordance with the Securitization Law and the financing order and (ii) to be paid the amount that is determined in a financing order to be the amount that the seller and issuing entity is lawfully entitled to receive pursuant to the provisions of the Securitization Law and the proceeds thereof, and in and to all revenues, collections, claims, payments, moneys, or proceeds of or arising from the securitized utility tariff charges);
•
all securitized utility tariff charges related to the securitized utility tariff property;

•
the sale agreement and all property and interests in property transferred to the issuing entity under the sale agreement with respect to the securitized utility tariff property and the securitized utility tariff bonds;

•
the servicing agreement, the administration agreement, any intercreditor agreement and any subservicing, agency, administration or collection agreements executed in connection therewith, if any, to the extent related to the foregoing securitized utility tariff property and the securitized utility tariff bonds;

•
the collection account, all subaccounts thereof, and all amounts of cash instruments, investment property or other assets on deposit therein or credited thereto from time to time and all financial assets and securities entitlements carried therein or credited thereto;

•
all rights to compel the servicer to file for and obtain adjustments to the securitized utility tariff charges in accordance with Section 393.1700.2(3)(c)e. of the Securitization Law, the financing order or the securitized utility tariff charge rider SUR filed in connection therewith;

•
all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing, whether such claims, demands, causes and choses in action constitute securitized utility tariff property, accounts, general intangibles, instruments, contract rights, chattel paper or proceeds of such items or any other form of property with respect to the securitized utility tariff bonds;

•
all accounts, chattel paper, deposit accounts, documents, general intangibles, goods, instruments, investment property, letters of credit, letters-of-credit rights, money, commercial tort claims and supporting obligations with respect to the securitized utility tariff bonds related to the foregoing; and

•
all payments on or under, and all proceeds in respect of, any or all of the foregoing with respect to the securitized utility tariff bonds.

The collateral does not extend to amounts deposited with the issuing entity on the issuance date required for payment of costs of issuance with respect to the securitized utility tariff bonds (together with any interest earnings thereon).
“Collection account” means the segregated trust account relating to the securitized utility tariff bonds designated the collection account and held by the trustee under the indenture.
“Commission regulations” means the regulations, including proposed or temporary regulations, promulgated under the Revised Statutes of Missouri.
“COVID-19” means the novel coronavirus which has caused the ongoing global pandemic.
“Customer” means “customer” within the meaning of the Securitization Law, and means any existing or future retail customer receiving electrical service from Ameren Missouri, or its successor or assignees under MoPSC approved rate schedules and located within Ameren Missouri’s service area as such service area existed on the date the financing order was issued, even if such retail customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in Missouri.
“Depositor” means Ameren Missouri.
“DTC” means the Depository Trust Company, New York, New York, and its nominee holder, Cede & Co.

“Eligible Green Projects” means new or existing renewable energy projects meeting the above eligibility criteria in “Use of Proceeds” in this prospectus.
“Eligible institution” means (a) the corporate trust department of the trustee, so long as any of the securities of the trustee have (i) either a short-term credit rating from Moody’s of at least “P-1” or a long-term unsecured debt rating from Moody’s of at least “A2” and (ii) a credit rating from S&P of at least “A”; or (b) a depository institution organized under the laws of the United States of America or any state (or any domestic branch of a foreign bank) (i) that has either (A) a long-term issuer rating of “AA-” or higher by S&P and “A2” or higher by Moody’s, or (B) a short-term issuer rating of “A-1” or higher by S&P and “P1” or higher by Moody’s, or any other long-term, short-term or certificate of deposit rating acceptable to the rating agencies, and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation.
“Eligible investments” mean instruments or investment property which evidence:
(a)   direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;
(b)   demand or time deposits of, unsecured certificates of deposit of, money market deposit accounts of or bankers’ acceptances issued by, any depository institution (including the trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to the supervision and examination by U.S. federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution are, at the time of deposit, rated at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s, or such lower rating as will not result in the downgrading or withdrawal of the securitized utility tariff bonds;
(c)   commercial paper (including commercial paper of the trustee, acting in its commercial capacity, and other than commercial paper issued by Ameren Missouri or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating of at least “A-1” and “P-1” or their equivalents by each of S&P and Moody’s or such lower rating as will not result in the downgrading or withdrawal of the ratings of the securitized utility tariff bonds;
(d)   investments in money market funds which have a rating in the highest investment category granted thereby (including funds for which the trustee or any of its affiliates is investment manager or advisor) from Moody’s and S&P;
(e)   repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain of its agencies or instrumentalities, entered into with eligible institutions; or
(f)   repurchase obligations with respect to any security or whole loan entered into with an eligible institution or with a registered broker-dealer acting as principal and that meets certain ratings criteria as set forth below:
(i)   a broker/dealer (acting as principal) registered as a broker or dealer under Section 15 of the Exchange Act (any such broker/dealer being referred to in this definition as a “broker/dealer”), the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of entering into such repurchase obligation; or
(ii)   an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated at least “P-1” by Moody’s and “A-1+” by S&P at the time of purchase so long as the obligations of such unrated broker/dealer are unconditionally guaranteed by such non-bank or bank holding company.
Notwithstanding the foregoing: (1) no securities or investments which mature in 30 days or more will be eligible investments unless the issuer thereof has either a short-term unsecured debt rating of at least “P-1” from Moody’s or a long-term unsecured debt rating of at least “A1” from Moody’s; (2) no securities or investments described in clauses (b) through (d) above which have maturities of more than 30 days but less than or equal to 3 months will be eligible investments unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (3) no securities or investments described in clauses (b) through (d) above which have maturities of more than 3 months will be eligible investments unless the issuer thereof has a long-term unsecured debt rating of at least “A1” from Moody’s and a short-term unsecured debt rating of at least “P-1” from Moody’s; (4) no securities or investments described in clauses (b) through (d) above which have a maturity of 60 days or less will be eligible investments unless such securities have a rating from S&P of at least “A-1”; and (5) no securities or investments described in clauses (b) through (d) above which have a maturity of 365 days or less will be eligible investments unless such securities have a rating from S&P of at least “AA-”, “A-1+” or “AAAm”.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Estimated securitized utility tariff charge collections” means the payments in respect of securitized utility tariff charges which are deemed to have been received by the servicer, directly or indirectly, from or on behalf of customers, calculated in accordance with the servicing agreement.
“Euroclear” means the Euroclear System.
“Excess funds subaccount” means that subaccount of the collection account into which funds collected by the servicer in excess of amounts necessary to make the payments specified on a given payment date.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Expected sinking fund schedule” means, with respect to the securitized utility tariff bonds, the expected sinking fund schedule related thereto set forth in the series supplement.
“FERC” means the Federal Energy Regulatory Commission.
“Final maturity date” means, the final maturity date therefor as specified in the series supplement.
“Financing costs” means principal and interest on the securitized utility tariff bonds, costs relating to the issuance of the securitized utility tariff bonds and ongoing financing costs.
“Financing order” means, unless the context indicates otherwise, the irrevocable amended report and order issued by the MoPSC, File No. EF-2024-0021, on August 7, 2024, which became effective on August 17, 2024
“General subaccount” means the general subaccount, a subaccount of the collection account created by the indenture and held by the trustee under the indenture.
“Holder” or “Bondholder” means a registered holder of the securitized utility tariff bonds.
“Hunton” means Hunton Andrews Kurth LLP, counsel to Ameren Missouri and the issuing entity.
“ICMA” means the International Capital Market Association.
“Indenture” means the indenture to be entered into between the issuing entity and the trustee, providing for the issuance of securitized utility tariff bonds, as the same may be amended and supplemented from time to time.
“Independent manager” means each person appointed as an “independent manager” of the issuing entity pursuant to the limited liability company agreement.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Issuing entity” means Ameren Missouri Securitization Funding I, LLC, a Delaware limited liability company.
“kWh” means kilowatt-hour.
“Limited liability company agreement” means the Limited Liability Company Agreement of Ameren Missouri Securitization Funding I, LLC, dated as of September 23, 2024.

“Moody’s” means Moody’s Investors Service, Inc. or any successor in interest. References to Moody’s are effective so long as Moody’s is a rating agency.
“MoPSC” means the Missouri Public Service Commission.
“MW” means megawatt.
“Non-bypassable” means that the right to collect these securitized utility tariff charges from all existing or future retail customers receiving electrical service from the Ameren Missouri or its successors or assignees and located in Ameren Missouri’s service area as such service area existed on the date the financing order was issued under MoPSC-approved rate schedules, except for customers receiving electrical service under special contracts as of August 28, 2021, even if a retail customer elects to purchase electricity from an alternative electricity supplier following a fundamental change in regulation of public utilities in the State of Missouri.
“Non-U.S. Holder” means a holder of securitized utility tariff bonds that is neither a U.S. Holder nor subject to rules applicable to former citizens and residents of the United States.
“NRSRO” means a nationally recognized statistical rating organization.
“Ongoing financing costs” means all unreimbursed fees, costs and expenses incurred by or on behalf of the issuing entity, including all amounts owed by the issuing entity to the trustee, any manager of the issuing entity, the servicing fee, the administration fee, legal and accounting fees, rating agency fees, costs and expenses of the issuing entity and Ameren Missouri, the return on equity due Ameren Missouri for its capital contribution and any franchise taxes owed on investment income in the collection account.
“Outstanding” means, as of the date of determination, all securitized utility tariff bonds theretofore authenticated and delivered under the Indenture except:
(a)
securitized utility tariff bonds theretofore canceled by the securitized utility tariff bond registrar or delivered to the securitized utility tariff bond registrar for cancellation;

(b)
securitized utility tariff bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the trustee or any paying agent in trust for the holders of such securitized utility tariff bonds; and

(c)
securitized utility tariff bonds in exchange for or in lieu of other securitized utility tariff bonds which have been issued pursuant to this Indenture unless proof satisfactory to the trustee is presented that any such securitized utility tariff bonds are held by a protected purchaser (as defined in Section 8-303 of the UCC);

provided, that in determining whether the holders of the requisite outstanding amount of the securitized utility tariff bonds thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any basic document, securitized utility tariff bonds owned by the issuing entity, any other obligor upon the securitized utility tariff bonds, the member, the seller, the servicer or any affiliate of any of the foregoing persons shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only securitized utility tariff bonds that the trustee actually knows to be so owned shall be so disregarded. Securitized utility tariff bonds so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such securitized utility tariff bonds and that the pledgee is not the issuing entity, any other obligor upon the securitized utility tariff bonds, the member, the seller, the servicer or any affiliate of any of the foregoing persons.
“Outstanding amount” means the aggregate principal amount of all securitized utility tariff bonds outstanding at the date of determination.
“Payment date” means the date or dates on which interest and principal are to be payable on the securitized utility tariff bonds.

“Periodic payment requirement” means the amount necessary to provide for the timely payment of scheduled principal of and interest on the securitized utility tariff bonds and financing costs payable in connection with the securitized utility tariff bonds.
“PTCE” means a prohibited transaction class exemption of the United States Department of Labor.
“Rating agencies” means Moody’s and S&P. If no such organization (or successor) is any longer in existence, “rating agency” shall be a NRSRO or other comparable person designated by the issuing entity, notice of which designation shall be given to the trustee and the servicer.
“Rating agency condition” means, with respect to any action, not less than ten (10) business days’ prior written notification to each rating agency of such action, and written confirmation from each of S&P and Moody’s to the servicer, the trustee and the issuing entity that such action will not result in a suspension, reduction or withdrawal of the then current rating by such rating agency of the securitized utility tariff bonds issued by the issuing entity and that prior to the taking of the proposed action no other rating agency shall have provided written notice to the issuing entity that such action has resulted or would result in the suspension, reduction or withdrawal of the then current rating of the securitized utility tariff bonds; provided, that if within such ten (10) business day period, any rating agency (other than S&P) has neither replied to such notification nor responded in a manner that indicates that such rating agency is reviewing and considering the notification, then (i) the issuing entity shall be required to confirm that such rating agency has received the rating agency condition request, and if it has, promptly request the related rating agency condition confirmation and (ii) if the rating agency neither replies to such notification nor responds in a manner that indicates it is reviewing and considering the notification within five (5) business days following such second (2nd) request, the applicable rating agency condition requirement shall not be deemed to apply to such rating agency. For the purposes of this definition, any confirmation, request, acknowledgment or approval that is required to be in writing may be in the form of electronic mail or a press release (which may contain a general waiver of a rating agency’s right to review or consent).
“Reconciliation certificate” means the certificate of the servicer delivered to the trustee pursuant to the servicing agreement reconciling amounts securitized utility tariff charge collections delivered to the trustee for deposit to the collection account with actual securitized utility tariff charge collections.
“Record date” means the date or dates with respect to each payment date on which it is determined the person in whose name each securitized utility tariff bond is registered will be paid on the respective payment date.
“Regulation AB” means the rules of the SEC promulgated under Subpart 229.1100 — Asset-Backed Securities (Regulation AB), 17 C.F.R. §229.1100-229.1125, as such may be amended from time to time.
“Regulation RR” means Rule 19(b)(8) of the risk retention regulations in 17 C.F.R. Part 246 promulgated under the Exchange Act.
“Reimbursable third-party costs” has the meaning specified under “Prospectus Summary of Terms — Priority of Payments”
“Required capital level” means the amount required to be funded in the capital subaccount, which will equal 0.50% of the initial aggregate principal amount of securitized utility tariff bonds issued by the issuing entity.
“Revenue Procedure” means Revenue Procedure 2005-62, 2005-2 C.B. 507.
“Rush Island” means the Rush Island Energy Center, a coal-fired generating plant.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc. or any successor in interest. References to S&P are effective so long as S&P is a rating agency.
“Sale agreement” means the sale agreement to be entered into between the issuing entity and Ameren Missouri, pursuant to which Ameren Missouri sells and the issuing entity buys the securitized utility tariff property.
“Securitization Law” means Section 393.1700 of the Revised Statutes of Missouri.

“Securitized utility tariff bonds” means, unless the context requires otherwise, the securitized utility tariff bonds offered pursuant to this prospectus.
“Securitized utility tariff charges” means the non-bypassable amounts to be charged to any existing or future retail customer located within Ameren Missouri’s service area, approved by the MoPSC in the financing order that may be collected by the Servicer, its successors, assignees or other collection agents as provided for in the financing order.
“Securitized utility tariff charge collections” means securitized utility tariff charges revenues received by the servicer to be remitted to the collection account.
“Securitized utility tariff costs” means those securitized utility tariff costs as defined in Section 393.1700.1(17) of the Securitization Law that Ameren Missouri is authorized to recover pursuant to the financing order.
“Securitized utility tariff property” means all “Securitized utility tariff property” as defined in the Securitization Law created pursuant to the financing order and sold or otherwise conveyed to the issuing entity under the sale agreement, including the right to impose, collect and receive the securitized utility tariff charges authorized in the financing order.
“Seller” means Ameren Missouri.
“Series supplement” means the supplement to the indenture which establishes the specific terms of the securitized utility tariff bonds.
“Servicer” means Ameren Missouri, acting as the servicer, and any successor or assignee servicer, which will service the securitized utility tariff property under a servicing agreement with the issuing entity.
“Servicer default” has the meaning specified under “The Servicing Agreement — Servicer Defaults” in this prospectus.
“Servicing agreement” means the servicing agreement to be entered into between the issuing entity and Ameren Missouri, as the same may be amended and supplemented from time to time, pursuant to which Ameren Missouri undertakes to service the securitized utility tariff property.
“Special payment date” has the meaning specified under “Description of the Securitized Utility Tariff Bonds — Payments on the Securitized Utility Tariff Bonds” in this prospectus.
“Sponsor” means Ameren Missouri.
“Standard true-up adjustments” has the meaning specified under “Ameren Missouri Financing Order — Securitized Utility Tariff Charges — The Financing Order Requires the Servicer to Periodically ‘True-Up’ the Securitized Utility Tariff Charge” in this prospectus.
“State Pledge” has the meaning specified under “Prospectus Summary of Terms — State Pledge” in this prospectus.
“Treasury Regulations” means proposed or issued regulations promulgated from time to time under the Internal Revenue Code.
“True-up” means a mechanism required by the Securitization Law and the financing order whereby the servicer will apply to the MoPSC for adjustments to the applicable securitized utility tariff charges based on actual collected securitized utility tariff charges and updated assumptions by the servicer as to future collections of securitized utility tariff charges.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
“Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture, and its successors and assigns in such capacity.
“UCC” means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

“U.S. Holder” means a holder of a securitized utility tariff bond that is (a) a citizen or resident of the United States, (b) a partnership or corporation (or other entity treated like a corporation for federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source, (d) a trust with respect to which both (i) a court in the United States is able to exercise primary authority over its administration and (ii) one or more United States persons have the authority to control all of its substantial decisions or (e) a trust that has elected to be treated as a United States person under applicable Treasury Regulations.

$476,121,000 Securitized Utility Tariff Bonds, Series 2024-A

Union Electric Company
Sponsor, Depositor and Initial Servicer
Ameren Missouri Securitization Funding I, LLC
Issuing Entity

Goldman Sachs & Co. LLC
RBC Capital Markets
Joint Book-Running Managers
SMBC Nikko
Drexel Hamilton
Ramirez & Co., Inc.
Co-Managers

Through and including, March 10, 2025 (the 90th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and when offering an unsold allotment or subscription.